UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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McDonald’s Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED MARCH 28, 2022
SUBJECT TO COMPLETION

Notice of Annual Shareholders’
Meeting and Proxy Statement

Chairman’s Letter

Dear McDonald’s Shareholders, Colleagues, Crew Members, Franchisees and Customers,

In my letter last year, I talked of hope for brighter days following a challenging year.

As 2021 unfolded, it continued to bring extraordinary challenges around the world, from turbulence in global supply chains to continuing peaks in the COVID-19 pandemic. As a hallmark of the year we are now embarking upon, it is clear that once again society will be tested.

At the time of my writing, we are weeks into a devastating humanitarian crisis that now extends far beyond Ukraine and has reverberated powerfully around the world. It is at times like this we are reminded that in our global and interconnected world, all quadrants of society have a collective responsibility to act.

Throughout our history, McDonald’s has met uncertainty with an express focus on our people, our communities and our values. McDonald’s Board and Executive leadership relied upon these same fundamental principles when tracing the Company’s initial response to this crisis. In a first for our System, we took the significant step of pausing our operations across Ukraine, and then Russia. Knowing how deeply this would affect our people, we immediately made clear our intent to pay full salaries to our employees in both countries, while also funding $5 million to our Employee Assistance Fund for those confronting the human toll of war in Ukraine. And while the Arches dimmed in nearly 1,000 communities in Russia and Ukraine, Ronald McDonald House Charities (RMHC) kept their lights on, providing hope and humanitarian aid to families in need across the region.

Exactly where this crisis goes is unclear, but our approach will continue to be guided by the same principles that have guided us in the past, with our values serving as our North Star.

Therefore, as I reflect on 2021 in light of the continued challenges communities are facing today, looking at the powerful ways that McDonald’s can step forward when our communities need us, I believe there are many reasons to be both proud of our great System and hopeful for the role we will play in the future.

2021 was the start of a new chapter for McDonald’s. It was the first time we entered a year guided by our newly evolved growth strategy, Accelerating the Arches. The integration of McDonald’s values, purpose and mission within the strategy gave the entire McDonald’s community a deeper understanding of our role in the world and provides continued guidance as we navigate uncertainty and opportunity in equal measure.

McDonald’s progress in 2021 showed we launched Accelerating the Arches at the right time. The past two years of previously unimaginable challenges have placed a renewed focus on the impact every brand has on the broader communities they serve. Trust has been placed in the spotlight, and consumers increasingly favor brands and businesses they believe in. It’s clearer than ever before that stewardship of our greatest asset – the McDonald’s Brand – is key to our success and to engendering trust in McDonald’s.

Our efforts since the launch of Accelerating the Arches to recommit to a clear purpose to feed and foster the communities we serve have led to McDonald’s being one of the most admired brands in the world.[1] This was supported by yet another record year of business performance. For the full year, we achieved Systemwide sales[2] of $112 billion, with revenues of $23.2 billion; the highest ever reported annual comparable sales growth of 13.8% in the U.S., which represents over $5 billion of Systemwide sales[2] growth; and record operating income of more than $10 billion.

All of this proves that McDonald’s can meaningfully deliver industry-leading financial results while focusing on areas of deep importance to each member of the McDonald’s community.

[1]	https://fortune.com/company/mcdonalds/worlds-most-admired-companies.
[2]	Consists of both Company and franchised sales.

2	McDonald’s Corporation

Chairman’s Letter

Continuing to earn trust with meaningful action and accountability.

Central to strengthening trust in the McDonald’s Brand is our focus on continued action, progress, reporting and accountability across pressing issues affecting our communities – both locally and globally. The Board recognizes that climate change is one of the most pressing issues of our time and was proud to oversee progress across a number of initiatives to strengthen our collective resiliency in the past year. A particular highlight was announcing our commitment to achieve net zero emissions across global operations by 2050. The Board, through its Sustainability & Corporate Responsibility Committee, drew on its diverse experience to support the development of the strategy, and through this committee, it will continue to oversee progress to ensure we hold the Company accountable to its targets. We formalized our climate ambition with specific targets included in our inaugural Climate Risk & Resiliency Report, guided by recommendations from the Task Force on Climate-related Financial Disclosures (TCFD). We also made significant progress on our ESG strategy more broadly, particularly on packaging and waste issues, including launching our new sustainable Happy Meal toy strategy and our additional $5 million commitment with the NextGen Consortium to continue work to accelerate and scale sustainable packaging solutions for the industry.

The nature of our business means animal welfare is also a key focus in our ESG efforts and McDonald’s is making important progress across the entire supply chain. We know that our ability to serve safe, quality food comes from animals that are cared for properly, which is why in 2012 we became the first major brand to make a commitment to source from U.S. producers who do not use gestational crates for pregnant sows. We originally intended to achieve this commitment by the end of 2022, however, McDonald’s has had to extend that timeframe by two years due to industry-wide challenges for farmers and producers – such as the impacts from global outbreaks of African Swine Fever and the COVID-19 pandemic. Nevertheless, we remain committed to our goal. We are on track to achieve it by the end of 2024, and expect to reach 85% to 90% of our goal by the end of 2022. The impact of this is significant. Since we first made our commitment in 2012, an estimated 30% to 35% of U.S. pork production has moved to group housing systems. As we look forward, we look to continuing to promote further collaboration across the industry.

We continued to demonstrate meaningful action on our purpose to feed and foster communities in 2021, but our work is never done. For as long as we continue to serve, we must always be there for our communities as a beacon of trust.

Building a thriving System that reflects the communities we serve.

The trust we build as a Brand is only possible because of the people representing it. The strength of our System remains our biggest competitive advantage, and our license to operate is dependent upon providing all three legs of the stool – our franchisees, suppliers and employees – with the platform and environment to thrive. We must also make sure the System reflects the rich diversity found in the communities where we operate.

To formalize these areas of focus, the Compensation Committee of the Board implemented new metrics in 2021 that tie executive leadership’s compensation to objectives that mirror the values our System exemplifies in our communities every day. These incentive metrics include championing our Company values, improving diversity representation among leadership and fostering strong feelings of inclusion among employees.

McDonald’s has made important progress this past year. We announced Global Brand Standards to reinforce our commitment to fostering safe, respectful and inclusive workplaces; our Mutual Commitment to Diversity, Equity & Inclusion with our suppliers, an important step to dismantle barriers to economic opportunity in their businesses and in the communities they serve; and a commitment to increase spending with diverse-owned media in the U.S. We also closed identified gender pay gaps across our corporate offices and Company-owned restaurants in the U.S., and in our owned markets around the world, and raised crew member wages at U.S. Company-owned restaurants.

Supporting a world-class leadership team.

Beyond our exceptional business performance, McDonald’s continues to champion values-based leadership. And I am proud that our SLT continues to demonstrate what that means. Everything McDonald’s achieved in 2021 strengthened my conviction that we have a world-class leadership team, complemented by the unique strengths of our dedicated System. It’s an unbeatable combination that was responsible for another record year.

2022 Proxy Statement	3

Chairman’s Letter

The strength of our leadership team is evidence of careful planning and attention by the Board, which takes seriously its role to ensure sustainable value creation for shareholders while acting on some of the world’s most pressing social and environmental challenges important to McDonald’s stakeholders. We will continue to optimize leadership to push the Brand forward while keeping the customer and our role in communities at the center. Last year’s global leadership appointments of Manu Steijaert as Executive Vice President and Chief Customer Officer, Morgan Flatley as Global Chief Marketing Officer, and Desiree Ralls-Morrison as General Counsel and Corporate Secretary were yet more evidence of our progress on that front.

Strengthening our foundations to secure our long-term success.

The past year was one in which the McDonald’s Arches stood as tall as ever, once again demonstrating why the “and” to our successful approach is working. Meaning, fulfilling our role as a leading business focused on sustainable performance, and living our purpose deeply. Being mindful of our role as a business and stretching further to impact society positively. Focusing on the year we’re navigating and setting our sights on the future. Achieving record business performance and continuing to strengthen the foundations of this great Brand to further cement our role as a force for good in the world.

And, in addition to remaining focused on stewarding shareholders’ investments, the Board will continue to ensure the System, our customers and our communities are supported by McDonald’s.

I want to thank the entire System for another memorable year of which we all should be proud. Each and every single person’s contributions help make the Brand what it is, and made this year yet another successful one for McDonald’s.

Sincerely,

Rick Hernandez
Chairman of the Board

4	McDonald’s Corporation

Notice of 2022 Annual Shareholders’ Meeting

Your Vote is Important.

Please consider the issues presented in the accompanying Proxy Statement and vote your shares using the WHITE proxy card as promptly as possible, even if you plan to attend the virtual meeting.

Important Voting Information

Please carefully review the proxy materials and follow the instructions below to cast your vote on the WHITE proxy card by [•] Central Time on [•], 2022 using one of the options below.

Registered Shareholders: If you hold shares through our transfer agent, Computershare:

Internet Visit the website shown on your WHITE proxy card

Telephone Dial the toll-free number shown on your WHITE proxy card (available 24/7)

Mail If you received a WHITE proxy card by mail, you may mark, date, sign and return it in the postage-paid envelope furnished for that purpose

Beneficial Owners: If you hold shares through your bank or brokerage account:

Internet Visit the website shown on your WHITE voting instruction form

Telephone Dial the toll-free number shown on your WHITE voting instruction form (available 24/7)

Mail If you received a WHITE voting instruction form by mail, you may mark, date, sign and return it in the postage-paid envelope furnished for that purpose
Meeting Date and Time	Virtual Shareholders’ Meeting
[•], 2022 [•] Central Time	McDonald’s Corporation will have a virtual meeting at [•]. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.

We will send this notice, the accompanying Proxy Statement, the form of WHITE proxy card and our 2021 Annual Report, or the Notice of Internet Availability of Proxy Materials, beginning on or about [•], 2022 to shareholders of record as of [•], 2022 (the “record date”).

To McDonald’s Corporation Shareholders:

At our 2022 Annual Shareholders’ Meeting, you will be asked to vote upon the following proposals:

Agenda		Our Board’s Voting Recommendation
Proposal 1	Election of 12 Directors to serve until our 2023 Annual Meeting of Shareholders	“FOR ALL” OF OUR BOARD’S DIRECTOR NOMINEES
Proposal 2	Advisory vote to approve executive compensation	“FOR”
Proposal 3	Advisory vote to approve the appointment of Ernst & Young LLP as our independent auditor for 2022	“FOR”
Proposals 4 — 10	Advisory votes on seven shareholder proposals, each only if properly presented.	“AGAINST” EACH SHAREHOLDER PROPOSAL

In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement thereof, by or at the direction of our Board.

The accompanying Proxy Statement provides detailed information about the matters to be considered at the meeting. You should read the accompanying Proxy Statement carefully. We encourage you to participate in having your views reflected on the matters by voting as promptly as possible, even if you plan to attend the virtual meeting.

Barberry Corp., an activist investment firm affiliated with Carl Icahn (together with their affiliates, the “Icahn Group”), has notified us that it intends to propose two of its own director nominees for election at the meeting. Currently, the Icahn Group collectively holds 200 shares of our common stock. You may receive proxy solicitation materials, including a [•] proxy card, from the Icahn Group. Our Board does NOT endorse any of the Icahn Group’s nominees and strongly recommends that you disregard any such materials, which do not reflect the views of our Board. We are not responsible for the accuracy of any information contained in any solicitation materials filed or disseminated by, or on behalf of, the Icahn Group or any of its affiliates or any other statements that they may otherwise make. The Icahn Group chooses which shareholders receive its proxy solicitation materials.

2022 Proxy Statement	5

Notice of 2022 Annual Shareholders’ Meeting

PLEASE VOTE AS SOON AS POSSIBLE on the WHITE proxy card and do not sign, return or vote any [•] proxy card that may be sent to you by the Icahn Group. If you have any questions or require assistance with voting your WHITE proxy card, please contact our proxy solicitation firms at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders: (877) 456-3463 (toll-free
from the U.S. or Canada) or (412) 232-3651 (from other countries)
Banks and brokers: (212) 750-5833

Kingsdale Advisors

745 5th Avenue, Suite 500
New York, New York 10151
(855) 683-3113 (toll-free in North America)
(416) 867-2272 (outside of North America)
contactus@kingsdaleadvisors.com

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting To Be Held on [•], 2022. This notice, the accompanying Proxy Statement and our 2021 Annual Report are available free of charge at www.proxyvote.com.

Our Board unanimously recommends that you vote “FOR ALL” of our Board’s Director nominees on the WHITE proxy card and in accordance with our Board’s recommendation on each other proposal properly presented at the meeting. Our Board urges you to disregard any materials, including any [•] proxy card, that may be sent to you by the Icahn Group. If you have already voted using a [•] proxy card, you can revoke that proxy any time before it is exercised at the meeting by (i) following the instructions on your WHITE proxy card or WHITE voting instruction form to vote by internet or telephone, (ii) marking, dating, signing and returning your WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided or (iii) voting at the meeting. Only your latest dated, validly executed proxy counts.

How to Attend Our 2022 Annual Shareholders’ Meeting: Shareholders must register in advance to ask questions or vote at the meeting by using the control number located on their Notice of Internet Availability of Proxy Materials, proxy card, voting instruction form or other communication. Detailed instructions are set forth under “Meeting Information” on page 127. Only shareholders as of the record date may attend the virtual meeting.

We encourage you to vote and submit your WHITE proxy card as promptly as possible, even if you plan to attend the virtual meeting.

By order of our Board of Directors,

Desiree Ralls-Morrison
Executive Vice President, General Counsel and Corporate Secretary

McDonald’s Corporation
110 North Carpenter Street, Chicago, Illinois 60607
[•], 2022

6	McDonald’s Corporation

2022 Proxy Statement	7

Proxy Summary

This Proxy Summary highlights key matters about our Company. We encourage you to participate in having your views reflected on the matters described herein by voting as promptly as possible, even if you plan to attend our 2022 Annual Shareholders’ Meeting.

The Icahn Group has notified us that it intends to propose two of its own director nominees for election at the meeting. You may receive proxy solicitation materials, including a [•] proxy card, from the Icahn Group. Our Board unanimously recommends that you vote FOR ALL of our Board’s Director nominees on the WHITE proxy card and in accordance with our Board’s recommendation on each other proposal properly presented at the meeting. Our Board urges you to disregard any materials, including any [•] proxy card, that may be sent to you by the Icahn Group. Our Board does NOT endorse any of the Icahn Group’s nominees and strongly recommends that you disregard any such materials, which do not reflect the views of our Board. We are not responsible for the accuracy of any information contained in any solicitation materials filed or disseminated by, or on behalf of, the Icahn Group or any of its affiliates or any other statements that they may otherwise make.

If you have already voted using a [•] proxy card, you can revoke that proxy any time before it is exercised at the meeting by (i) following the instructions on your WHITE proxy card or WHITE voting instruction form to vote by internet or telephone, (ii) marking, dating, signing and returning your WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided or (iii) voting at the meeting. Only your latest dated, validly executed proxy counts.

About McDonald’s

2021 Performance

In the face of ongoing global challenges, 2021 demonstrated what makes McDonald’s not just different, but unique. This includes the strength of our people, the scale of our supply chain, the resilience of our System (comprised of our Company, franchisees and suppliers) and the power of the McDonald’s brand.

In the first full year of our Accelerating the Arches growth strategy, we prioritized our MCD strategic growth pillars by focusing our efforts to maximize our marketing, commit to the core menu and double down on digital, drive-thru and delivery to create memorable experiences for our customers. These efforts allowed us to achieve full-year revenues of $23.2 billion, record Systemwide sales3 of $112.5 billion and operating income of $10.4 billion.

We also continued to advance the elements of our environmental, social responsibility and governance (“ESG”) strategy that help us fulfill our broader role across the communities in which we operate. This includes our pledge to put McDonald’s on the path to net zero emissions by 2050, our progress towards creating more sustainable Happy Meal toys, our $5 million commitment with the NextGen Consortium to continue work to accelerate and scale sustainable packaging solutions and our commitment to increasing advertising spend with diverse-owned media partners in the U.S. More information on these and other efforts can be found under “ESG: Our Purpose & Impact” on page 50.

We remain confident that our strategy will continue to deliver sustained, long-term profitable growth for our System and stakeholders.

17% Comparable Sales Growth

21% Systemwide Sales[3] Growth

>25% of Systemwide Sales[3] in Our Top Six Markets Came from Digital Channels

[3]	Systemwide sales include sales at all restaurants, whether operated by our Company or franchisees. While franchised sales are not recorded as revenues by our Company, management believes the information is important in understanding our financial performance because these sales are the basis on which we calculate and record franchised revenues and are indicative of the financial health of the franchisee base. Our Company’s revenues consist solely of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.

8	McDonald’s Corporation

Proxy Summary

Company Values

At McDonald’s, we are guided by the five core values set forth below. These values were updated as part of our Accelerating the Arches growth strategy with input from our employees, franchisees, suppliers and customers on what makes them proud to be part of our McFamily. We believe that our people, all around the world, set McDonald’s apart and bring these values to life on a daily basis.

Serve:	Inclusion:	Integrity:	Community:	Family:

We put our customers and people first.	We open our doors to everyone.	We do the right thing.	We are good neighbors.	We get better together.

Our philosophy of “doing the right thing” is enshrined in our core values, and it guides not only the way we conduct our business, but also how we fulfill our broader role in the communities we serve.

Accelerating the Arches

In late 2020, we announced the Accelerating the Arches growth strategy. The strategy, which encompasses all aspects of our business as the leading global omni-channel restaurant brand, reflects a refreshed purpose, updated values and growth pillars that build on our competitive advantages. It focuses on the imperative that we deliver across five critical areas: our purpose to feed and foster communities; our mission to create delicious feel-good moments for everyone; our core values described under “Company Values” above; our growth pillars described below; and our foundation of running great restaurants and empowering our people.

2022 Proxy Statement	9

Proxy Summary

We believe Accelerating the Arches builds on our inherent strengths by harnessing our competitive advantages and investing in innovations that will enhance the customer experience and deliver long-term growth.

In addition, we will continue to elevate our people practices in order to make people feel welcomed, valued and included within the McDonald’s community. We live by our values every day and are committed to fostering a safe, respectful and inclusive workplace, providing quality jobs and making opportunity open to all.

More information on Accelerating the Arches and our MCD growth pillars can be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Strategic Direction” in our 2021 Annual Report on Form 10-K. More information on our mission and values can also be found on the “Our Mission and Values” section of our website at https://corporate.mcdonalds.com/corpmcd/our-company/who-we-are/our-values.html.

10	McDonald’s Corporation

Proxy Summary

Highlights

ESG: Our Purpose & Impact

Our purpose at McDonald’s is to feed and foster communities. As part of our Accelerating the Arches strategy, we have prioritized our role and commitment in the communities we serve to focus on the four areas depicted below and described in more detail under “ESG: Our Purpose & Impact” on page 50. More information on these topics, as well as on our impact strategies, goals and performance tracking, can also be found on the “Our Purpose & Impact” section of our website at https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact.html.

Food Quality and Sourcing	Our Planet

Our initiatives are focused on: Food Safety; Nutrition & Marketing Practices; Responsible Sourcing; Responsible Antibiotic Use; Animal Health & Welfare; Farming Communities; Supply Chain Human Rights; and Sustainable Agriculture & Beef.

Recent highlights include:

  Substantially achieved (95.0-99.9%) each of our 2020 responsible sourcing goals for our six priority commodities (beef, soy for chicken feed, coffee, palm oil, fish and fiber) as of the end of 2020

  Updated our commitment to phasing out the use of gestation stalls for housing pregnant sows in the U.S. by the end of 2024, a two-year extension of our original goal—set in 2012—due to the impacts of COVID-19 and the global outbreak of African Swine Fever

Our initiatives are focused on: Climate Action; Packaging & Waste; Conserving Forests; and Water Stewardship.

Recent highlights include:

  Joined the United Nations Race to Zero campaign in 2021, committing to put McDonald’s on the path to net zero emissions by 2050

  Released our inaugural Climate Risk & Resiliency Summary in 2021, guided by reporting recommendations from the Task Force on Climate-Related Financial Disclosures (TCFD), demonstrating our continued commitment to assessing, managing and disclosing climate-related risks and opportunities for our business

Community Connection	Jobs, Inclusion and Empowerment

Our initiatives are focused on the following areas: Community Support & Crisis Response; Ronald McDonald House Charities® (“RMHC”); and Food Waste & Donations.

Recent highlights include:

  Continued the five-year, $100 million commitment to RMHC that we set in 2020 to help RMHC continue increasing access to quality health care for children around the world

  Donated $5 million in 2022 to our Employee Assistance Fund and support relief efforts led by the International Red Cross in response to recent developments in Ukraine and the resulting humanitarian crisis in Europe

Our initiatives are focused on: Diversity, Equity & Inclusion; Skills & Education; Human Rights & Respectful Workplaces; and People Safety.

Recent highlights include:

  In 2021, set goals to increase representation of women globally and historically underrepresented groups in the U.S. in leadership roles by 2025

  Incorporated quantitative human capital metrics into our executives’ annual incentive compensation in 2021

  In 2021, invited U.S.-based suppliers to sign a Mutual Commitment to DEI

  In 2021, disclosed our corporate employee representation and EEO-1 data for the first time

  In 2021, published an inaugural Diversity Snapshot, including data on employee, Board and franchisee representation, as well as supplier diversity

2022 Proxy Statement	11

Proxy Summary

Governance Practices

Our Board is committed to good corporate governance. We have strong corporate governance practices, as highlighted in the below chart:

Board and Governance Practices

  Independent Board Chairman

  11 of 12 Directors are independent (all except CEO)

  All standing Committees are independent (except Executive Committee, chaired by our CEO)

  Annual election of all Directors

  Majority voting standard for uncontested Director elections

  Demonstrated commitment to diversity, with 50% of our Board comprised of diverse Directors (25% women and 25% racially/ethnically diverse)

  50% of Directors joining our Board since 2015

  Refreshed Director Selection Process guidelines align with Accelerating the Arches

  No Directors who are current public-company CEOs serve on more than one outside board

  Executive sessions of independent Directors scheduled for Board and Committee meetings

  Annual Board and Committee self-evaluation

  Regular succession planning and effective leadership transitions at the CEO, executive management and Board levels

  No special interest Directors; our Director nominees represent the interest of all shareholders

  No supermajority voting provisions

  No “poison pill” (shareholder rights plan)

  Board access to independent advisors

  Directors are required to obtain the consent of our Chairman and Governance Committee Chair to serve on another public company board

  Proxy access for Director candidates nominated by shareholders reflecting standard market practices

  Meaningful threshold for shareholders to call special meetings

  Robust Director stock ownership requirements

  No Director hedging/pledging of Company stock

  Public disclosure of corporate political contributions and certain trade association memberships

  Significant shareholder outreach and engagement program

  Directors may not serve on more than three public company boards (in addition to our Board)

Shareholder Engagement

We understand the importance of engaging with shareholders and are committed to regularly hearing our shareholders’ perspectives. Our Board and management team have developed a robust shareholder engagement program. Since our last Annual Shareholders’ Meeting, we reached out to shareholders representing nearly 50% of our outstanding shares of common stock. We engage on our business strategy and initiatives, results and financial performance, ESG initiatives, including those relating to environmental matters, human capital management, and diversity, equity and inclusion (“DEI”), executive compensation, and Board governance and refreshment. Members of management and our Directors participate in these discussions.

Shareholder feedback received through direct discussions and prior shareholder votes, as well as engagement with proxy and other investor advisory firms that represent the interests of a wide array of shareholders, is reported to our Governance Committee and other relevant Committees periodically throughout the year. We also review our practices against guidelines published by shareholders and proxy advisory firms.

12	McDonald’s Corporation

Proxy Summary

The following are highlights of our 2021 shareholder engagement program:

Response to COVID-19 Company Values and Culture Business Strategy and Performance Board Oversight Human Capital Management, including DEI	Board Governance, Composition, Tenure and Refreshment Environmental, Social Responsibility and Sustainability Topics, including Climate Change Executive Compensation

Ongoing Commitment to Board and Committee Refreshment

Our Governance Committee and Board believe that there should be a balance of institutional knowledge and fresh perspectives among our Directors, and remain committed to ongoing refreshment. Notably, 50% of our Directors have joined our Board since 2015.

January 2015	May 2016	May 2019	December 2019

Margaret Georgiadis elected as Director	Enrique Hernandez, Jr. appointed as Independent Chairman Committee Chairpersons refreshed	Compensation Committee Chairperson refreshed	Catherine Engelbert elected as Director

August 2015	January 2019	November 2019	December 2019 - May 2020
Lloyd Dean and John Mulligan elected as Directors	Paul Walsh elected as Director	Christopher Kempczinski appointed as President and CEO and elected as Director	Committee membership refreshed

Additionally, our Governance Committee reviews our Director Selection Process guidelines annually. In 2020, our Governance Committee approved updated Director Selection Process guidelines to more closely align with our values and the strategic drivers associated with Accelerating the Arches. These updates highlight important areas of focus for our Company and investors, including cybersecurity, digital business models, human capital management, DEI and sustainability.

2022 Proxy Statement	13

Proxy Summary

Overview of Directors

Following is an overview of our Directors, each of whom is standing for re-election at our 2022 Annual Shareholders’ Meeting. Our Board unanimously recommends that you vote FOR ALL of our Board’s Director nominees on the WHITE proxy card. Additional information regarding our Director nominees begins on page 23.

				Standing Committee Membership						Other Public
Name	Director Since	Primary Occupation	Independent	AFC	CC	GC	SCR	PPS	EC	Company Boards
Lloyd Dean	2015	CEO CommonSpirit Health								1
Robert Eckert	2003	Operating Partner FFL Partners, LLC								3
Catherine Engelbert	2019	Commissioner Women’s National Basketball Association								1
Margaret Georgiadis	2015	Endurance Partner-in- Residence, XIR General Catalyst								1
Enrique Hernandez, Jr. Independent Chairman	1996	Executive Chairman Inter-Con Security Systems, Inc.								1
Christopher Kempczinski	2019	President and CEO McDonald’s Corporation								1
Richard Lenny	2005	Non-executive Chairman Conagra Brands, Inc.								2
John Mulligan	2015	EVP and COO Target Corporation								0
Sheila Penrose	2006	Former Non-executive Chairman Jones Lang LaSalle Incorporated								1
John Rogers, Jr.	2003	Founder, Chairman, Co-CEO and CIO Ariel Investments, LLC								3
Paul Walsh	2019	Executive Chairman McLaren Group Limited								2
Miles White	2009	Former Executive Chairman Abbott Laboratories								1*

* In February 2022, Caterpillar Inc. announced that Mr. White had decided not to stand for re-election to its board of directors at its 2022 annual meeting of shareholders.

AFC	Audit & Finance Committee	SCR	Sustainability & Corporate Responsibility Committee	Member
CC	Compensation Committee	PPS	Public Policy & Strategy Committee	Committee Chair
GC	Governance Committee	EC	Executive Committee	Financial Expert

14	McDonald’s Corporation

Proxy Summary

Executive Compensation Highlights

Our executive compensation program supports the following long-standing guiding principles, each of which drive the design, implementation and risk profile of our compensation program:

  Pay-for-performance;

  Drive business results with a focus on creating long-term shareholder value; and

  Pay competitively.

Performance-Based Compensation Philosophy

Our executives’ compensation opportunity is predominantly performance-based, consisting of both annual and long-term incentive awards subject to objective performance thresholds, as reflected in the below graphic:

93% 93% of CEO’s target total direct compensation opportunity* is performance-based	83% 83% of other named executive officers’ target total direct compensation opportunity* as a group is performance-based
*	The above charts represent our CEO and other NEOs’ target total direct compensation for 2021, using their salaries, target Short-Term Incentive Plan (“STIP”) payouts, and ASC 718 values for equity awards granted in 2021.

Our Compensation Practices

What We Do	What We Do Not Do

  Strong pay-for-performance alignment

  Robust performance targets, and payouts under our incentive plans can vary significantly based on Company performance

  Performance metrics support our growth strategy and align interests of management with interests of shareholders

  STIP includes quantitative human capital metrics

  Majority of total direct compensation paid over the long term

  Significant stock ownership and retention requirements

  Clawback provisions in equity agreements and STIP

  Independent compensation consultant

  Double-trigger change in control equity provisions

  Annual compensation peer group review

  Annual Say-on-Pay vote

Change in control agreements Tax gross-up on perquisites Repricing of stock options Backdating of stock options Encourage unreasonable risk taking Employment agreements Hedging or pledging

2022 Proxy Statement	15

Proxy Summary

Compensation Program Summary for 2021

The following summarizes our key compensation elements and percentage of direct CEO pay opportunity for 2021:

Key compensation elements and % of CEO pay opportunity	Primary metrics	Key terms
	N/A	Based on competitive considerations, scope of responsibilities, individual performance, tenure in position, internal pay equity and the effect on our general and administrative expenses
Operating income growth (42.5%) Systemwide sales growth (42.5%) Human capital metrics (15%) NEW

   Operating income growth requires our Company to balance increases in revenue with financial discipline to produce strong margins and a high level of cash flow

   Systemwide sales is an important metric in a franchise business as income generation is closely correlated to sales growth and is also a measure of the financial health of our franchisees

   Incorporated quantitative human capital metrics in 2021

   Payouts are limited to 200% of the target award

Performance-Based Restricted Stock Units (“PRSUs”)	Earnings per share (EPS) growth (75%) Return on invested capital (ROIC) (25%) Relative total shareholder return (TSR) (+/- 25 points)

   Provide the right to receive a share of our common stock at the end of a three-year service period, subject to our Company’s achievement of two key financial metrics, EPS and ROIC

   Also subject to a modifier based on relative TSR over the performance period compared to the S&P 500 Index

   Payouts are limited to 200% of the target award

   See page 71 for more information on PRSU metrics

Stock Options	Share price increase

   Provide value only if our share price increases (with an exercise price equaling the stock price on the grant date), which closely aligns executive pay with shareholder interests

   Vest ratably 25% per year with a 10-year term

Commitment to Our Pay-for-Performance Philosophy

As a result of strong top and bottom-line financial results across the world, our NEOs nearly achieved the maximum payout factor with a Corporate STIP of 184.9% (inclusive of both financial and human capital metrics). However, the PRSUs that vested in early 2022 paid out below target (66.7%) due to the impact of the COVID-19 pandemic on our 2020 performance (despite strong performance in 2019 and 2021). These payouts demonstrate our Compensation Committee’s commitment to align payouts with Company performance over different time periods in order to drive long-term value creation for our shareholders.

16	McDonald’s Corporation

Proxy Summary

Voting Matters and Recommendations

We are asking shareholders to vote on the following matters at our 2022 Annual Shareholders’ Meeting:

Item to be Voted on		Our Board’s Voting Recommendation	Page
Management Proposals
Proposal 1	Election of 12 Directors to serve until the 2023 Annual Meeting of Shareholders of the Company and until such Directors’ successors shall have been elected and qualified	“FOR ALL” OF OUR BOARD’S DIRECTOR NOMINEES	22
Proposal 2	Advisory vote to approve executive compensation	“FOR”	60
Proposal 3	Advisory vote to approve the appointment of Ernst & Young LLP as our independent auditor for 2022	“FOR”	87
Shareholder Proposals
Proposals 4 – 10	Advisory vote on seven shareholder proposals, each only if properly presented	“AGAINST” ALL SHAREHOLDER PROPOSALS	90

Your vote is extremely important. Our Board unanimously recommends that you vote “FOR ALL” of our Board’s Director nominees on the WHITE proxy card and in accordance with our Board’s recommendation on each other proposal properly presented at the meeting. Our Board does NOT endorse any of the Icahn Group’s nominees. Our Board urges you to disregard any materials, including any [•] proxy card, that may be sent to you by the Icahn Group.

Forward-Looking Statements and Website Links

This Proxy Statement contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Our business results are subject to a variety of risks, including those that are described in our 2021 Annual Report on Form 10-K and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”). If any of these considerations or risks materialize or intensify, our expectations (or underlying assumptions) may change and our performance may be adversely affected.

Website links included in this Proxy Statement are for convenience only. Information contained on or accessible through such website links is not incorporated herein and does not constitute a part of this Proxy Statement.

2022 Proxy Statement	17

Background of the Solicitation

McDonald’s is committed to understanding and effectively managing environmental, social responsibility and governance (“ESG”) issues, including animal health and welfare considerations, through ongoing stakeholder engagement and robust governance structures. The Board of Directors, together with its long-standing Sustainability and Corporate Responsibility Committee (the “SCR Committee”), provides oversight of the Company’s business, operations, management and ESG commitments, which encompass McDonald’s animal health and welfare policies. McDonald’s continuously gathers internal and external insights to help evolve its ESG strategy, regularly reviews these issues and actively works towards relevant and aspirational ESG goals. The Company’s ESG tracking and reporting processes reflect input from stakeholders and are well-regarded by the investment community.

In February 2012, McDonald’s announced that it would require its U.S. pork suppliers to outline their plans to phase out the use of sow gestation stalls. Later, in May 2012, the Company communicated its goal of sourcing all pork for its U.S. business from U.S.-based producers that did not house pregnant sows in gestation stalls by the end of 2022. As an interim step, McDonald’s committed that by 2017, it would seek to source pork for its U.S. business only from U.S.-based producers who shared its commitment to phase out the use of gestation stalls for pregnant sows. These 2012 statements are collectively referred to as the “2012 Commitment.”

Confirmation of sow pregnancy typically occurs within four to six weeks after insemination and veterinary scientists believe that, within the context of commercial-scale agriculture, it is beneficial for the safety of the sows and viability of the embryos for inseminated sows to be isolated and kept out of group housing during this four-to-six-week period. In addition to these veterinary health considerations, sow safety and embryo viability are an important determinant of the commercial viability of sow breeding and farrowing operations and vital to ensuring affordability in pork production at the scale of U.S. consumer demand. Based on these considerations, after consulting with animal welfare advocates, agricultural experts and independent veterinary scientists, in 2012, McDonald’s began informing its U.S. pork processors and suppliers that if a sow was confirmed to be pregnant, then the producer would be required to remove that sow from a gestation stall and place it in group housing.

Between 2012 and 2017, McDonald’s continued to engage with its suppliers and other partners to implement the 2012 Commitment. During this period, as part of the Company’s engagement with stakeholders, the Company held a number of discussions with the Humane Society of the United States (“HSUS”) regarding a range of animal health and welfare issues, including the Company’s sow gestation stalls commitment.

By 2017, McDonald’s had fulfilled its interim commitment to cease sourcing pork for its U.S. business from producers who did not share the 2012 Commitment.

McDonald’s continued to make significant progress on its 2012 Commitment between 2017 and 2021, increasing its sourcing volumes from producers who did not use gestation stalls for confirmed pregnant sows.

In August 2021, McDonald’s publicly disclosed that, because of disruptions caused by the COVID-19 pandemic and the African Swine Fever outbreak, the Company had encountered delays toward achieving its conversion rates with respect to its 2012 Commitment. In January 2022, McDonald’s announced that as a result of these disruptions, it was necessary to extend the timeline to meet the 2012 Commitment from the end of 2022 to the end of 2024.

On October 6, 2021, Matthew Prescott, Senior Director of Food & Agriculture at HSUS, informed McDonald’s that HSUS intended to submit a shareholder proposal for inclusion in McDonald’s Proxy Statement for the Company’s upcoming 2022 Annual Shareholders’ Meeting (the “HSUS Proposal”).

Following Mr. Prescott’s email, between October 2021 and March 2022, members of McDonald’s management team communicated through numerous emails, telephone calls and virtual meetings with representatives of HSUS. The discussions focused on the ongoing implementation of the 2012 Commitment and additional matters raised by HSUS.

18	McDonald’s Corporation

Background of the Solicitation

On November 9, 2021, HSUS submitted to Desiree Ralls-Morrison, Executive Vice President, General Counsel and Corporate Secretary of McDonald’s, the HSUS Proposal, which is included as Proposal 7 in this Proxy Statement. The resolution included in the HSUS Proposal requests that, among other things, the Company confirm that the confinement of gestating pigs in individual stalls would be eliminated from its U.S. pork supply chain by 2022.

Between November 12, 2021 and January 6, 2022, Jeffrey Pochowicz, McDonald’s Senior Director of Corporate Governance and Assistant Secretary, Jennifer McColloch, McDonald’s Vice President and Chief Sustainability Officer, and other subject matter experts at the Company, twice met virtually with Mr. Prescott regarding the subject matter of the HSUS Proposal. The Company conveyed to Mr. Prescott the progress it has made toward fulfilling its 2021 Commitment, and the circumstances that led to the extension of the timeline to 2024.

On January 12, 2022, Carl C. Icahn called Mr. Pochowicz and indicated that he had been collaborating with HSUS on the HSUS Proposal, and that he planned to nominate two directors for election to the McDonald’s Board of Directors at the Company’s upcoming 2022 Annual Shareholders’ Meeting in connection therewith. On January 13, 2022, Christopher Kempczinski, President and Chief Executive Officer of McDonald’s and a member of the Board of Directors, had a telephone call with Messrs. Icahn and Prescott and Josh Balk, Vice President of Farm Animal Protection at HSUS. The participants discussed the matters raised in the HSUS Proposal and Mr. Icahn’s statement regarding director nominations. A further conversation took place on January 18, 2022 between Mr. Kempczinski and Mr. Icahn with respect to a letter from HSUS about the use of gestation stalls in its supply chain.

On January 19, 2022, Icahn Partners LP (“Icahn Partners”) sent a letter to Ms. Ralls-Morrison, in her capacity as McDonald’s Corporate Secretary, requesting McDonald’s form of director questionnaire and representation agreement required to be completed by an individual to be eligible as a nominee for election to the McDonald’s Board of Directors. These documents were provided to Icahn Partners on January 21, 2022.

On January 24, 2022, Enrique Hernandez, Jr., Chairman of the Board of Directors, and Mr. Kempczinski, had a virtual meeting with Mr. Icahn to discuss the matters raised by Mr. Icahn and HSUS, where Mr. Icahn asked about oversight of the 2012 Commitment.

On January 26, 2022, in response to Mr. Icahn’s request, McDonald’s delivered a letter from Mr. Kempczinski to Mr. Icahn. In this letter, Mr. Kempczinski explained that McDonald’s had a robust process to ensure that U.S. pork suppliers could demonstrate compliance with the 2012 Commitment, including requiring all suppliers to be able to trace pork raw materials back to the farm of origin and to report on their compliance with each shipment of raw materials. Mr. Kempczinski further explained that the Company’s tracking, reporting and governance process around the 2012 Commitment followed the same quality, accountability and transparency standards that governed all of McDonald’s ESG information and goals, including commonly accepted sustainability reporting frameworks to guide its reporting. Additionally, Mr. Kempczinski communicated to Mr. Icahn that McDonald’s also issued an annual Purpose and Impact Report to disclose ESG information and progress against the Company’s public goals. Finally, the letter emphasized that the McDonald’s Board of Directors, together with the SCR Committee, exercised rigorous oversight over the Company’s ESG disclosures and progress.

On February 1, 2022, McDonald’s held a conversation with HSUS that included Francesca DeBiase, Executive Vice President and Chief Global Supply Chain Officer, Katie Beirne Fallon, Executive Vice President and Chief Global Impact Officer, and Claire DiMattina, Senior Director, Public Policy. During this meeting, HSUS stated that its objective was for McDonald’s to completely eliminate the use of all gestation stalls in its worldwide pork supply chain. Representatives from McDonald’s responded that HSUS demands departed from the 2012 Commitment.

In a letter from Mr. Icahn addressed to Mr. Kempczinski, on February 3, 2022, Mr. Icahn requested that McDonald’s: expand its commitment to adopt procurement standards consistent with the California legislation known as “Proposition 12”; expand its current disclosure to the Sustainability Accounting Standards Board; and add two individuals designated by him to the McDonald’s Board of Directors for “compliance verification” purposes.

2022 Proxy Statement	19

Background of the Solicitation

Between February 4 and February 11, 2022, representatives of McDonald’s continued to discuss with HSUS the challenges with respect to the feasibility of completely eliminating the use of all gestation stalls in its supply chain while meeting customer demands. Such representatives also engaged with numerous pork producers, including those identified by HSUS, with respect to supplier availability.

On February 11, 2022, Scott Barshay of Paul, Weiss, Rifkind, Wharton & Garrison LLP, McDonald’s outside counsel, had a telephonic conference with Jesse Lynn, the General Counsel of Icahn Enterprises L.P. During the call, Messrs. Barshay and Lynn discussed the different views held by McDonald’s and Mr. Icahn.

On February 14, 2022, Mr. Barshay had a telephonic conference with Messrs. Icahn and Lynn. During this meeting, Mr. Icahn reiterated his views regarding the 2012 Commitment and the matters raised by HSUS, and Mr. Barshay explained McDonald’s position on these matters.

On February 16, 2022, Mr. Icahn discussed his views on McDonald’s acquisition of gestation stall-free pork in an interview on the Bloomberg Television network in which he stated “[w]e are probably 90% there from putting up a slate. You know, we’re not going to fool around with them anymore.”

On February 19, 2022, Barberry Corp., an investment firm controlled by Mr. Icahn, delivered, on behalf of itself and Mr. Icahn, a Notice of Nomination of Directors at the 2022 Annual Shareholders’ Meeting to Ms. Ralls-Morrison, nominating Maisie Ganzler and Leslie Samuelrich to stand for election of McDonald’s Board of Directors at the Company’s upcoming 2022 Annual Shareholders’ Meeting. The Company issued a press release with respect to the nomination on the following day.

On March 11, 2022, a representative of McDonald’s emailed Mr. Prescott to inform him that McDonald’s planned to include the HSUS Proposal in the Proxy Statement and also provided HSUS with a copy of the “Statement in Opposition” which follows Proposal 7 in this Proxy Statement.

On March 21, 2022, members of the Governance Committee of the McDonald’s Board of Directors (the “Governance Committee”) conducted virtual interviews with each of Mmes. Ganzler and Samuelrich.

On March 23, 2022, the Governance Committee held a regularly scheduled meeting to consider and discuss the credentials, qualifications, skill sets and past experience of director candidates. As part of this work, the Governance Committee reviewed the backgrounds and qualifications of the two candidates that had been nominated by Mr. Icahn. Following extensive discussion, the Governance Committee determined, based upon certain of its members’ interviews with Mmes. Ganzler and Samuelrich, and its review of biographical and other information with respect to the nominees provided in questionnaires and obtained through public records, that neither of Mmes. Ganzler and Samuelrich possessed the experience, expertise or qualifications that would allow them to add meaningful value with respect to the large majority of issues regularly faced by the McDonald’s Board of Directors. In particular, neither Ms. Ganzler nor Ms. Samuelrich has the knowledge or context that a candidate who has led a large corporation or had other “C-suite” experience or served on a public company board would have. Additionally, neither candidate has multinational or international experience or context or has significant experience or expertise on financial or complex supply chain issues. As such, the Governance Committee declined to recommend either of Mmes. Ganzler or Samuelrich be included in the Board of Director’s slate of director nominees for the Company’s 2022 Annual Shareholders’ Meeting.

On March 24, 2022, the McDonald’s Board of Directors held a regularly scheduled meeting at which the Governance Committee reported on its review of, and recommendations with respect to, each of Mmes. Ganzler and Samuelrich. Following extensive discussion, the Board determined to accept the recommendation of the Governance Committee that neither of the Icahn nominees be included in the Board of Director’s slate of director nominees for the Company’s 2022 Annual Shareholders’ Meeting.

20	McDonald’s Corporation

Background of the Solicitation

Also on March 24, 2022, following the completion of the meeting of the McDonald’s Board of Directors, Mr. Barshay contacted Mr. Lynn to inform him that the McDonald’s Board of Directors had determined not to include either of Ms. Ganzler or Ms. Samuelrich as part of its slate of director nominees for the Company’s 2022 Annual Shareholders’ Meeting.

On March 28, 2022, McDonald’s filed its preliminary Proxy Statement with the SEC.

2022 Proxy Statement	21

Election of Directors

Election of Directors
Our Board unanimously recommends ALL of our Board’s Director nominees for election to our Board for a one-year term beginning in May 2022 and continuing until our 2023 Annual Shareholders’ Meeting and until their successors have been elected and qualified:
Lloyd Dean	Margaret Georgiadis	Richard Lenny	John Rogers, Jr.
Robert Eckert	Enrique Hernandez, Jr.	John Mulligan	Paul Walsh
Catherine Engelbert	Christopher Kempczinski	Sheila Penrose	Miles White

Our Board unanimously recommends a vote “FOR ALL” of our Board’s 12 Director nominees.

Contested Election

We encourage you to vote by proxy using your WHITE proxy card or WHITE voting instruction form as promptly as possible, even if you plan to attend our 2022 Annual Shareholders’ Meeting. Our Board unanimously recommends that you vote “FOR ALL” of our Board’s Director nominees on the WHITE proxy card or WHITE voting instruction form.

Our Board does NOT endorse any of the Icahn Group’s nominees and strongly recommends that you disregard any materials, including any [●] proxy card, that may be sent to you by the Icahn Group. Importantly, voting on a [●] proxy card to “withhold” with respect to any of the Icahn Group’s nominees is NOT the same as voting FOR our Board’s Director nominees. This is because a vote on a [●] proxy card to “withhold” with respect to any of the Icahn Group’s nominees will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted. To support our Board’s Director nominees, you should vote FOR ALL of our Board’s Director nominees on your WHITE proxy card or WHITE voting instruction form.

If you have already voted using a [●] proxy card, you can revoke that proxy any time before it is exercised at the meeting by (i) following the instructions on your WHITE proxy card or WHITE voting instruction form to vote by internet or telephone, (ii) marking, dating, signing and returning your WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided or (iii) voting at the meeting. Only your latest dated, validly executed proxy counts.

Election Mechanics

The Icahn Group has notified us that it intends to nominate two candidates for election to our Board at our 2022 Annual Shareholders’ Meeting, and such nominations were not withdrawn on or prior to the 10th day before the date we first mailed the notice of the meeting to our shareholders. As a result, Director nominees will be elected by a plurality of votes cast, and the 12 Director nominees who receive the greatest number of votes will be elected to our Board for the following year. Any shares not voted “FOR” a particular Director nominee, whether as a result of a withhold vote or a broker non-vote (if applicable), will not be counted in that Director nominee’s favor and will not otherwise affect the outcome of the election (except to the extent they reduce the number of shares voted “FOR” such Director nominee).

All of our Director nominees have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. Our Board does not anticipate that any of our Director nominees will be unable to serve as a Director. If for some reason any of our Board’s Director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by our Board and, unless you indicate otherwise on the WHITE proxy card, your shares will be voted in favor of our Board’s remaining nominees. In the alternative, our Board may reduce the size of our Board, as permitted by our By-Laws. If any substitute nominees are designated prior to the meeting, we will file an amended proxy statement that, as applicable, identifies such nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve if elected, and sets forth certain biographical and other information about such nominees as required by SEC rules.

22	McDonald’s Corporation

Election of Directors

Director Qualifications

Our Board is comprised of a diverse, highly engaged group of individuals that provides strong, effective oversight of our Company. Both individually and collectively, our Directors have the qualifications, skills and experience that are relevant to and contribute to our Board’s oversight of our Company’s global operations and long-term priorities, including our Accelerating the Arches growth strategy.

Importantly, each Director has senior executive experience, including having served as CEOs or high-level executives of large, complex, global organizations. Specifically, several Directors have leadership experience in the consumer products or food sectors, which is particularly relevant to our business as a leading global food service retailer. Our Board values expertise in our industry, information technology/cybersecurity, human capital management, DEI and sustainability matters, which continue to be important to Accelerating the Arches and focus areas for investors and other stakeholders. This experience, along with the other skills and attributes discussed below and described more fully in our Director Selection Process guidelines, is a key consideration in evaluating the composition of our Board.

Our Director nominees’ individual skills and experiences are set forth on the following pages. In addition, all of our Director nominees demonstrate the following qualities:

Key Attributes and Skills of All Director Nominees

  High integrity and business ethics

  Strength of character and judgment

  Ability to devote significant time to Board duties

  Desire and ability to continually build expertise in emerging areas of strategic focus for our Company

  Demonstrated focus on promoting equality

  Business and professional achievements

  Ability to represent the interests of all shareholders

  Knowledge of corporate governance matters

  Understanding of the advisory and proactive oversight responsibility of our Board

  Comprehension of their role as a public company director and the fiduciary duties owed to shareholders

  Intellectual and analytical skills

2022 Proxy Statement	23

Election of Directors

In addition, our Director nominees contribute to our Board the individual experiences, qualifications and skills, as shown in the following matrix. The skills identified in the matrix are intended as a high-level summary and not an exhaustive list. The matrix is intended to depict notable areas of focus for each Director nominee, and not having a mark does not mean that a particular Director nominee does not possess that experience, qualification or skill. Director nominees have acquired these experiences, qualifications and skills through education, direct experience and oversight responsibilities. For information on our Board diversity, see page 38.

BRAND MANAGEMENT: Contributes to an understanding of how our business, standards and performance are essential to protecting and increasing the value of the McDonald’s brand
CUSTOMER-CENTRIC: Provides an understanding of our business, operations and customer-centric Accelerating the Arches growth strategy, focusing on our purpose, values and growth pillars
DIGITAL: Provides an understanding of how the 3 D’s (digital, delivery and drive-thru) leverage competitive strengths
FINANCE/CAPITAL MARKETS: Supports the oversight of our financial statements and strategy and financial reporting to investors and other stakeholders
GLOBAL EXPERIENCE: Contributes to an understanding of how our business is structured to enable the right level of support for our international markets, as well as the sharing of solutions across international markets
HUMAN CAPITAL MANAGEMENT: Provides an understanding of how we manage and develop our workforce, and how we focus on promoting equality throughout the organization
INFORMATION TECHNOLOGY/CYBERSECURITY: Contributes to an understanding of information technology capabilities, cloud computing, scalable data analytics and risks associated with cybersecurity matters
MARKETING: Provides awareness of culturally relevant approaches that effectively communicate the story of our brand, food and purpose
OTHER PUBLIC COMPANY BOARD: Demonstrates a practical understanding of organizations, processes, governance and oversight of strategy, risk management and growth
REAL ESTATE: Provides an understanding of how owning or leasing real estate, combined with co-investment by franchisees, enables us to achieve high restaurant performance levels
SUSTAINABILITY/CORPORATE RESPONSIBILITY: Contributes to an understanding of sustainability issues and corporate responsibility, and their relationship to our business and strategy

24	McDonald’s Corporation

Election of Directors

Further biographical information about each Director nominee, including his or her professional experience, Committee memberships, qualifications and other directorships is set forth on the following pages.

Biographical Information

Lloyd Dean | 71 INDEPENDENT
Chief Executive Officer	Director Since	Board Committees
CommonSpirit Health	2015	Audit & Finance, Compensation

Professional Experience:
CommonSpirit Health, a non-profit, Catholic health system

   Chief Executive Officer (2019 – Present)

Dignity Health, one of the nation’s largest healthcare systems

   President and Chief Executive Officer (2000 – 2019)

Advocate Health Care, a healthcare organization

   Chief Operating Officer (1997 – 2000)

Director Qualifications:

Mr. Dean brings to our Board over 25 years of leadership, management and strategy experience, which contributes an important perspective to our Board’s discussions of opportunities and challenges in a constantly changing business environment. In his career in executive management at leading healthcare organizations, Mr. Dean has led significant strategic, operational and financial transformations. Mr. Dean’s healthcare experience and knowledge of health and safety risks has enhanced his ability to oversee human capital management, particularly in light of the COVID-19 pandemic. Our Board also benefits from Mr. Dean’s finance, systems operations, service quality, human resources, customer-centric operations, community affairs, healthcare and regulatory experience. In addition, Mr. Dean’s qualification as an “audit committee financial expert” is an important attribute as a member of our Audit & Finance Committee.

Other Directorships:

Mr. Dean also serves on the board of Golden Arrow Merger Corp. Mr. Dean previously served on the board of Wells Fargo & Company.

Skills and Qualifications

Brand Management	Human Capital Management

Customer- Centric	Other Public Company Board

Finance/Capital Markets	Sustainability/ Corporate Responsibility

2022 Proxy Statement	25

Election of Directors

Robert Eckert | 67 INDEPENDENT
Operating Partner	Director Since	Board Committees
FFL Partners, LLC	2003	Public Policy & Strategy (Chair since 2016), Governance, Executive

Professional Experience:

FFL Partners, LLC, a private equity firm

   Operating Partner (2014 – Present)

Mattel, Inc., a leading global toy company and entertainment franchise

   Chairman Emeritus (2013 – Present)

   Chairman of the Board (2000 – 2012)

   Chief Executive Officer (2000 – 2011)

Kraft Foods Inc., a packaged food company

   President and Chief Executive Officer (1997 – 2000)

Director Qualifications:

Mr. Eckert brings to our Board an extensive understanding of business and product development, marketing, supply chain management and distribution, and consumer behavior gained from his experience as chief executive officer of large, global consumer brands and food companies with high performance expectations. In addition, through his role on other companies’ boards, Mr. Eckert has extensive experience in corporate governance, leadership development and succession planning, and finance.

Other Directorships:

Mr. Eckert also serves as the lead independent director of Amgen Inc., as chairman of the board of Levi Strauss & Co. and as a director of Uber Technologies, Inc.

Skills and Qualifications

Brand Management Customer- Centric Digital Finance/Capital Markets Global Experience	Human Capital Management Marketing Other Public Company Board Sustainability/ Corporate Responsibility

26	McDonald’s Corporation

Election of Directors

Catherine Engelbert | 57 INDEPENDENT
Commissioner	Director Since	Board Committee
Women’s National Basketball Association	2019	Audit & Finance, Public Policy & Strategy

Professional Experience:

Women’s National Basketball Association (WNBA), a professional basketball league

   Commissioner (2019 – Present)

Deloitte LLP, an industry-leading audit, consulting, tax and advisory services firm

   Chief Executive Officer (2015 – 2019)

Deloitte & Touche LLP, audit subsidiary of Deloitte LLP

   Chairman and Chief Executive Officer (2014 – 2015)

   Partner (1998 – 2019)

Director Qualifications:

Ms. Engelbert brings to our Board a wealth of experience in global business operations, finance, leadership, brand, customer strategy, financial reporting and internal controls, and risk management matters having served as Commissioner of a professional sports league and as former chief executive officer of Deloitte LLP. Having led a firm of 100,000 professionals at Deloitte, she also provides our Board valuable insights on talent management and other human capital management matters. Ms. Engelbert also has strong leadership and governance experience from her previous roles on the private company board of Deloitte LLP and as chairman and chief executive officer of Deloitte & Touche LLP, and valuable regulatory experience from her roles on the Strategic Investment, Risk, Regulatory & Government Relations, and Finance & Audit Committees of the board of Deloitte LLP. As a certified public accountant, Ms. Engelbert further brings to our Board a deep understanding of accounting principles and financial reporting rules and regulations and her qualification as an “audit committee financial expert” is an important attribute as a member of our Audit & Finance Committee.

Other Directorships:

Ms. Engelbert also serves on the board of Royalty Pharma plc.

Skills and Qualifications

Brand Management	Global Experience

Customer- Centric	Human Capital Management

Digital	Marketing

Finance/Capital Markets	Other Public Company Board

2022 Proxy Statement	27

Election of Directors

Margaret Georgiadis | 58 INDEPENDENT
Endurance Partner-in-Residence,	Director Since	Board Committees
XIR General Catalyst	2015	Audit & Finance, Sustainability & Corporate Responsibility

Professional Experience:

General Catalyst, a venture capital firm

   Endurance Partner-in-Residence, XIR (2021 – Present)

Synetro Group, a private investment and strategic advisory firm

   Managing Partner (2021 – Present)

Ancestry, a global family history and consumer genomics company

   President and Chief Executive Officer (2018 – 2020)

Mattel, Inc., a leading global toy company and entertainment franchise

   Chief Executive Officer (2017 – 2018)

Google Inc., a global technology company

   President, Americas (2011 – 2017)

   Vice President, Global Sales Operations (2009 – 2011)

Director Qualifications:

Ms. Georgiadis brings to our Board valuable strategy and development, finance, and leadership experience gained from her senior executive roles, including at Ancestry, Mattel and Google, and her positions at a private investment and strategic advisory firm. Her prior experience as a senior executive at large global businesses affords her a broad knowledge of global consumer businesses and marketing, as well as technology and cybersecurity, digital consumer insights, e-commerce, finance, leadership, and strategy and development. Her knowledge in these and other areas provides critical insights to our business, particularly as our Board considers the impact of technology, digital and cybersecurity risks. Ms. Georgiadis also has over 15 years of analytical and strategic experience at McKinsey & Company, a global management and consulting firm. In addition, Ms. Georgiadis’ qualification as an “audit committee financial expert” is an important attribute as a member of our Audit & Finance Committee.

Other Directorships:

Ms. Georgiadis also serves on the board of AppLovin Corporation. Ms. Georgiadis previously served on the board of Mattel, Inc.

Skills and Qualifications

Brand Management Customer- Centric Digital Finance/Capital Markets Global Experience	Human Capital Management Information Technology/ Cybersecurity Marketing Other Public Company Board Sustainability/ Corporate Responsibility

28	McDonald’s Corporation

Election of Directors

Enrique Hernandez, Jr. | 66 INDEPENDENT CHAIRMAN (SINCE 2016)
Executive Chairman	Director Since	Board Committees
Inter-Con Security Systems, Inc.	1996	Governance, Public Policy & Strategy, Executive

Professional Experience:

Inter-Con Security Systems, Inc., a provider of security services to corporations, governments, diplomatic missions and non-profit organizations

   Executive Chairman (2021 – Present)

   Chairman and Chief Executive Officer (1986 – 2021)

Nordstrom, Inc., a leading fashion retailer

   Non-Executive Chairman and Presiding Director (2006 – 2016)

Director Qualifications:

Mr. Hernandez is executive chairman and former chairman and chief executive officer of Inter-Con Security Systems, Inc., a privately owned global security company, providing knowledge of physical and electronic security. He also has been a director of several large public companies in various industries. In particular, Mr. Hernandez served for five years as lead director and ten years as non-executive chairman and presiding director at Nordstrom, Inc., a large publicly traded fashion retailer known for its customer service and brand management, providing him with significant experience in corporate governance, leadership development, succession planning and finance. Through his extensive experience managing complex, people-oriented organizations, Mr. Hernandez is well-suited to oversee the important human capital management element of our business. Mr. Hernandez’s experience also facilitates our Board’s oversight and counsel regarding strategy and business development, as well as legal and regulatory matters.

Other Directorships:

Mr. Hernandez also serves on the board of Chevron Corporation. Mr. Hernandez previously served on the boards of Nordstrom, Inc. and Wells Fargo & Company.

Skills and Qualifications

Brand Management	Global Experience

Customer- Centric	Human Capital Management

Digital Finance/Capital Markets	Information Technology/ Cybersecurity Other Public Company Board

2022 Proxy Statement	29

Election of Directors

Christopher Kempczinski | 53
President and Chief Executive Officer	Director Since 2019	Board Committees Executive (Chair since 2019)
McDonald’s Corporation

Professional Experience:
McDonald’s Corporation

   President and Chief Executive Officer (2019 – Present)

   President, McDonald’s USA (2017 – 2019)

   Executive Vice President – Strategy, Business Development and Innovation (2015 – 2016)

The Kraft-Heinz Company, a packaged food company

   Executive Vice President of Growth Initiatives and President of Kraft International (2014 – 2015)

   President of Kraft Canada (2012 – 2014)

   Senior Vice President – U.S. Grocery (2008 – 2012)

Director Qualifications:

Mr. Kempczinski is President and CEO of our Company, having previously served as President of McDonald’s USA, where he was responsible for approximately 14,000 McDonald’s restaurants. He first joined our Company in 2015, overseeing global strategy, business development and innovation. In these roles, he has been instrumental in identifying new ideas and best practices to accelerate growth to increase the overall value of the McDonald’s System. His experience leading our U.S. business and overseeing global strategy contributes an important Company perspective to our Board, and he was the architect of Accelerating the Arches. This experience and deep knowledge of the food industry strengthen our Board’s knowledge and understanding as it oversees our operations and strategy.

Other Directorships:

Mr. Kempczinski also serves on the board of The Procter & Gamble Company.

Skills and Qualifications

Brand Management	Human Capital Management

Customer- Centric Digital Finance/Capital Markets Global Experience	Marketing Other Public Company Board Real Estate Sustainability/ Corporate Responsibility

30	McDonald’s Corporation

Election of Directors

Richard Lenny | 70 INDEPENDENT
Non-Executive Chairman	Director Since	Board Committees
Conagra Brands, Inc.	2005	Compensation (Chair since 2019), Sustainability & Corporate Responsibility

Professional Experience:

Conagra Brands, Inc., a leading branded food company

   Non-Executive Chairman (2018 – Present)

Information Resources, Inc., a market research firm

   Non-Executive Chairman (2013 – 2018)

FFL Partners, LLC, a private equity firm

   Senior Advisor (2014 – 2016)

   Operating Partner (2011 – 2014)

The Hershey Company, an industry-leading snacks company

   Chairman, President and Chief Executive Officer (2001 – 2007)

Director Qualifications:

Mr. Lenny brings to our Board extensive knowledge of strategy and business development, finance, marketing and consumer insights, supply chain management and distribution, sustainability and social responsibility matters gained from his experience as a chief executive officer of a global retail food company with a major consumer brand. He previously served in executive-level positions at Kraft Foods, Nabisco Biscuit and Snacks and the Pillsbury Company, providing him extensive experience with major consumer brands in the food industry. His current and former board leadership positions in several notable large public companies, including in one of North America’s leading food companies, give him a broad understanding of governance issues facing public companies and strong leadership insights.

Other Directorships:

Mr. Lenny also serves as non-executive chairman of Conagra Brands, Inc. and as the lead independent director of Illinois Tool Works Inc. Mr. Lenny previously served on the board of Discover Financial Services.

Skills and Qualifications

Brand Management	Human Capital Management

Customer- Centric Digital Finance/Capital Markets Global Experience	Marketing Other Public Company Board Sustainability/ Corporate Responsibility

2022 Proxy Statement	31

Election of Directors

John Mulligan | 56 INDEPENDENT
Executive Vice President and Chief Operating Officer Target Corporation	Director Since 2015	Board Committees Audit & Finance (Chair since 2016), Public Policy & Strategy, Executive

Professional Experience:

Target Corporation, a general merchandise retailer

   Executive Vice President and Chief Operating Officer (2015 – Present)

   Executive Vice President and Chief Financial Officer (2012 – 2015)

   Senior Vice President, Treasury, Accounting and Operations (2010 – 2012)

Director Qualifications:

Mr. Mulligan brings to our Board extensive experience in finance, global supply chain, operations, e-commerce, real estate and human resources gained from his service in senior executive roles at a leading general merchandise retailer. His service at a retailer known for its focus on creating an exceptional guest experience brings customer-centric experience to our Board. In addition, his experience in digital and technology issues, including cybersecurity risks, is an important asset as our Board considers these topics and their potential impact on our Company. In addition, Mr. Mulligan’s qualification as an “audit committee financial expert” is an important attribute as our Audit & Finance Committee Chair.

Other Directorships:

None.

Skills and Qualifications

Brand Management	Human Capital Management

Customer- Centric Digital Finance/Capital Markets Global Experience	Information Technology/ Cybersecurity Marketing Real Estate

32	McDonald’s Corporation

Election of Directors

Sheila Penrose | 76 INDEPENDENT
Former Non-Executive Chairman	Director Since	Board Committees
Jones Lang LaSalle Incorporated	2006	Sustainability & Corporate Responsibility (Chair since 2016), Governance, Executive

Professional Experience:

Boston Consulting Group, a global management consulting firm

   Executive Advisor (2021 – Present; 2001 – 2008)

Jones Lang LaSalle Incorporated, a leading professional services firm that specializes in real estate and investment management

   Non-Executive Chairman (2005 – 2020)

Northern Trust Corporation, a financial services firm

   President, Corporate and Institutional Services (1994 – 2000)

Director Qualifications:

Ms. Penrose brings to our Board extensive experience in, and knowledge of, finance and real estate, both of which are areas of significance to our Company. She is well-versed in strategy and business development, finance, and leadership development and succession planning. Ms. Penrose also has significant experience in corporate governance from her service on other public company boards, including as former non-executive chairman at Jones Lang LaSalle Incorporated. In addition, having co-founded the Corporate Leadership Center, a non-profit organization that partners with leading institutions to offer programs in executive leadership development, Ms. Penrose contributes to our Board’s strong human capital management expertise.

Other Directorships:

Ms. Penrose also serves on the board of Jones Lang LaSalle Incorporated.

Skills and Qualifications

Brand Management Customer- Centric Finance/Capital Markets Global Experience	Human Capital Management Marketing Other Public Company Board Real Estate Sustainability/ Corporate Responsibility

2022 Proxy Statement	33

Election of Directors

John Rogers, Jr. | 64 INDEPENDENT
Founder, Chairman, Co-Chief Executive Officer and Chief Investment Officer	Director Since 2003	Board Committees Compensation, Governance
Ariel Investments, LLC

Professional Experience:

Ariel Investments, LLC, a privately held institutional money management firm

   Founder, Chairman, Co-Chief Executive Officer and Chief Investment Officer (1983 – Present)

   Chief Executive Officer (1983 – 2019), Co-Chief Executive Officer (2019 – Present)

Ariel Investment Trust, an investment company consisting of mutual funds managed by Ariel Investments, LLC

   Trustee (2000 – Present; 1986 – 1993)

Director Qualifications:

Mr. Rogers brings to our Board broad knowledge of finance, leadership development and succession planning, as well as strategy and business development gained from his experience as a long-serving chief executive officer of an institutional money management firm. Mr. Rogers’ investment management knowledge also provides a unique perspective on shareholder relations. Mr. Rogers is passionate about diversity, equity and inclusion and brings perspective to our Company’s corporate responsibility and community affairs initiatives. His service on other public company boards adds global, customer-centric and brand management experience to our Board.

Other Directorships:

Mr. Rogers also serves on the boards of Nike, Inc., The New York Times Company and Ryan Specialty Group Holdings, Inc. Mr. Rogers previously served on the board of Exelon Corporation.

Skills and Qualifications

Brand Management Customer- Centric Finance/Capital Markets Global Experience	Human Capital Management Other Public Company Board Sustainability/ Corporate Responsibility

34	McDonald’s Corporation

Election of Directors

Paul Walsh | 66 INDEPENDENT
Executive Chairman	Director Since	Board Committees
McLaren Group Limited	2019	Compensation, Sustainability & Corporate Responsibility

Professional Experience:

McLaren Group Limited, a privately owned luxury automotive and technology group

   Executive Chairman (2020 – Present)

L.E.K. Consulting, a global strategy consulting firm

   Advisor (2014 – Present)

TPG Capital LLP, a private investment firm

   Advisor (2014 – Present)

Bespoke Capital Partners LLC, an investment company

   Operating Partner (2016 – 2021)

Compass Group PLC, a leading food service and support services company

   Chairman (2014 – 2020)

Avanti Communications Group plc, a leading satellite operator providing internet and data services

   Chairman (2013 – 2019)

Diageo plc, a multinational beverage company

   Chief Executive Officer (2000 – 2013)

   Chief Operating Officer (2000)

Director Qualifications:

Mr. Walsh brings to our Board substantial corporate leadership experience and knowledge of consumer-centric companies gained from his experience as former chief executive officer of a large multinational corporation. His experience at Diageo brings broader food and beverage industry perspective. He also has held executive-level finance positions, including as chief financial officer of Grand Metropolitan Foods and Intercontinental Hotels. Throughout his career, Mr. Walsh has built success and growth at his companies through the deployment of effective brand marketing strategies, which brings valuable perspective to our Board. His background as a UK national based in London provides international diversity on our Board.

Other Directorships:

Mr. Walsh also serves as chairman of the board of Vintage Wine Estates, Inc., as non-executive chairman of Chime Communications Limited and as a director of FedEx Corporation. Mr. Walsh previously served as executive chairman of Bespoke Capital Acquisition Corp. and on the boards of Avanti Communications Group plc, Compass Group PLC, HSBC Holdings plc, RM2 International, S.A. and TPG Pace Holdings Corp.

Skills and Qualifications

Brand Management Customer- Centric Digital Finance/Capital Markets	Global Experience Human Capital Management Marketing Other Public Company Board

2022 Proxy Statement	35

Election of Directors

Miles White | 67 INDEPENDENT
Former Executive Chairman	Director Since	Board Committees
Abbott Laboratories	2009	Governance (Chair since 2014), Public Policy & Strategy, Executive

Professional Experience:

Abbott Laboratories, a global healthcare company

   Executive Chairman (2020 - 2021)

   Chairman and Chief Executive Officer (1999 - 2020)

Director Qualifications:

Mr. White brings to our Board extensive knowledge of strategy and business development, global operations, finance, leadership development and succession planning, corporate governance, and regulatory and public policy matters gained from his experience as former chairman and chief executive officer of a global healthcare company. Mr. White’s healthcare experience and knowledge of healthcare technology advances has also enhanced his ability to oversee human capital management, particularly in light of the COVID-19 pandemic. In addition, Abbott’s focus on developing consumer products and technologies brings customer-centric, marketing, digital and healthcare knowledge to our Board. We also benefit from Mr. White’s strong experience in addressing the needs of a global public company, as well as insights into our Board’s responsibility to oversee management and operations matters. As our Governance Committee Chair, Mr. White leads our Board’s succession planning and Director candidate selection process, and he is periodically involved in shareholder engagement.

Other Directorships:

Mr. White also serves on the board of Caterpillar, Inc.* Mr. White previously served as executive chairman of Abbott Laboratories.

* In February 2022, Caterpillar Inc. announced that Mr. White had decided not to stand for re-election to its board of directors at its 2022 annual meeting of shareholders.

Skills and Qualifications

Brand Management Customer- Centric Digital Finance/Capital Markets	Global Experience Human Capital Management Marketing Other Public Company Board

36	McDonald’s Corporation

Board and Governance Matters

Board Leadership

Our Board has determined that having separate Chairman and CEO roles currently serves the best interests of our shareholders. Our independent Chairman oversees corporate governance matters, and our CEO leads our business. In addition, independent Directors chair each of our Board Committees (other than the Executive Committee, which is chaired by our CEO). Our Board believes that this structure promotes effective oversight, strengthens our Board’s independent leadership and supports our commitment to strong governance, each of which drives enhanced shareholder value.

Our Chairman oversees our Board and facilitates the flow of information between management and our Board. This fosters open dialogue and constructive feedback among our independent Directors and management. Further, our Chairman leads a critical evaluation of our management, business practices and culture, as well as oversight of Company strategy. Our Board assesses its leadership structure annually to confirm it continues to meet the evolving needs of our Company and best serves the interests of our shareholders.

Enrique Hernandez, Jr. was elected as our independent Chairman in May 2016 and has been re-elected as our Chairman each year since then in view of his accomplishments in this role and his extensive knowledge of our operations and governance. Mr. Hernandez has significant experience with Company strategy, business practices and management of human capital, and he has facilitated strong independent Board oversight during his tenure.

Board Composition and Succession Planning

Our Board is comprised of a diverse, highly-engaged group of Directors with a wide range of skills and experiences who each contribute to overall Board and Committee effectiveness. Each of our Directors is a dynamic leader whose experiences and perspectives are continually evolving as he or she navigates today’s fast-paced, ever-changing business environment, both as a Director of McDonald’s and in his or her other professional roles.

Our Governance Committee is primarily responsible for maintaining a strong and diverse Board through robust succession planning processes, which include recommending Directors for re-election and identifying new Director candidates who will bring complementary skills and varied perspectives to our Board. Our Governance Committee evaluates and determines the most impactful and desirable mix of characteristics, skills, experience and diversity for our Board as a whole, as well as the qualifications and attributes of individual Directors and Director candidates. When identifying new Director candidates and recommending them to the full Board, our Governance Committee considers the qualifications discussed on page 23.

Our Governance Committee strives to achieve an appropriate balance of Board continuity and refreshment through a mix of newer and longer-tenured Directors. Our Governance Committee and Board believe that a balance of institutional knowledge and perspectives from Directors who have more recently joined our Board best serves our shareholders’ interests, and that long tenure does not itself impair a Director’s independence, but often enhances a Director’s ability to apply independent judgment. While our Governance Committee and Board consider tenure in evaluating the overall effectiveness of our Board, it is not a dispositive factor. Our Governance Committee and Board also consider each Director’s availability and willingness to serve on our Board, recognizing that it is a significant time commitment.

As our strategic priorities continue to evolve and in consideration of potential retirements and departures, our Governance Committee proactively evaluates our Board’s composition and succession planning to facilitate smooth transitions and continuity of skills, experience and diversity in the boardroom.

2022 Proxy Statement	37

Board and Governance Matters

Board Diversity

Due to the global and complex nature of our business, our Board believes it is important that its composition embodies a diverse set of viewpoints and practical experiences. Our Board also believes having Directors with different genders, races and ethnicities contributes to a balanced and effective Board. Our Governance Committee and Board consider diversity in a broad sense. As later discussed, when seeking new Director candidates, our Governance Committee actively endeavors to include women, racial and/or ethnic minorities and geographically diverse persons in the candidate pool. In addition to gender, race and ethnicity, our Directors bring, among other attributes, diverse experiences, skills, perspectives and geographies. We believe this provides the skills and backgrounds that are important to drive our strategy and support our values. As shown below, 50% of our Board is currently comprised of Directors who are women or racially or ethnically diverse. See “Process for Selection of New Director Candidates” on page 39 for more information on how our Governance Committee and Board consider diversity in the Director identification and nomination process.

The following diversity matrix sets forth the self-identified diverse attributes of our Directors.

SELF-IDENTIFIED RACE/ETHNICITY
African American or Black
Hispanic or Latino
White or Caucasian
SELF-IDENTIFIED GENDER
Female
Male

38	McDonald’s Corporation

Board and Governance Matters

Process for Selection of New Director Candidates

Our Governance Committee, together with our Board, maintains a robust policy for the consideration of potential Director candidates and is responsible for establishing criteria, screening candidates and evaluating the qualifications of persons who may be considered for service as a Director, including candidates nominated or suggested by shareholders. Our Governance Committee also retains independent third-party search firms, consultants and other advisors, as appropriate, to help identify, screen and evaluate potential Director candidates and to enhance our Board’s preparedness in the event of an unplanned Director departure.

Our Director Selection Process affirms our commitment to inclusiveness by setting forth our policy of considering diversity in the Director identification and nomination process. Our Governance Committee proactively seeks diverse Director candidates to provide representation of varied backgrounds, perspectives and experience in the boardroom to support the global demands of our business. When seeking new Director candidates, our Governance Committee actively endeavors to include women, racial and/or ethnic minorities and geographically diverse persons in the candidate pool. However, our Governance Committee does not assign specific weights to any single criterion, and no particular criterion is necessarily applied to all prospective Director nominees. As part of its annual review of our Board composition and Director nominees, our Governance Committee assesses the effectiveness of its approach to diversity.

Our Governance Committee reviews our Director Selection Process annually. In 2020, our Governance Committee updated it to more closely align with our values and the strategic drivers associated with Accelerating the Arches. These updates highlight important areas of focus for our Company and investors, including cybersecurity, digital business models, sustainability, human capital management and DEI.

The following graphic more fully describes our selection process for new Directors:

Ongoing Succession Planning	Our Governance Committee considers the current and long-term needs of our evolving business and seeks potential Director candidates consistent with our Director Selection Process guidelines, in light of current Board structure, tenure, skills, diversity and experience.

Identification of Candidates	Our Governance Committee engages in a search process to identify qualified Director candidates, which includes the use of an independent search firm to assess whether candidates’ skills, experiences and backgrounds align with our business strategy and values. Our Governance Committee considers, among other attributes, the qualifications and skills described under “Director Qualifications” on page 23 and “Board Diversity” on page 38.

Meeting with Candidates	Potential Director candidates are interviewed by our Chairman, CEO and Governance Committee Chair.

Decision and Nomination	Our Governance Committee recommends, and our full Board nominates, the Director candidates best qualified to serve the interests of our Company and shareholders.

Election	Shareholders consider the Director nominees and elect Directors at our Annual Shareholders’ Meeting to serve one-year terms. Our Board may also elect Directors on the recommendation of our Governance Committee throughout the year when determined to be in the best interests of our Company and shareholders. In that case, such Directors would stand for re-election by shareholders the following year.

2022 Proxy Statement	39

Board and Governance Matters

Shareholders may suggest Director candidates for consideration by our Governance Committee by writing to our Governance Committee and providing the suggested candidate’s name, biographical data, qualifications and written consent to (i) be considered as a Director nominee, (ii) provide information as described in our By-Laws if requested to do so and (iii) serve as a Director if elected. Shareholders who wish to nominate Director candidates for election by shareholders at our Annual Shareholders’ Meeting may do so in accordance with the nomination provisions set forth in our By-Laws.

Our Director Selection Process is available on our website at https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/governance-resources.html.

Director Independence

Our Corporate Governance Principles require that all non-management Directors be independent under applicable law and stock exchange listing standards, as well as under our Standards on Director Independence. Independence is determined by our Board after reviewing pertinent facts and circumstances and taking into consideration all applicable laws, regulations and the listing standards of the New York Stock Exchange (the “NYSE”), as well as the requirements set forth in our Standards on Director Independence. It is important to determine that each Director is free of any relationship with our Company or management that may impair, or appear to impair, his or her ability to make independent judgments. In doing so, our Board considers relationships involving Directors and their immediate family members and relies on information derived from Company records, questionnaires and other inquiries.

The relationships reviewed by our Board in its most recent determination involved commercial relationships with companies at which Directors or their immediate family members then served as employees, officers, partners or had a 10% or more interest.

These commercial relationships involved our purchases of products and services in the ordinary course of business that were made on arm’s-length terms in amounts and under other circumstances that did not affect Director independence.

Based on its review, our Board determined that none of our non-management Directors has a material relationship with our Company and that all of them are independent. Currently, our non-management Directors are Lloyd Dean, Robert Eckert, Catherine Engelbert, Margaret Georgiadis, Enrique Hernandez, Jr., Richard Lenny, John Mulligan, Sheila Penrose, John Rogers, Jr., Paul Walsh and Miles White. Our Board determined that Christopher Kempczinski s not independent given his role as our CEO.

Our Standards on Director Independence are available on our website at https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/governance-resources.html.

Board Committees

Our Board currently has six standing Committees: Audit & Finance; Compensation; Governance; Public Policy & Strategy; Sustainability & Corporate Responsibility; and Executive. All Committee members (except for our CEO, who only serves on our Executive Committee) are independent under the rules of the NYSE and our Standards on Director Independence. In addition, Directors who serve on our Audit & Finance Committee and Compensation Committee satisfy additional, heightened independence and qualification criteria applicable to Directors serving on such Committees under NYSE listing standards.

Each Committee has the responsibilities set forth in its respective charter, all of which have been adopted by our Board. Other than our Executive Committee, all standing Committees review their respective charters at least annually, and any changes are recommended to our full Board for approval. All standing Committee charters are available on our website at https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/governance-resources.html.

The current membership and primary responsibilities of each standing Committee are summarized on the following pages. Each standing Committee also has risk oversight within its respective areas of accountability as discussed under “Risk Oversight” beginning on page 46.

40	McDonald’s Corporation

Board and Governance Matters

Audit & Finance Committee

Committee Members:

John Mulligan (Chair)

Lloyd Dean

Catherine Engelbert

Margaret Georgiadis

All members are financially literate and qualify as an “audit committee financial expert” as defined by the SEC

Meetings in 2021: 8

Relevant Areas of Focus:

  Oversee financial reporting, accounting, control and compliance matters

  Appoint, retain, compensate and evaluate our independent auditors

  Review audit scope and results with independent and internal auditors

  Review material financial disclosures, disclosure controls and procedures (“DCPs”) and internal controls over financial reporting (“ICFR”)

  Pre-approve all audit and permitted non-audit services

  Evaluate management’s processes to assess and manage enterprise risk

  Oversee global compliance program, including Sarbanes-Oxley and tax compliance

  Oversee financial risk and financial risk management

  Oversee our financial policies and strategies, including our capital structure, dividend policy and plans for share repurchases

  Oversee any investigations related to specific cybersecurity or technology incidents

Our Audit & Finance Committee establishes its meeting calendar for the following year during the fourth quarter and typically addresses the following key matters throughout the year:

2022 Proxy Statement	41

Board and Governance Matters

Compensation Committee

Committee Members: Richard Lenny (Chair) Lloyd Dean John Rogers, Jr. Paul Walsh Meetings in 2021: 5

Relevant Areas of Focus:

  Oversee the design and administration of our executive compensation programs and policies

  Approve business goals and objectives in compensation programs, evaluate performance and approve executive compensation

  Establish, amend, review and administer our incentive plans

  Review the use of compensation programs to motivate and retain executives

  Assess risk associated with our executive compensation programs and corporate incentive plans

  Oversight of compensation-related shareholder proposals

  For more information, see “Compensation Discussion and Analysis” beginning on page 61

Our Compensation Committee establishes its meeting calendar for the following year during the fourth quarter and typically addresses the following key matters throughout the year:

Q1

- Approve executive compensation recommendations, including for our CEO
- Approve prior year performance results for compensation plans and current year incentive compensation awards
- Establish executive compensation performance targets
- Approve compensation-related disclosures for our Proxy Statement
- Consider compensation-related shareholder proposals, as applicable

Q2

- Our Compensation Committee does not generally meet during the second quarter; however, it will address matters that arise off-cycle (e.g., incentive and new-hire compensation)

Q3

- Monitor trends and developments in executive compensation
- Review feedback on say-on-pay proposal
- Review executives' progress toward attaining required stock ownership levels
- Approve compensation peer group
- Review Annual Shareholders' Meeting voting results on compensation-related shareholder proposals, as appropriate

Q4

- Review compensation program design
- Review risk in compensation programs
- Review charter and Committee evaluation

42	McDonald’s Corporation

Board and Governance Matters

Governance Committee

Committee Members: Miles White (Chair) Robert Eckert Enrique Hernandez, Jr. Sheila Penrose John Rogers, Jr. Meetings in 2021: 6

Relevant Areas of Focus:

  Advise as to Board structure (including composition and size), leadership and operations, as well as Committee memberships

  Set criteria for Board membership

  Develop Board succession plans and make recommendations to our Board on succession matters

  Consider and recommend Director candidates for election, re-election or to fill vacancies

  Manage responses to shareholder proposals (including oversight of governance-related shareholder proposals)

  Oversee shareholder engagement

  Evaluate Director and Board performance

  Recommend non-management Directors’ compensation

  Review Corporate Governance Principles and oversee governance risks

  Consider trends in corporate governance and present recommendations to our Board, as appropriate

Our Governance Committee establishes its meeting calendar for the following year during the fourth quarter and typically addresses the following key matters throughout the year:

2022 Proxy Statement	43

Board and Governance Matters

Public Policy & Strategy Committee

Committee Members: Robert Eckert (Chair) Catherine Engelbert Enrique Hernandez, Jr. John Mulligan Miles White Meetings in 2021: 4

Relevant Areas of Focus:

  Review and monitor our long-term strategy development and implementation

  Monitor global impact and reputation

  Monitor trends, regulatory matters and other items that do or could materially affect our business

  Oversee franchisee relations

  Review and monitor government affairs, strategies and priorities

  Review and monitor tax strategy

  Review compliance with our Political Contributions Policy

  Review employees’ compliance with our Standards of Business Conduct

  Review and monitor our strategy and processes relating to cybersecurity and technology risks, and consider potential remedies to any strategic and process gaps identified by the Audit & Finance Committee

  Review other risks related to public policy and strategy matters

  Oversight of public policy and strategy-related shareholder proposals

Our Public Policy & Strategy Committee establishes its meeting calendar for the following year during the fourth quarter and typically addresses the following key matters throughout the year:

44	McDonald’s Corporation

Board and Governance Matters

Sustainability & Corporate Responsibility Committee

Committee Members: Sheila Penrose (Chair) Margaret Georgiadis Richard Lenny Paul Walsh Meetings in 2021: 5

Relevant Areas of Focus:

  Review and monitor our strategies and efforts to address sustainability and brand trust

  Oversee important sustainability priorities and other matters, including corporate philanthropy

  Review and monitor the development and achievement of our sustainability goals and metrics

  Review global sustainability communication plans and reporting

  Review risks related to sustainability and corporate responsibility matters

  Review and monitor Company culture and human capital management matters, including workplace health and safety, respectful workplace and DEI

  Oversight of sustainability and corporate responsibility-related shareholder proposals

Our Sustainability & Corporate Responsibility Committee establishes its meeting calendar for the following year during the fourth quarter and typically addresses the following key matters throughout the year:

Other Committees

Our Executive Committee may exercise most Board powers during the periods between Board meetings. The members of our Executive Committee are Christopher Kempczinski (Chair), Robert Eckert, Enrique Hernandez, Jr., John Mulligan, Sheila Penrose and Miles White. Our Executive Committee did not meet during 2021.

In July 2020, our Board formed a Special Committee to oversee our Company’s legal action against our former CEO and related matters, in recognition of the importance of dedicated Board oversight on issues that pose particular risks to our Company. Our Board later expanded the Special Committee’s responsibilities to include the review and evaluation of additional claims made against our directors and officers as a result of related matters. The Special Committee met 13 times in 2021, remaining actively engaged and receiving frequent reports and updates from management and counsel. In December 2021, the Special Committee guided our Board in securing the successful resolution of the legal action against our former CEO.

2022 Proxy Statement	45

Board and Governance Matters

Board Self-Evaluation

Our Board believes that a self-evaluation process is important to its ongoing effectiveness. Our Governance Committee oversees the annual self-evaluation of our Board. The following describes the process by which our Board carried out these self-evaluations over the past year:

Annual Board and Committee Self-Evaluation	The self-evaluation process sought individual Director feedback on our Board’s role, Committee structure, relationship with management, meeting agendas, oversight of strategy and risk, and other Board-related topics.

Independent Third Party Generates Report	To protect anonymity and the integrity of our evaluation process, an independent third party compiled evaluation responses into a report for our Governance Committee Chair.

Discussion of Results	Our Governance Committee Chair presented the results of the self-evaluation to our Board.

Incorporation of Feedback	Our Board assessed the progress in the areas targeted for improvement from the prior evaluation, and developed action plans that, when implemented, would enhance our Board’s and Committees’ effectiveness over the next year. Items requiring follow-up are monitored on an ongoing basis by our Board and committees.

Board Oversight

Risk Oversight

Under our Corporate Governance Principles, our full Board is responsible for overseeing our enterprise-wide risk management (“ERM”) framework. The ERM framework is designed to identify, assess and prioritize strategic, financial and reputational risks with the potential to have a sustained impact on our Company. We periodically review the ERM framework and incorporate learnings to drive transparency and strategic decision-making. Management is responsible for the design and execution of the ERM framework. Our internal auditors also support risk identification and risk monitoring within our Company. The ERM framework leverages internal risk committees comprised of cross-functional leadership, which meet regularly to evaluate and prioritize risk in the context of Accelerating the Arches, with further escalation to our CEO, Board and/or Committees, as appropriate.

Our Board exercises oversight of the ERM framework, both as a full Board and through its standing Committees. An important element of our Board’s oversight involves regular interaction among our Board and senior management regarding our risk exposures and mitigation effects as they relate to our business strategy, operations and values. Our Board also annually reviews strategic and enterprise risks and considers, among other items, our mitigation and overall strategy, competitive landscape, capital structure and management succession planning.

46	McDonald’s Corporation

Board and Governance Matters

Our Board’s risk oversight process is further described as follows:

As shown in this graphic, each of our Audit & Finance, Compensation, Governance, Public Policy & Strategy and Sustainability & Corporate Responsibility Committees is responsible for overseeing risks within its respective areas of accountability. Additionally, under our Committees’ charters, each Committee has resources and access to outside advisors. The Committees report to our Board any risks that they conclude may be reasonably likely to be significant to our Company and regularly update our Board on their particular risk oversight activities. Our Board also considers evolving risks, such as those relating to talent management and ESG.

More information about specific risks we face is set forth in our filings with the SEC, as described under “Forward-Looking Statements and Website Links” on page 17.

2022 Proxy Statement	47

Board and Governance Matters

Strategy Oversight

Our Board believes that a fundamental understanding of our business, strategy and industry assists it in the effective discharge of its duties. As part of its oversight role, our Board regularly reviews our Company’s performance.

Our Board also holds an annual strategy session with our senior leadership team and other members of management who present our Board with important information about our strategic priorities. In 2021, our Board reaffirmed our Accelerating the Arches growth strategy, a plan which encompasses all aspects of our business as the leading global omni-channel restaurant brand. It also articulates our purpose to feed and foster the communities we and our franchisees serve around the world, values that define us and guide our actions and behaviors, and growth pillars that build on our competitive advantages.

Our Board’s engagement in our business and oversight of our strategy provides it with important perspectives for the ever-changing business environment.

Information Security Oversight

Our Public Policy & Strategy Committee has oversight of our strategy and processes relating to information risk management, including risks related to cybersecurity, data privacy and technology, and considers potential remedies to any strategic or process gaps that may be identified by our Audit & Finance Committee during its review of any specific cybersecurity or technology incidents. Our Global Chief Information Officer and Chief Information Security Officer biannually report to our Public Policy & Strategy Committee on cybersecurity and other technology-related risks and recent developments. These officers oversee our dedicated information risk management team, which works in partnership with our internal audit department to review information technology-related internal controls with our independent auditors as part of the overall internal controls process. Annual third-party security measure assessments are also conducted, including penetration testing and an overall review of program maturity using applicable security frameworks. We also maintain a cyber insurance policy designed to reduce the risk of loss resulting from security breaches.

ESG Oversight

We have a long history of commitment to incorporating environmentally sustainable and socially responsible practices into our business operations. Our Sustainability & Corporate Responsibility Committee monitors and oversees our strategies and management of ESG issues, as well as our development and achievement of sustainability goals and metrics. Our Sustainability & Corporate Responsibility Committee regularly reports to our Board regarding its activities. In addition, from time to time as circumstances warrant, other Committees and/or our full Board receive reports on our management of ESG issues.

Talent Management and Succession Planning

Our human capital management and succession planning, including initiatives relating to promoting diversity within our workforce and across the System, are important components of our strategy. Attracting, developing and retaining talent is key to our ability to continue to drive long-term sustainable growth. Our Sustainability & Corporate Responsibility Committee is responsible for reviewing and monitoring Company culture and human capital management matters, including workplace health and safety, respectful workplace and DEI.

We strive to ensure a diverse succession slate and consider DEI in succession planning discussions. To that end, our Board regularly reviews short- and long-term succession plans for our CEO and other senior leadership positions. In assessing possible CEO and other senior leadership candidates, our independent Directors identify the skills, experiences and attributes they believe are required to be an effective leader in light of our global business strategies,

48	McDonald’s Corporation

Board and Governance Matters

opportunities and challenges. This process is designed to prepare us for both expected successions, such as those arising from anticipated retirements and those occurring when executives leave unexpectedly or due to death, disability or other unforeseen events.

In 2021, Desiree Ralls-Morrison joined McDonald’s as General Counsel and Corporate Secretary, Morgan Flatley became our Global Chief Marketing Officer and Manu Steijaert became our first-ever Chief Customer Officer.

2022 Proxy Statement	49

ESG: Our Purpose & Impact

Our purpose at McDonald’s is to feed and foster communities. When we say “billions served,” we are talking about serving our communities, customers, crew, franchisees, suppliers, producers and farmers. We believe there is a difference between being in a community and being part of one.

As part of our Accelerating the Arches strategy, we have prioritized our role and commitment in the communities we serve to focus on four areas: food quality & sourcing; our planet; community connection; and jobs, inclusion & empowerment. These focus areas and related highlights are summarized below. More information on these topics, as well as on our impact strategies, goals and performance tracking, can be found on the “Our Purpose & Impact” section of our website at https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact.html.

Food Quality and Sourcing

The safety and quality of our food is a top priority. We source delicious, quality ingredients in responsible ways because how our food is produced, and where it comes from, matters to our customers, communities and the environment. This includes supporting farming communities and the people, locally and globally, who produce and raise our food.

By engaging and partnering with our supply chain, comprised of a global network of suppliers, producers and farmers, we work together toward commitments that support more sustainable production, so we can continue to serve our customers delicious meals they know and love.

Our food quality & sourcing initiatives are focused on the following areas:

Food Safety. We work closely in collaboration with a robust network of suppliers, producers and farmers to ensure safe food is the number one priority for everyone in our value chain. Our Global Food Safety Strategy ensures we integrate food safety into the design of food, packaging, equipment, restaurants, operational procedures and employee training. Our Global Food Safety Structure provides dedicated resources in global food safety risk management and food safety standard development and training.

Nutrition & Marketing Practices. We constantly evaluate our menu to identify ways to evolve our offerings while maintaining the great taste our customers know and love. We have a team of food experts who are passionate about food and looking for the latest flavor and ingredient innovations. We are also proud of our long history as an industry leader in responsible marketing to children. We recognize the role we play as a global food company and are actively involved in self-regulation focused on this important issue.

Responsible Sourcing. We approach responsible sourcing holistically, considering our impact on the planet, the livelihoods of the people who produce our food, the communities in which they live and the well-being of the animals on which we rely. We set standards for our sourcing, including in our Supplier Code of Conduct, and engage closely with our supply chain to ensure these standards are upheld. We want to ensure that our sustainable sourcing programs drive lasting, meaningful outcomes on critical issues for people, animals, the environment and our business.

Animal Health & Welfare. Because our ability to serve safe, quality food comes from animals that are cared for properly, we are using our size and global reach to improve the health and welfare of animals in our supply chain. We encourage industry and cross-sector collaboration, relying on strategic and personal relationships with experts who provide guidance on our policies and implementation strategies in each of our local markets. To achieve positive impact in this area, we focus on creating objective, third-party verified systems to measure our performance against industry standards and key animal welfare indicators, working with recognized subject matter experts and academics to access guidance and challenge the way we think, and leveraging our global scale in local markets to help drive the right outcomes.

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ESG: Our Purpose & Impact

Responsible Antibiotic Use. We are committed to the responsible use of antibiotics. Our Vision for Antimicrobial Stewardship outlines our approach to responsible antibiotic use and commitment to address antimicrobial resistance within our supply chain. It seeks and promotes animal production practices that refine antibiotic selection and administration and, where possible, reduce and replace antibiotics with long-term alternative solutions to prevent disease and protect animal health and welfare. We remain committed to the treatment of sick animals aligned with herd veterinarian direction to support the safety of the consumer food supply chain.

Farming Communities. The strength and resiliency of our supply chain comes from our strong collaborations and partnerships with our farmers, ranchers, growers and other producers. We work closely with them to support economically viable farming and improve access to knowledge, tools and best practice farming methods that lead to positive social, economic and environmental benefits in their communities.

Supply Chain Human Rights. Our commitment to respecting human rights is set out in our Human Rights Policy, which applies to our Company and wholly owned subsidiaries worldwide. The success of the McDonald’s System lies in our trusted relationship with suppliers, all of whom must—regardless of the cultural, social or economic context—meet our expectations regarding fundamental rights for all people. Suppliers must also meet our high standards and treat their employees with fairness, respect and dignity. Suppliers are required to commit to upholding the standards contained in our Supplier Code of Conduct and to hold their supply chain, including subcontractors and third-party labor agencies, to the same standards contained in the Code. McDonald’s incorporates due diligence through third-party audits conducted by external firms to assess compliance and then work with suppliers to remediate as appropriate. We expect, and provide guidance to assist, suppliers to meet the standards for human rights, workplace environment, business integrity and environmental management contained in the Code.

Sustainable Agriculture & Beef. We believe our food can be produced in a way that not only protects the environment and contributes positively to a thriving global food system, but also helps rehabilitate and enhance ecosystems around farms through better soil health, improved water management and increased biodiversity. We have made it a global priority to champion sustainability efforts across our supply chain, starting in the areas where we believe we can have the largest impact, such as beef, and helping take sustainable farming practices to scale. This includes working with experts and our beef supply chain globally to advance research that quantifies the impacts and outcomes of sustainability practices to continuously advance the science that will help solve the challenges we face with communities, farmers, producers and our suppliers around the world.

Recent Highlights

Substantially achieved (95.0-99.9%) each of our 2020 responsible sourcing goals for our six priority commodities (beef, soy for chicken feed, coffee, pam oil, fish and fiber) as of the end of 2020
Updated our commitment to phasing out the use of gestation stalls for housing pregnant sows in the U.S. by the end of 2024, a two-year extension of our original goal—set in 2012—due to the impacts of COVID-19 and the global outbreak of African Swine Fever
Continued to make progress toward the five Global Happy Meal Goals we set in 2018 across 20 major markets to evolve the Happy Meal to make balanced meals more accessible to families

2022 Proxy Statement	51

ESG: Our Purpose & Impact

Our Planet

In partnership with our franchisees, suppliers and producers, we are finding new and innovative ways to drive climate solutions, help keep waste out of nature and help preserve natural resources. From minimizing how much packaging we use to investing in renewable energy and partnering to advance sustainable and regenerative agriculture practices—we want to help protect our planet for communities today and in the future.

Our planet-related initiatives are focused on the following areas:

Climate Action. We believe climate change is the most pressing environmental issue of our time. We are proud that, in 2018, we became the first global restaurant company to set a science-based target, approved by the Science Based Targets initiative (SBTi), to significantly reduce greenhouse gas (GHG) emissions. More recently, we joined the United Nations Race to Zero campaign, pledging to put McDonald’s on the path to net zero emissions by 2050.

Packaging & Waste. We are using our scale and reach to help implement and accelerate solutions to help keep waste out of nature and valuable materials in use. To achieve this, our priorities include eliminating unnecessary packaging through design innovation, introducing reusable solutions and encouraging behavior changes, shifting materials to renewable, recycled or certified sources, increasing recycling and reuse solutions, and closing the loop by using more recycled materials.

Conserving Forests. Forests play a vital role in creating oxygen, absorbing greenhouse gas emissions, and providing food, water and shelter for people, plants and animals. We have been on a journey to conserve forests for more than three decades, and we are committed to driving industry transformation and supporting deforestation-free supply chains at scale. Our Commitment on Forests, which sets our vision for achieving this goal, applies to all commodities and every region that we source from, as well as to all suppliers to the McDonald’s System. We are committed to eliminating deforestation from our global supply chains by 2030.

Water Stewardship. Water is one of the world’s most precious resources, and we recognize its stewardship as an important sustainability area. Water stewardship practices are embedded in our sourcing requirements and restaurant operations practices, and we expect suppliers and franchisees to use water responsibly. We also include water in our Global Sustainable Sourcing Guide, which is updated as we establish new targets, assess emerging risks and develop best practices. We have partnered with experts like the World Wildlife Fund and the World Resources Institute to identify water risks and create a stewardship approach that drives actions and improvements across our value chain, including sourcing, processing, transport and our restaurants. Through the actions we are taking across our supply chain and in restaurants, we are seeking to reduce our overall water footprint, especially related to agriculture and row crops.

Recent Highlights

Joined the United Nations Race to Zero campaign in 2021, committing to put McDonald’s on the path to net zero emissions by 2050
Released our inaugural Climate Risk & Resiliency Summary in 2021, guided by reporting recommendations from the Task Force on Climate-Related Financial Disclosures (TCFD), demonstrating our continued commitment to assessing, managing and disclosing climate-related risks and opportunities for our business
99.6% of our beef, soy sourced for the feed of chicken used in our products, palm oil, coffee and fiber used in guest packaging volumes supported deforestation-free supply chains as of the end of 2020
Made a three-year, $5 million commitment in 2021 with the NextGen Consortium to continue work to accelerate and scale sustainable packaging solutions for the industry

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ESG: Our Purpose & Impact

Community Connection

Being part of the community means supporting people every day, and especially when they need it most. This is why we are proud to support the Ronald McDonald House Charities® (“RMHC”). We also donate millions of pounds of food from our supply chain every year, as well as hot meals from our restaurants, to communities in times of need and crisis.

Our connections with the community focus on the following areas:

Community Support & Crisis Response. Our business thrives when our communities thrive. Because most McDonald’s restaurants are run by independent franchisees, we have deep roots in communities. We have also established shared value relationships with community-based organizations around the world, which help provide us and our franchisees with direct insights into issues and challenges facing our communities. Our community strategies focus on three key areas: local support, including sponsorships, funding and resources, such as to local RMHC chapters; volunteering, including through our Global Volunteer Program; and crisis response, including addressing disasters through our partnership with the Red Cross.

Ronald McDonald House Charities. Through a network of over 260 chapters in 62 countries and regions, RMHC enables families to stay together near world-class care facilities when a child is diagnosed with a life-threatening illness. Our owner/operators, employees, suppliers and customers have supported RMHC since 1974.

Food Waste & Donations. We believe good food and precious resources should never go to waste, and we want to use our scale to help tackle this global challenge. We work with our supply chain and restaurants to help ensure our food serves its purpose, and we donate meals and ingredients to feed families in need in local communities across the globe. Our Global Food Disposition Policy helps ensure that food is not wasted. The policy was put in place to support our suppliers and distributors globally to dispose of food in alignment with a food waste hierarchy, including food donations. In 2020, we expanded salvage methods and updated the policy so ingredients like meat, lettuce, milk and cheese could be donated directly to charities—reaching communities faster and in greater quantities than ever before. In the U.S., we actively engage our franchisees and suppliers in our food waste and donations strategy by providing assistance in finding local donation partners.

Recent Highlights

Donated $5 million in 2022 to our Employee Assistance Fund and support relief efforts led by the International Red Cross in response to recent developments in Ukraine and the resulting humanitarian crisis in Europe
Continued to partner with our crew, franchisees, suppliers, producers and farmers to serve food in our communities, offering free ‘Thank You Meals’ to healthcare workers and first responders
Continued the five-year, $100 million commitment to RMHC that we set in 2020 to help RMHC continue increasing access to quality health care for children around the world

2022 Proxy Statement	53

ESG: Our Purpose & Impact

Jobs, Inclusion & Empowerment

McDonald’s has always been a people business. Fostering safe, respectful and inclusive workplaces wherever we do business is integral to our Company, and we will continue to hold ourselves to the highest standards. We are helping to promote bright futures by providing access to education and the opportunity to develop skills in the communities we serve and through accelerating equity and inclusion across our business. Whether it’s providing access to local education, tuition assistance or job-readiness programs, we—together with our franchisees and suppliers—make opportunity open for all. Guided by our core values, we are also committed to being better allies, sponsors and leaders, helping to create a future where equality, fairness and opportunity are not just goals, but the lived experience of everyone.

Our jobs, inclusion & empowerment initiatives focus on the following areas:

Diversity, Equity & Inclusion. Our aspiration is that no matter where you are in the world, when you interact with McDonald’s, inclusivity and equity are evident. We believe that a diverse workforce is critical to our success, and we are committed to making this a continued priority for our Company. Our DEI strategy is designed to drive accountability across the System to better represent the diverse communities in which we operate, accelerate cultures of inclusion and belonging, and further dismantle barriers to economic opportunity.

Skills & Education. At McDonald’s, people are the face of our brand and critical to our success. Our ambition is to leverage our scale to provide training and education programs to help build a positive future for everyone, no matter where they are in their lives. For those who choose to build a career with McDonald’s, our training, education and leadership development programs can take them to the highest levels of our organization. From apprenticeship opportunities, to language and technical skill training, to support for continuing education and competitive benefits, we are committed to helping staff and Company-owned restaurant employees continue their path forward, and we encourage franchisees to do the same.

Human Rights & Respectful Workplaces. We and our franchisees are committed to fostering environments where everyone is equally empowered to realize their full potential. Upholding human rights and cultivating respectful workplaces protects the integrity of our brand and fuels our success. Our commitment to respecting our people and their rights is set forth in several of our policies, including our Standards of Business Conduct, Human Rights Policy, Global Statement of Principles on Workplace Violence Prevention, and Global Statement of Principles Against Discrimination, Harassment and Retaliation. We also encourage franchisees to uphold these principles and to adopt their own similar policies.

People Safety. Nearly two million people work within a Company-owned or franchised McDonald’s restaurant globally across nearly 40,000 locations worldwide. We have a responsibility to protect the safety, health and wellness of everyone who enters one of our restaurants—whether it’s the employees in our corporate offices, the team members in a restaurant or the customers enjoying a meal. With our international markets and franchisee partners, we promote robust health and safety measures in restaurants, including implementing safety programs, setting goals and providing access to well-being resources and training.

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ESG: Our Purpose & Impact

Recent Highlights

  Announced Global Brand Standards in 2021—aimed at advancing a culture of safety—that the nearly 40,000 McDonald’s brand restaurants across the globe must adhere to, with assessments to hold them accountable

  Raised hourly wages at Company-owned McDonald’s USA restaurants in 2021, with average hourly wages expected to reach $15 an hour by the end of 2024

  In 2021, set goals to increase representation of women globally and historically underrepresented groups in the U.S. in leadership roles (Senior Director and above) by 2025, measuring progress towards achieving both goals incrementally on an annual basis beginning in 2021

  Incorporated quantitative human capital metrics into our executives’ annual incentive compensation in 2021 to hold leadership accountable

  Committed to close pay gaps identified in annual equal pay gap analyses for gender globally and for historically underrepresented groups in the U.S. Our 2021 pay gap analysis showed that we have substantially achieved equal pay for women globally (99.85%) and that there was no pay gap disfavoring historically underrepresented groups in the U.S.

  In 2021, invited U.S.-based suppliers to sign a Mutual Commitment DEI – committing to promote DEI within their own organizations

  In 2021, launched a franchisee recruitment initiative to help increase the number of new franchisees from all backgrounds

  McDonald’s USA and its U.S. franchisees set goals in 2021 to increase Systemwide national investments in diverse-owned media companies in the U.S. by the end of 2024

  In 2021, disclosed our corporate employee representation and EEO-1 data for the first time

  In 2021, published an inaugural Diversity Snapshot, including data on employee, Board and franchisee representation, as well as supplier diversity

2022 Proxy Statement	55

ESG: Our Purpose & Impact

Shareholder Engagement

Our Board and management team are highly receptive to feedback and have a robust shareholder engagement program. Notably, our shareholder engagement since our last Annual Shareholders’ Meeting has focused on topics including ESG initiatives, including those relating to environmental matters, human capital management and DEI, executive compensation, and Board governance and refreshment.

The following graphics illustrate elements of our shareholder outreach and engagement, which are ongoing throughout the year, as well as certain items that take place more specifically before, during and after our Annual Shareholders’ Meeting:

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ESG: Our Purpose & Impact

Board’s Response to Shareholder Proposals

Accountability to our shareholders continues to be an important component of our success. Every year, following our Annual Shareholders’ Meeting, our Governance Committee considers the voting outcomes for shareholder proposals. In addition, our Governance Committee and other Committees, as appropriate, consider proposed courses of action in light of the voting outcomes for shareholder proposals under their oversight.

At our 2021 Annual Shareholders’ Meeting, an advisory shareholder proposal requesting to allow shareholders to act by written consent received support of approximately 42% of shares voted. While the majority of our shareholders rejected the proposal (for the sixth time in the past eight years, each time proposed by the same shareholder proponent or his affiliates), our Board and Governance Committee carefully considered the voting results and continued to seek investor feedback, as they have done in prior years. Our Board continues to believe that our shareholders have an effective suite of rights to express their views, effect change between Annual Shareholders’ Meetings and ensure Board accountability. Importantly, the failure of this proposal to receive majority support year after year demonstrates that the majority of our shareholders continue to support our current governance practices.

Other Governance Policies and Principles

Corporate Governance Principles

Our Governance Committee regularly reviews our Corporate Governance Principles and other governing documents and policies to confirm their appropriateness in light of our current and expected long-term circumstances, as well as evolving practices. Our Corporate Governance Principles are available on our website at https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/governance-resources.html.

Outside Board Service

It is expected that, before accepting an offer to serve on another public company board, a Director will consider whether that service will compromise his or her ability to perform his or her present responsibilities to our Company. Our Board has a policy providing that Directors may not serve on more than three public company boards (in addition to our Board). Our CEO and other management Directors, if any, may only serve on one public company board (in addition to our Board). Moreover, in the event of any conflicts in scheduling between our Board and any board that Directors may subsequently join, Directors shall commit to prioritizing their attendance obligations with our Board. Prior to accepting an invitation to serve on another public company board, each independent Director is required to provide notice to our Corporate Secretary, Chairman and Governance Committee Chair, and to obtain the consent of our Chairman and Governance Committee Chair, otherwise such Director shall offer to submit his or her resignation from our Board to our Governance Committee Chair. Our Governance Committee Chair shall then determine whether to accept or reject such offer. Our Governance Committee reviews our policy on outside Board service as part of its annual review of our Corporate Governance Principles, and recommends to our Board any appropriate changes.

Codes of Conduct

Each year, our Directors must confirm that they have read and will comply with our Code of Conduct for the Board of Directors. Our employees, including executive officers, are subject to our Standards of Business Conduct. These codes are available on our website at https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/governance-resources.html. If we make any amendments to these codes (other than technical, administrative or other non-substantive amendments) or grant any waiver, including an implicit waiver, from a provision of these codes to our CEO, CFO, chief operating officer, chief accounting officer or controller (or persons performing similar functions), we will disclose the nature of such amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC.

2022 Proxy Statement	57

ESG: Our Purpose & Impact

Meeting Attendance

Directors are expected to attend all meetings of our Board and the Committees on which they serve, as well as our Annual Shareholders’ Meeting. Our Board met seven times in 2021, and our Committees met the number of times set forth on pages 41 - 45.

On average, our Directors attended 98% of the total number of meetings of our Board and the respective Committees on which they served in 2021, and each Director attended at least 75% of such meetings. In addition, all Directors attended our virtual 2021 Annual Shareholders’ Meeting.

Executive Sessions

Independent Directors meet regularly in executive sessions without management present. An executive session is typically scheduled immediately before or after each regular Board meeting. Our Chairman presides at such executive sessions, except in such matters as may involve his re-election or compensation, or our Board’s leadership structure, in which case our Governance Committee Chair presides. Executive sessions are also regularly scheduled in connection with Committee meetings, other than our Executive Committee, throughout the year.

Director Orientation and Continuing Education

Upon joining our Board, Directors participate in an orientation that includes introductions to members of our senior leadership team and provides information about our operations, performance, strategic plans and corporate governance practices. In addition, members of senior leadership and other speakers are periodically invited to attend portions of Board and Committee meetings to provide updates on business and general industry trends, as well as governance, regulatory, legal and financial matters.

Directors are encouraged to participate in continuing education programs to stay informed of developments in corporate governance and issues relating to the operation of public company boards. Directors also conduct periodic visits to our restaurants and, of course, are McDonald’s customers. For more information on how Directors oversee and remain informed on Company strategy, see “Strategy Oversight” on page 48.

Director Compensation

Non-management Directors are compensated for their service on our Board, as described below. Directors who are also Company employees do not receive any compensation for their service as Director.

Our Governance Committee annually evaluates the compensation of non-management Directors. Consistent with this practice, in 2021, the independent compensation consulting firm Frederic W. Cook & Co., Inc. performed a comprehensive review of our non-management Director compensation, including benchmarking director compensation at peer and similarly-sized companies, using the same peer group as is used for executive compensation review and described under “Compensation Discussion and Analysis” beginning on page 61. Informed by the results of this review, our Governance Committee recommended that no changes be made to our Director compensation program.

Our Director compensation currently consists of: (i) an annual cash retainer of $115,000; (ii) an annual grant of common stock equivalent units with a value of $185,000 under our Directors’ Deferred Compensation Plan (the “Directors’ Plan”); (iii) an annual cash retainer of $30,000 for our Audit & Finance Committee Chair; and (iv) an annual cash retainer of $25,000 for each Director serving as Chair of our Compensation, Governance, Public Policy & Strategy or Sustainability & Corporate Responsibility Committee. In addition, we match up to $10,000 of charitable contributions made annually by Directors to certain types of tax-exempt organizations.

Common stock equivalent units granted to Directors are credited to an account in the Directors’ Plan that reflects the gains, losses and dividends associated with a notional investment in our common stock. In addition, Directors may defer all or a portion of their cash retainers in the form of additional common stock equivalent units under the Directors’ Plan. Common stock equivalent units so credited are based on a per-share price equal to the closing price of our common stock on the date the units are credited. Amounts credited are deferred until the Director’s retirement from our Board or a date specified by the Director. A Director may elect that all or a portion of the credited common stock equivalent units be paid in a lump sum or equal annual installments over a period of up to 15 years, beginning after retirement from our Board. In the event of death, amounts are paid in a lump sum. All amounts paid from the Directors’ Plan are paid in cash.

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ESG: Our Purpose & Impact

The following table summarizes the compensation received by each non-management Director serving in 2021:

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Lloyd Dean	115,000	185,000	10,600	310,600
Robert Eckert	140,000	185,000	10,600	335,600
Catherine Engelbert	115,000	185,000	10,600	310,600
Margaret Georgiadis	115,000	185,000	10,600	310,600
Enrique Hernandez, Jr.	365,000	435,000	10,600	810,600
Richard Lenny	140,000	185,000	5,600	330,600
John Mulligan	145,000	185,000	10,600	340,600
Sheila Penrose	140,000	185,000	10,600	335,600
John Rogers, Jr.	115,000	185,000	10,600	310,600
Paul Walsh	115,000	185,000	10,600	310,600
Miles White	140,000	185,000	10,600	335,600
(1)	As described above, Directors may defer all or a portion of their retainer earned in the form of additional common stock equivalent units under the Directors’ Plan.
(2)	Amounts in this column represent the aggregate grant date fair value of common stock equivalent units computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and granted to each non-management Director who served on our Board during 2021. As discussed above, this column also includes 1,077 RSUs granted to Mr. Hernandez in 2021 in connection with his service as Chairman, with an aggregate grant date fair value of $250,000. These RSUs shall be payable in either shares of our common stock or cash, at our discretion, and shall vest on the later of his retirement from our Board or the first anniversary of the grant date.
(3)	Represents our matching gifts of charitable contributions to tax-exempt organizations for participating Directors that were received in 2021 and a McDonald’s gift card provided to Directors as prepayment for their food and beverage expenses at McDonald’s restaurants.

Cumulative Outstanding Stock Awards as of December 31, 2021

Name	Outstanding stock awards
Lloyd Dean	9,797
Robert Eckert	63,611
Catherine Engelbert	1,641
Margaret Georgiadis	7,350
Enrique Hernandez, Jr.(1)	95,621
Richard Lenny	37,878
John Mulligan	6,643
Sheila Penrose	29,724
John Rogers, Jr.	60,794
Paul Walsh	3,058
Miles White	18,613
(1)	Includes 8,931 RSUs granted to Mr. Hernandez in connection with his service as Chairman from 2016 through 2021.

2022 Proxy Statement	59

Executive Compensation

Advisory Vote to Approve Executive Compensation

Our Board recommends that you vote “FOR” this proposal.

We are asking shareholders to approve, on an advisory basis, pursuant to Section 14A of the Exchange Act, the compensation of our named executive officers for 2021, including the Compensation Discussion and Analysis (the “CD&A”), compensation tables and related material disclosed in this Proxy Statement.

As fully described in the CD&A, our executive compensation program is guided by the following long-standing principles: (i) pay for performance; (ii) drive business results with a focus on creating long-term shareholder value; and (iii) pay competitively. Our executives’ compensation opportunities are predominantly performance-based. Our Compensation Committee has established challenging financial performance targets, and payouts under our incentive plans can vary significantly based on Company performance.

The Company’s strong 2021 performance has continued to prove the strength of our people, the scale of our supply chain, the resilience of our System and the power of McDonald’s brand. Guided by our strategic plan, referred to as Accelerating the Arches, the Company focused on meeting the changing needs of our customers by harnessing competitive advantages that are essential to our future growth.

The Company’s strong 2021 Systemwide sales and operating income performance produced a Corporate STIP payout factor for NEOs of 184.9% (inclusive of both financial and human capital metrics). Despite strong performance in 2019 and 2021, the performance-based restricted stock units awarded to our executives in 2019 had a payout factor of 66.7% due to the impact of the COVID-19 pandemic on our 2020 results. These payouts underscore the Committee’s commitment to align payouts with Company performance in order to drive long-term value creation for our shareholders.

For the reasons expressed above and discussed in more detail in the CD&A, the Board believes the Company’s executive compensation program effectively motivates strong performance while balancing risk, thereby aligning the interests of our executives with the interests of our shareholders.

Consistent with our past practice, we are asking shareholders to approve an advisory vote on executive compensation. Although this vote is advisory and non-binding, our Board values the opinion of our shareholders and our Compensation Committee will review the voting results as well as our ongoing dialogue with shareholders when considering future executive compensation decisions.

We currently hold our advisory vote on executive compensation annually, and the next advisory vote on executive compensation is expected to occur at our 2023 Annual Shareholders’ Meeting.

60	McDonald’s Corporation

Executive Compensation

Compensation Committee Report

The Compensation Committee (the “Committee”) has reviewed and discussed the CD&A with McDonald’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted,

The Compensation Committee

Richard Lenny, Chair
Lloyd Dean
John Rogers, Jr.
Paul Walsh

Compensation Discussion and Analysis

This CD&A describes the Company’s executive compensation program and provides insights into the Committee’s process and rationale for reviewing and implementing the compensation program. To enable easier navigation of the information provided below, we have organized the disclosure into the following sections:

2022 Proxy Statement	61

Executive Compensation

Our 2021 Year in Review

Business Performance

The Company’s 2021 performance has continued to prove the strength of our people, the scale of our supply chain, the resilience of our System and the power of McDonald’s brand. Guided by our strategic plan, referred to as Accelerating the Arches, the Company focused on meeting the changing needs of our customers by harnessing competitive advantages that are essential to our future growth. The Company prioritized our strategic growth pillars by maximizing our marketing, committing to the core menu items and doubling down on digital, drive-thru and delivery to create memorable customer experiences.

These efforts resulted in broad-based momentum, despite the challenging and evolving macro-economic environment, including a comparable sales increase of 17% over 2020 and 8% over 2019. The following graphics highlight the Company’s strong performance on financial metrics that drive our business and are key elements of our incentive compensation plans.

Systemwide Sales*	Operating Income*	Earnings Per Share*
21%	41%	59%

*	As reported in our Annual Report on Form 10-K for the year ended December 31, 2021

Compensation
The Company’s strong 2021 Systemwide sales and operating income performance produced a Corporate STIP payout factor for NEOs of 184.9% (inclusive of both financial and human capital metrics). However, despite strong performance in 2019 and 2021, the performance-based restricted stock units awarded to our executives in 2019 had a payout factor of 66.7% due to the impact of the COVID-19 pandemic on our 2020 results. These payouts underscore the Committee’s commitment to align payouts with Company performance over different time periods in order to drive long-term value creation for our shareholders.

The following graphics illustrate the significant variance in STIP and PRSU payouts over the last three years as a result of our strong pay for performance alignment.

Historical STIP Payouts*		Historical PRSU Payouts

PRSU Payout Factor
Cumulative 3-Year TSR
200%
150%
100%
50%
0%
80%
60%
40%
20%
0%
162%
0%
67%
2017-2019
2018-2020
2019-2021
PRSU Payout
3-Year TSR

*	STIP includes multiple performance metrics each year, including operating income as a primary financial metric in each of these years.	*	PRSU payouts include multiple performance factors each year, including total shareholder return (TSR) in each year.
**	Represents GAAP growth rate.

For more detailed information on the Company’s incentive plans and the calculation of our payout factors, see “Performance-Based Compensation Metrics” and “Direct Compensation Elements” beginning on pages 67 and 68, respectively.

62	McDonald’s Corporation

Executive Compensation

Named Executive Officers

Our named executive officers (or NEOs) for 2021 are listed below:

Christopher Kempczinski President and Chief Executive Officer	Joe Erlinger President, McDonald’s USA

Kevin Ozan Executive Vice President and Chief Financial Officer	Desiree Ralls-Morrison Executive Vice President, General Counsel and Corporate Secretary

Ian Borden President, International

Compensation Guiding Principles

The Company is guided by the following long-standing principles: (i) pay for performance; (ii) drive business results with a focus on creating long-term shareholder value; and (iii) pay competitively. These principles drive the design, implementation and risk profile of our compensation program.

Throughout the year, management engages in dialogue with a significant portion of our shareholders on a variety of topics, including our executive compensation program (for more details, see the “Proxy Summary” beginning on page 8). The Committee considers feedback received through these direct discussions with investors as well as prior “Say on Pay” results. Accordingly, the Committee considered the approval by approximately 93% of the votes cast for the Company’s 2021 Say on Pay vote and determined that the Company’s compensation guiding principles and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2021 Say on Pay vote.

Strong support for our executive compensation program at our 2021 Annual Shareholders’ Meeting.

First Principle: Pay for Performance

Our executives’ compensation opportunity is predominantly performance-based. As shown in the graphic to the right, for 2021, 93% of our CEO’s target total direct compensation opportunity was performance-based. This graphic reflects the impact of the 2021 increase in the value of the annual equity grant to Mr. Kempczinski (as discussed further below under “Long-Term Incentive Compensation”). In addition, for the NEOs other than Mr. Kempczinski, approximately 83% of the target total direct compensation opportunity for 2021 was performance-based (excluding one-time sign-on bonus and certain time-based equity awards for Ms. Ralls-Morrison in connection with her hire).

Our incentive plans are based on a variety of strategic financial metrics that are aligned with our key measures of long-term sustainable growth. Beginning in 2021, the STIP includes quantitative human capital metrics that reinforce the importance of our Company’s values and hold executives accountable for making progress on DEI goals (as discussed further below under Aligning Compensation with Business Strategy). The Committee has established challenging performance targets, and payouts under our incentive plans can vary significantly based on performance.

*	The above chart represents the CEO’s target total direct compensation for 2021, using Mr. Kempczinski’s salary, target STIP payout, and ASC 718 values for equity awards granted in 2021.

KEY 2021 METRICS

STIP	PRSUs
Operating income growth	Earnings per Share (“EPS”) growth
Systemwide Sales growth	Return on Invested Capital (ROIC)
Human Capital Metrics	Total Shareholder Return (TSR)

2022 Proxy Statement	63

Executive Compensation

Second Principle: Drive Business Results and Long-Term Value Creation

While we believe it is important to reward success against short-term goals, our overall focus is on driving long-term shareholder value. The Committee regularly considers how the Company’s compensation program drives its current business strategy, as described below. In order to incent long-term value creation, we have generally delivered more than 75% of our CEO’s compensation opportunity in the form of equity awards that vest over several years.

Third Principle: Pay Competitively

Our compensation program is designed to attract, engage and motivate talented executives critical to our success. The Committee monitors the compensation practices of our peer group of companies with which we compete for talent. Additionally, the Committee considers internal pay equity, as described below, when making executive compensation decisions.

Aligning Compensation with Business Strategy

Philosophy

The Committee annually reviews the executive compensation program to evaluate whether the program and performance metrics support the Company’s business strategy. The Committee assesses the effectiveness of the program each year and refines the metrics as needed to reflect the most important elements of business performance in a given year. As a result of such review and assessment, the Committee retained the financial metrics of Systemwide sales and operating income, but added human capital metrics, as described in more detail below.

2021 Awards

The evolving macroeconomic operating environment and consumer expectations informed the development of the new Accelerating the Arches growth strategy the Company announced in November 2020. Accelerating the Arches is a strategic framework for delivering growth that builds on the Company’s competitive advantages, while also driving greater impact in the communities we serve. Consistent with this strategy and current consumer behavior, the 2021 STIP metrics are designed to increase executives’ focus on driving key top and bottom-line measures, Systemwide sales growth and operating income growth.

In order to drive progress on our DEI priorities, the Committee also introduced new human capital metrics to the 2021 STIP. These new human capital metrics include four quantitative metrics for 2021 focused on championing our Company values, improving diversity representation among leadership, and fostering strong feelings of inclusion among employees.

For 2021, STIP metrics consisted of Systemwide sales growth (42.5%), operating income growth (42.5%) and human capital metrics (15%).

2022 Awards

Consistent with its Accelerating the Arches growth strategy, the Committee will utilize the same primary performance metrics under the 2022 STIP as under the 2021 STIP. In late 2021, the Company launched a new franchisee recruitment initiative designed to increase the number of franchisees from all backgrounds. In order to incent success of this initiative, Messrs. Borden and Erlinger will be eligible for an additional payout modifier based on the achievement of a quantitative performance metric measuring increased diversity in our franchisee pipeline. The maximum impact of this modifier for Messrs. Borden and Erlinger is to increase their 2022 STIP payouts by up to 15 percentage points (their maximum payout remains at 200% of target).

64	McDonald’s Corporation

Executive Compensation

Compensation Setting Process

As discussed above, the Committee reviews our overall executive compensation program to evaluate whether it remains aligned with current business objectives and evolving best practices. The following highlights the Committee’s annual review process.

Number of meetings:
5 throughout 2021

Agendas:
Determined by the Committee Chair with the assistance of our Chief People Officer

Attendees:
The Committee, members of management (including our Chief People Officer), representatives from FW Cook and, when appropriate, other external professional advisors

Input from our compensation consultant	FW Cook, the Committee’s independent compensation consultant, reviews and provides input on overall compensation design and NEO target compensation opportunities.
Other considerations	The Committee considers peer data and market benchmarking pay data obtained from various sources.
Role of management	Management provides the Committee with its perspectives on compensation matters. No member of management is involved in decisions regarding their own compensation.

The Committee Chair regularly reports to the Board following Committee meetings. Further, the Committee Chair, along with our Chairman, lead the independent directors in the evaluation of our CEO’s performance. Based upon the results of this performance evaluation and informed by input from FW Cook, the Committee reviews and approves CEO compensation.

Internal Pay Equity

The Committee considers the following in determining the amounts reflected in our direct compensation opportunities: competitive considerations, relative scope of responsibilities, individual performance, tenure in position, and the effect on our general and administrative expenses. In addition, as circumstances warrant, we may provide compensation to executives outside of our regular compensation structure in connection with their hiring, promotion or retention (see “New Hire Compensation” below for more information related to sign-on awards received by Ms. Ralls-Morrison). This permits us to meet specific business objectives without distorting pay equity. The Company does not discriminate based on gender, race, religion, age or any other similarly protected personal characteristics.

Independent Compensation Consultant

The Committee has the sole authority to retain and dismiss an independent compensation consultant and has engaged FW Cook as its consultant. FW Cook also advises the Governance Committee on non-employee director compensation. Consistent with its Charter, the Committee regularly considers FW Cook’s independence. In 2021, the Committee concluded that FW Cook is independent and that its work for the Committee did not raise any conflicts of interest. Management may not engage the Committee’s consultant for any purpose.

2022 Proxy Statement	65

Executive Compensation

Peer Companies

Consistent with our goal of providing competitive compensation to incent and retain executive talent, we review total direct compensation compared to levels at peer companies that we believe are reflective of our business. When we set executive compensation targets, we use the market median for each compensation element as a reference point; however, we do not specifically target any element of compensation at a particular percentile.

Annually, based on input from FW Cook and management, the Committee selects a peer group comprised of companies with which we compete for talent, including our direct competitors, major retailers, producers of consumer branded goods and companies with a significant global presence. In identifying the Company’s peer group, the Committee considered the Company’s industry classification (under the S&P’s Global Industry Classification Standard), and the revenues and market capitalization of potential peer companies as well as peers of peers, among other criteria.

As a result of its annual review, the Committee retained the same peer group for 2021 that was used to evaluate 2020 pay decisions, in particular given the unique and uncertain macroeconomic environment created by the COVID-19 pandemic during 2020 and 2021. Our 2021 peer group and statistics comparing these companies to McDonald’s in terms of size and performance are included in the following graphics.

3M Company	Kellogg Company	The Procter & Gamble Company
Best Buy Co., Inc.	Kimberly Clark	Starbucks Corporation
Carnival Corporation	The Kraft Heinz Company	Target Corporation
The Coca-Cola Company	Lowe’s Companies, Inc.	Walgreens-Boots Alliance, Inc.
Colgate-Palmolive	Marriott International	Wal-Mart Inc.
FedEx Corporation	Mondeléz International, Inc.	Yum! Brands Inc.
General Mills, Inc.	NIKE, Inc.
Johnson & Johnson	PepsiCo

		McDonald’s vs. Peer Group
Financial Comparisons	McDonald’s*	Percentile	Rank	Sample Size
Revenues (most recent fiscal year)	$23.2	32%	16	out of 23
Market Capitalization (12/31/21)	$200.03	73%	7	out of 23
Systemwide Sales (most recent fiscal year)	$112.14	91%	3	out of 23
1-Year TSR (12/31/21)*	27.81%	82%	5	out of 23
3-Year TSR (12/31/21)*	62.15%	50%	12	out of 23
5-Year TSR (12/31/21)*	153.12%	82%	5	out of 23

*	Dollars in millions. Data retrieved from Bloomberg Terminal and verified using CapitalIQ. TSR is non-annualized.

66	McDonald’s Corporation

Executive Compensation

2022 Peer Group

In 2021, the Committee conducted an extensive analysis of our peer group with the support of management and FW Cook and determined that the peer group for 2022 should be updated in light of the Accelerating the Arches strategy and the associated impact on our talent needs. As part of this analysis, the Committee reviewed the peer group through the following screens.

  Covered Industries: continued current related industries (restaurants and leisure, retail, consumer products and food and beverage) and added technology as a result of the importance of digital capabilities in the Company’s growth strategy.

  Size: focused on peers that fall within the general size parameters, specifically companies with revenue and a market cap in the range of 0.25 to four times those of the Company.

  Strategic Criteria: iconic global brand, global business and talent market competitor.

The Committee’s analysis yielded a smaller peer group of 16 companies for 2022. The new group reflects 14 companies that were part of our 2021 peer group, the addition of two technology companies and the removal of eight companies who are viewed as less relevant using the above screens. The graphic to the right illustrates the specific changes to our peer group for 2022.

Companies Added to Peer Group:

Mastercard

Visa

Companies Removed From Peer Group:

3M Company

Best Buy Co., Inc.

Carnival Corporation

FedEx Corporation

General Mills, Inc.

Kellogg Company

Kimberly Clark

Lowe’s Companies, Inc.

Performance-Based Compensation Metrics

Our 2021 compensation program was comprised of both annual and long-term incentive awards, based on objective performance metrics (both absolute and relative), as well as our stock price performance, as reflected in the graphic below:

  The Committee takes a holistic approach to establishing performance targets under the Company’s incentive compensation plans.

  The Committee recognizes the importance of achieving an appropriate balance between rewarding executives for strong performance over both the short- and long-term, and establishing realistic but rigorous targets.

  The Committee focuses on the need to motivate and retain executives, without encouraging excessive risk taking.

  In setting these objective performance targets, the Committee considers the Company’s financial objectives and the economic, industry and competitive environments.

42.5%	Operating Income Growth

42.5%	Systemwide Sales Growth

15%	Human Capital Metrics

75%	EPS Growth

25%	ROIC

+/- 25 points	Relative and Absolute TSR

100%	Share Price Increase

2022 Proxy Statement	67

Executive Compensation

Incentive Awards – 2021 Payouts

The Committee established rigorous targets that were closely aligned with our business plans. As a result of strong top and bottom-line financial results across the world, our NEOs nearly achieved the maximum payout factor with a Corporate STIP of 184.9% (inclusive of both financial and human capital metrics). However, despite strong performance in 2019 and 2021, the PRSUs that vested in early 2022 paid out below target (66.7%) due to the impact of the COVID-19 pandemic on our 2020 performance. The below-target payouts for these PRSUs, despite the strong performance in two of the three years in the performance period, demonstrates our commitment to our pay for performance philosophy and our emphasis on creating long-term shareholder value. See “Short-Term Cash Incentive (STIP)” on page 69 and “Long-Term Incentive Compensation” on page 71 for more information on the payouts with respect to these awards.

The following graphics highlight the Company’s results against the performance targets established for the key financial metrics in the Company’s incentive plans.

2021 STIP PERFORMANCE VS TARGETS

Systemwide sales	Operating income growth

2019 PRSUs VS TARGETS

EPS*	ROIIC*
*	2019-2021 compound annual EPS growth.
**	2019-2021 ROIIC.
Direct Compensation Elements

Annual Compensation

Base Salary

To maintain competitiveness and internal pay equity, the Committee considers market practice, scope of responsibilities, individual performance, tenure in position, internal pay equity and the effect on our general and administrative expenses. In early 2021, the Committee approved increases to the base salaries of our NEOs to better align their compensation relative to comparable roles within our peer group, as illustrated in the following table. In determining Ms. Ralls-Morrison’s base salary upon her hire in April 2021, the Committee considered the compensation for General Counsels in our peer group as well as internal pay equity.

Named Executive Officer	2020 Salary*($)	2021 Salary*($)
Christopher Kempczinski	1,250,000	1,313,000
Kevin Ozan	880,000	910,000
Ian Borden**	664,000	815,000
Joseph Erlinger	775,000	815,000
Desiree Ralls-Morrison	N/A	800,000
*	Effective March 1 of applicable year.
**	Mr. Borden is paid in Canadian dollars, with a salary of CAD 850,000 for 2020 and CAD 1,045,000 for 2021.

68	McDonald’s Corporation

Executive Compensation

Short-Term Cash Incentive (STIP)

For 2021, the STIP was aligned with the Company’s Accelerating the Arches growth strategy and rewarded growth in Systemwide sales, operating income and performance against quantitative human capital metrics. Systemwide sales is an important metric in a franchise business as income generation is closely correlated to sales growth and is also a measure of the financial health of our franchisees. Operating income growth requires the Company to balance increases in revenue with financial discipline to produce strong margins and a high level of cash flow. In 2021, the Committee introduced four new quantitative metrics focused on human capital to the STIP, which reinforces our Company’s values and holds executives accountable for making progress on DEI goals.	2021 STIP METRICS

In light of the uncertainty in the global economic environment due to the pandemic, the Committee established a target performance range for both Systemwide sales and operating income. The chart below provides the Systemwide sales and operating income growth necessary to achieve threshold, target and maximum payouts under the 2021 STIP for Corporate:

2021*	Threshold	Target*	Maximum
Systemwide sales growth	0%	8-12%	21%
Comparable operating income growth	0%	19-26%	41%
*	Payout percentage interpolated for results that fall between each of the performance levels specifically identified.
**	Achievement of any performance level in the range would have resulted in a target payout.

Performance Versus 2021 STIP Target

The following table shows the Systemwide sales and operating income targets and results under 2021 STIP for each of the segments. STIP payouts are capped at 200% of target.

	Systemwide Sales (42.5% weighting)				Operating Income* (42.5% weighting)
Dollars in billions	Target Systemwide Sales** ($)	Target 2021 Systemwide Sales Growth Over 2020** (%)	2021 Systemwide Sales ($)	2021 Systemwide Sales Growth Over 2020 (%)	Target 2021 Operating Income** ($)	Target 2021 Operating Income Growth Over 2020** (%)	2021 Adjusted Operating Income ($)	2021 Adjusted Operating Income Growth Over 2020 (%)
Corporate	100.7-104.5	8-12	110.5	18	8.4-8.9	19-26	9.8	39
U.S.	41.2-42.9	2-6	46.0	13	4.0-4.2	5-11	4.8	25
International Operated Markets (“IOM”)	34.9-36.1	14-18	37.8	24	4.3-4.5	29-35	4.9	48
International Developmental Licensed Markets (“IDL”)	24.6-25.6	11-15	26.8	20	1.2-1.3	11-15	1.4	21
*	The 2021 operating income target and results above have been adjusted in accordance with the Committee’s pre-established guidelines. See page 72 for further information on the Committee’s guidelines as well as 2021 STIP adjustments.
**	Under the payout curves, the Committee established a performance range or the achievement levels that would have resulted in a target payout for these goals.

2022 Proxy Statement	69

Executive Compensation

With respect to human capital, the Committee established quantitative metrics to measure the Company’s performance. NEOs earned 5 STIP points for each human capital metric achieved with achievement of three metrics corresponding to a target-level payout of 15 STIP points. In early 2022, the Committee reviewed our performance with respect to the quantitative human capital metrics under the 2021 STIP and determined that the NEOs earned 10 STIP points (66.7% of target) by achieving two of the four human capital metrics. Although the Company increased representation of underrepresented minorities in leadership roles (senior director and above), the specified metric was not achieved resulting in no STIP points earned.

Please refer to the chart below for more details on these metrics and our achievement.

Category	Metric	Metric Achieved	STIP Points
Values	Meet or exceed specified McDonald’s Values Index* score		5
Representation	Meet or exceed specified increase in global representation of women in senior director and above positions		5
Representation	Meet or exceed specified increase in U.S. representation of underrepresented minorities in senior director and above positions	—	0
Inclusion	Meet or exceed specified McDonald’s Inclusion Index*score	—	0
			Total STIP Points: 10 Performance factor: 66.7%
*	Comprised of employee survey questions that measure the extent to which employees believe the Company is taking actions to support our values and produce an inclusive environment.

Individual 2021 STIP Payouts

The 2021 STIP target and actual payouts for the NEOs are shown in the table below.

Named Executive Officer	Applicable Team Factors	Performance Factors	Target 2021 STIP Payment as Percentage of Salary (%)*	2021 Target STIP Payout ($)	2021 STIP Payout ($)	2021 STIP Payment as Percentage of Target (%)
Christopher Kempczinski*	Corporate (85%)	205.7	180	2,363,400	4,368,745	184.9
	Human Capital (15%)	66.7
Kevin Ozan	Corporate (85%)	205.7	120	1,092,000	2,018,562	184.9
	Human Capital (15%)	66.7
Ian Borden	IOM (42.5%)	185.9	110	896,500	1,532,408	170.9
	IDL (21.25%)	178.3
	Corporate (21.25%)	205.7
	Human Capital (15%)	66.7
Joseph Erlinger*	U.S. (63.75%)	225.0	110	896,500	1,767,484	197.2
	Corporate (21.25%)	205.7
	Human Capital (15%)	66.7
Desiree Ralls-Morrison**	Corporate (85%)	205.7	90	493,151	911,590	184.9
	Human Capital (15%)	66.7
*	In 2021, the Committee increased the 2021 STIP targets for Messrs. Kempczinski (from 170% to 180%), Ozan (from 110% to 120%), Borden (from 90% to 110%) and Erlinger (from 100% to 110%), to improve market competitiveness and to better align their compensation internally.
**	Ms. Ralls-Morrison’s 2021 STIP target pro-rated based on her start date of April 26, 2021.

70	McDonald’s Corporation

Executive Compensation

Long-Term Incentive Compensation

Setting 2021 Equity Award Values

The Committee considers market practice, scope of responsibilities, individual performance, tenure in position, internal pay equity and the effect on our general and administrative expenses in setting equity award values in an effort to maintain market competitiveness and internal pay equity. In order to energize and retain our most critical senior leaders and in recognition of their essential role in leading the business through a strong recovery from the impact of COVID-19 and to drive further growth over the next several years, the Committee approved an increase in the 2021 values of the annual equity awards granted to certain NEOs, including Messrs. Kempczinski, Ozan, Borden and Erlinger. The Committee believes that awarding this increase is consistent with our pay-for-performance philosophy and further aligns the interests of our executives with the long-term interests of our shareholders.

The following table illustrates the 2021 increase in annual equity award value for the NEOs who received an award in 2020:

Named Executive Officer	2020 Award Value ($)	2021 Award Value ($)
Christopher Kempczinski	9,500,000	14,000,000
Kevin Ozan	3,600,000	7,000,000
Ian Borden	1,900,000	4,250,000
Joseph Erlinger	2,250,000	4,500,000

Performance-Based Restricted Stock Units

PRSUs provide the right to receive a share of McDonald’s stock, subject to certain vesting requirements, and accrue dividend equivalent rights that are reinvested in additional PRSUs and earned in proportion to and only to the extent the underlying PRSUs vest. These awards also align the interests of our NEOs with those of our shareholders by delivering payouts in the form of Company stock.

PRSUs granted in 2021 will vest on the third anniversary of the grant date, subject to the Company’s achievement of two key financial metrics, EPS growth (weighted 75%) and ROIC (weighted 25%). The Committee implemented ROIC as a metric for 2021 awards replacing Return on Incremental Invested Capital (“ROIIC”) that was used in previous years. ROIC considers balance sheet metrics beyond capital expenditures, ties more readily to U.S. GAAP metrics and is the more commonly reported metric by our peer companies. The Committee incorporated the planned level of share repurchase in setting the EPS targets. The PRSUs are also subject to a modifier based on the Company’s relative TSR measured over the three-year performance period versus the S&P 500. The Committee believes this balanced set of metrics encourages executives to increase profitability and efficiently and effectively use capital, which will enhance shareholder value.

The PRSUs are also subject to a cap of 100% of target if the Company’s absolute TSR for the three-year performance period is negative, which further supports our commitment to ensuring that the interests of executives are aligned with those of our shareholders.

Maximum payout of PRSUs is limited to 200% of the target award (calculated as a cap of 175% of target based on EPS and ROIC results, subject to a modifier of up to an additional 25 percentage points based on the Company’s relative TSR versus the S&P 500 Index over the performance period), plus any dividend equivalents earned on the PRSUs.

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Executive Compensation

The chart below provides the compound annual EPS growth and ROIC necessary to achieve threshold, target and maximum payouts for the 2021-2023 PRSUs.

2021-2023*	Threshold	Target	Maximum
Compound annual EPS growth	0.0%	10.0%	14.0%
3-year ROIIC	15.0%	17.5%	17.5%
*	Payout percentage interpolated for results that fall between each of the performance levels specifically identified.
Cumulative TSR vs. S&P 500 Index Modifier
0 - 19%	-25%
20 - 39%	-12.5%
40 - 59%	0%
60 - 79%	+12.5%
80 - 100%	+25%

In 2019, the Committee granted PRSUs to our executives, which were subject to EPS, ROIIC and relative TSR performance metrics for the 2019-21 performance period. Despite the challenges presented by the COVID-19 pandemic, both the Company’s EPS growth and ROIIC exceeded threshold performance levels and the Company’s TSR was at the 40th percentile compared to the S&P 500 Index, resulting in the PRSUs vesting at 66.7% of the target amount in early 2022. Although the targets for the 2019 PRSUs were set prior to the time when the Committee could have contemplated the impact of the COVID-19 pandemic, consistent with our pay for performance philosophy, the Committee determined not to adjust the performance targets or performance outcomes resulting from the impact of COVID-19 with respect to the 2019 PRSUs.

In addition to the PRSUs awarded as part of the annual grant cycle, from time to time, a NEO may receive a service-based restricted stock unit (“RSU”) award as part of a new hire package or as a retention or promotional incentive. In 2021, Ms. Ralls-Morrison received grants of RSUs in connection with her hiring, as more fully described below under “New Hire Compensation.”

Stock Options

Options granted to our NEOs have an exercise price equal to the closing price of our common stock on the grant date, a term of ten years and vest ratably over four years, subject to continued service. Options provide value only if our share price increases, thereby closely aligning executive pay with shareholder interests. The Company’s policies and practices regarding option grants, including the timing of grants and the determination of the exercise price, are described on page 75.

Adjustments to Reported Results

In order to focus our executives on the fundamentals of the Company’s underlying business performance, certain adjustments that are not indicative of ongoing performance may be approved for purposes of incentive-based compensation. Our goal is to align incentive payouts with underlying business results that our investors use to measure performance, as opposed to allowing special gains or losses from having a significant impact on payouts.

The Committee considers potential adjustments pursuant to pre-established guidelines, including materiality, to provide consistency in how the Committee views the business. The graphic below illustrates the three categories (“strategic”, “regulatory” and “external”) of items the Committee may exclude from financial results for purposes of determining incentive payouts. In addition, the Committee excludes the effects of foreign currency translation (either positive or negative) for purposes of incentive payouts since changes in foreign exchange rates may cause our reported results to appear more or less favorable than business fundamentals indicate.

The Committee may approve adjustments to reflect events in the prior period and/or the results achieved during the applicable performance period to account for items not indicative of underlying performance, in STIP and/or PRSUs. Individual adjustments may have a positive or negative impact, and in any given year, aggregate adjustments may increase or decrease incentive payouts.

72	McDonald’s Corporation

Executive Compensation

2021 STIP ADJUSTMENTS TO OPERATING INCOME
	Category	Adjustments	Amount of Adjustment ($)*
STRATEGIC	Asset impairment and gains/losses related to strategic initiatives, including restructurings, acquisitions, divestitures and developmental licensee transactions	Excluded gains associated with partial divestment of ownership in McDonald’s Japan (Corporate and IDL) Excluded losses and potential future gains associated with the sale of McD Tech Labs	(353) 50
REGULATORY	Changes in tax or accounting law or regulations	N/A	N/A
EXTERNAL	Extraordinary, unforeseeable events, such as natural disasters or the impact of social or political unrest that are outside of management’s control	N/A	N/A

*	Pre-tax amounts in millions. The amounts in the table for each segment sum to the total adjustments identified below for the respective segment.

The following chart provides the net adjustment (other than for foreign currency translation), by segment, made to 2021 operating income for purposes of calculating STIP payouts.

Corporate	$(303) million
U.S.	N/A
International Operated Markets (IOM)	N/A
International Developmental Licensed Markets (IDL)	$(353) million

2019 PRSU Adjustments

In determining EPS and ROIIC results for 2019-2021 PRSU awards, the Committee adjusted performance consistent with the above pre-established guidelines, adjusting performance for the same items that applied to STIP awards for the respective performance years. In addition, the Committee adjusted performance to exclude certain tax benefits recognized by the Company in connection with changes in UK tax law. In the aggregate, the Committee’s adjustments decreased 2019-2021 PRSU payouts.

Other Compensation Elements

Retirement Savings Arrangements

We believe a competitive retirement program contributes to the recruitment and retention of top executive talent. We do not have any supplemental executive retirement plans. Our NEOs participate in the same tax-qualified defined contribution retirement savings plan and non-tax qualified deferred compensation retirement plan that is applicable to U.S.-based employees, except Mr. Borden who participates in the Company’s Canadian retirement program.

Perquisites and Other Benefits

The Company provides certain limited perquisites to NEOs, including a car allowance, financial planning, physical examination (which are also available for the NEOs’ spouses), life insurance and matching charitable donations. Mr. Kempczinski is permitted to use the Company’s aircraft for personal travel; however, the Company requires full reimbursement of costs associated with personal use of the corporate aircraft once the Company’s cost reaches a predetermined threshold. In certain circumstances, Mr. Kempczinski may permit other executives to use the aircraft for personal travel or to be joined by their spouses on the aircraft for business travel. The safety and security of our employees is a priority for the Company; accordingly, we provide risk-based executive security for select NEOs. The Company does not provide any tax gross-ups on the perquisites described above.

2022 Proxy Statement	73

Executive Compensation

NEOs also participate in the broad-based benefit and welfare plans available to Company staff. The Company maintains a Global Assignment Policy, covering employees who temporarily relocate to another country but remain subject to their home country’s terms of employment; a Localization Policy, covering employees who transition from a global assignment to local employment in another country; and an International Relocation Policy, covering employees who relocate to another country and immediately transition to local employment. These policies provide certain relocation and expatriate benefits, which are intended to equalize cost of living differences between the home and assignment country, as well as to facilitate the transition associated with an international assignment. During 2021, Messrs. Borden and Erlinger received benefits under these policies.

Please refer to footnote 4 to the 2021 Summary Compensation Table beginning on page 76 for additional details on the costs of the benefits provided to the NEOs.

Severance and Change in Control Arrangements

The Company has a U.S. severance plan that covers all U.S.-based officers, including our NEOs except Mr. Borden. Benefits under the U.S. severance plan are described under “Potential Payments Upon Termination of Employment or Change in Control” beginning on page 82. In the event of Mr. Borden’s departure, he may be entitled to receive payments and benefits, as required by local law.

The Company does not have any change in control agreements. Further, we do not provide for any single-trigger change of control benefits or Section 280G tax gross-up payments.

New Hire Compensation

In April 2021, the Company hired Ms. Ralls-Morrison as Corporate Executive Vice President, General Counsel and Corporate Secretary. In connection with her hiring, the Committee granted Ms. Ralls-Morrison PRSUs, RSUs and options. The PRSUs and options have terms consistent with the annual grants that had been made to our other executives in February 2021. In addition, as an inducement to join the Company and to replace compensation she forfeited with her former employer, Ms. Ralls-Morrison received RSUs that are scheduled to vest between 2022 and 2023 (subject to continued employment) and a cash sign-on bonus in the amount of $150,000.

Compensation Policies and Practices

Policy Regarding Management’s Stock Ownership

The Company maintains stock ownership requirements because it believes executives will more effectively pursue the long-term interests of shareholders if they are shareholders themselves. Executives have five years to achieve their required ownership level. This five-year period restarts when an executive is promoted to a position with a higher ownership requirement. An executive who is not on track to meet his or her ownership requirements following the third year (of the five-year period) is required to retain the lesser of 50% of the net after-tax shares received upon the vesting of an RSU or PRSU award or such percentage of net after-tax shares necessary to satisfy the applicable requirement. If an executive has not achieved the requisite stock ownership within five years, they must retain 100% of the net after-tax shares received upon the vesting of an RSU or PRSU award and/or a stock option exercise until the required ownership level is attained.

The following table illustrates our stock ownership requirements.

Stock ownership requirements	Multiple of salary
President & CEO	6x
Other NEOs	4x

The Committee reviews compliance with these stock ownership requirements annually. Based on the most recent annual evaluation, all NEOs are in compliance.

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Policy Regarding Prohibition on Pledging and Hedging

The Company has adopted restrictions that prohibit executives and directors from engaging in pledging and/or derivative transactions to hedge the economic risk associated with their Company stock ownership. Further, executives and directors may not enter into an agreement that has the effect of transferring or exchanging economic interest in any award.

Compensation Recoupment and Forfeiture Provisions

The Company’s STIP awards and equity grant agreements for executives provide that the Company may terminate awards and/or recapture previously paid awards if a participant engages in willful fraud that (i) causes harm to the Company or (ii) is intended to manipulate performance goals either during employment, or after employment has terminated.

Furthermore, executives are required to have executed restrictive covenants as a condition to receiving equity awards. An executive who violates the restrictive covenants to which they are subject will forfeit outstanding equity awards, whether or not vested, and may be required to repay awards that have previously been paid.

The Company’s equity grant agreements also contain a repayment/forfeiture provision that triggers repayment of any benefits received in connection with such grants as may be required to comply with (i) NYSE listing standards adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the SEC adopted thereunder, and (ii) similar rules under the laws of any other jurisdiction, as well as pursuant to any policies adopted by the Company to implement such requirements, in all cases to the extent determined by the Company to be applicable to the award recipient.

Policies and Practices Regarding Equity Awards

The Company does not grant equity awards when in possession of material non-public information. The Company generally makes broad-based equity grants at approximately the same time each year following our release of full-year financial results; however, the Company may choose to make equity grants outside of the annual broad-based grant (e.g., as part of a new hire package or as a retention or promotional incentive). Stock options may be granted only with an exercise price at or above the closing market price of the Company’s stock on the date of grant.

Mitigating Risk in Executive Compensation

Our compensation program is designed to mitigate the potential for rewarding excessive risk-taking that may produce short-term results that appear in isolation to be favorable, but which, in fact, may undermine the successful execution of our long-term business strategy and erode shareholder value. In particular, our executive compensation program has the following design features that help mitigate risk, as described throughout this Proxy Statement:

balance of short- and long-term incentives;
mix of both cash- and stock-based awards;
objective performance metrics related to various measures of operational performance;
performance targets closely aligned with the Company’s business plans;
diverse time horizons for incentive awards;
caps on all incentive payouts;
recoupment and forfeiture provisions; and
significant stock ownership requirements to align with shareholder interests.

Each year, FW Cook reviews the Company’s global incentive compensation programs, including both broad-based programs and its executive compensation programs, taking into consideration the factors described above. Based on this review, the Committee agreed with FW Cook’s assessment that the risks arising from its compensation program are not reasonably likely to have a material adverse effect on the Company.

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Executive Compensation

Compensation Tables

2021 Summary Compensation Table

The table below summarizes the total compensation earned by our NEOs in 2021 and, if required, 2020 and 2019.

Name and principal position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)	Stock awards ($)(e)(2)	Option awards ($)(f)(2)(3)	Non-equity incentive plan compensation ($)(g)	All other compensation ($)(i)(4)	Total ($)(j)
Christopher Kempczinski President and Chief Executive Officer	2021	1,302,500	0	7,000,179	7,000,002	4,368,745	356,706	20,028,132
	2020	963,506	0	4,750,129	4,750,011	0	383,386	10,847,032
	2019	867,500	0	1,250,129	1,250,022	1,707,478	154,026	5,229,155
Kevin Ozan Corporate Executive Vice President and Chief Financial Officer	2021	905,000	0	3,500,198	3,500,001	2,018,562	84,372	10,008,133
	2020	774,179	0	1,800,180	1,800,015	0	156,847	4,531,221
	2019	841,667	0	1,625,078	1,625,011	1,236,750	128,072	5,456,578
Ian Borden(5) President, International	2021	791,133	0	2,125,213	2,125,001	1,532,408	1,702,035	8,275,790
	2020	587,601	0	950,211	950,002	0	2,296,449	4,784,263
	2019	561,329	0	750,078	750,003	714,631	470,856	3,246,897
Joseph Erlinger President, McDonald’s USA	2021	808,333	0	2,250,034	2,250,001	1,767,484	369,552	7,445,404
	2020	686,209	0	1,125,055	1,125,020	0	1,727,232	4,663,516
	2019	712,500	0	850,088	850,022	1,132,819	1,232,877	4,778,306
Desiree Ralls-Morrison(6)	2021	548,718	150,000	4,187,589	562,504	911,590	29,601	6,390,002
Corporate Executive Vice President, General
Counsel and Secretary
(1)	Annual base salaries as of December 31, 2021 for our NEOs were as follows: Messrs. Kempczinski: $1,313,000; Ozan: $910,000; Borden: $815,000 (CAD$1,045,000); and Erlinger: $815,000; and Ms. Ralls-Morrison: $800,000. The base salary amount for Ms. Ralls-Morrison reflected in column (c) above is pro-rated based on her start date in April 2021.
(2)	Represents the aggregate grant date fair value of performance-based restricted stock units (PRSUs) granted under the McDonald’s Corporation Amended and Restated 2012 Omnibus Stock Ownership Plan (Equity Plan), based on the probable outcome of the applicable performance conditions and excluding the effect of estimated forfeitures during the applicable vesting periods of PRSUs, as computed in accordance with Accounting Standards Codification (ASC) 718. Values generally are based on the closing price of the Company’s common stock on the grant date. Except as otherwise described herein, PRSUs vest on the third anniversary of the grant date and are subject to performance-based vesting conditions linked to the achievement of earnings per share (EPS) growth, return on invested capital (ROIC), and a relative total shareholder return (TSR) modifier over the performance period (as described beginning on page 71). PRSUs are subject to a cap of 100% of target if the Company’s absolute TSR for the three-year performance period is negative. The fair value of PRSUs that include the TSR modifier is determined using a Monte Carlo valuation model. Assuming the highest level of performance is achieved for the 2021 PRSU awards, the maximum value of these awards at the grant date would be as follows: Messrs. Kempczinski - $14,000358; Ozan-$7,000,396; Borden-$4,250,426; and Erlinger-$4,500,068; and Ms. Ralls-Morrison-$2,250,022. This column also includes certain time-based restricted stock units (RSUs) granted to Ms. Ralls-Morrison in 2021, as described in footnote 6 below, as well as in the 2021 Grants of Plan-Based Awards table on page 78 and the Outstanding Equity Awards at 2021 Year-End table beginning on page 80.

A more detailed discussion of the assumptions used in the valuation of RSU awards (including PRSUs) may be found in the Notes to Consolidated Financial Statements under “Share-based Compensation” on pages 48 and 58 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(3)	Represents the aggregate grant date fair value of options granted under the Equity Plan, excluding the effect of estimated forfeitures during the applicable vesting periods of options, as computed in accordance with ASC 718. Options have an exercise price equal to the closing price of the Company’s common stock on the grant date and vest in equal installments over a four-year period. Values for options granted in 2021 are determined using a closed-form pricing model based on the following assumptions, as described in the footnotes to the consolidated financial statements: expected volatility based on historical experience of 21.8%; an expected annual dividend yield of 2.4%; a risk-free return of 0.7%; and expected option life based on historical experience of 5.7 years. Additional information about options is disclosed in the 2021 Grants of Plan-Based Awards table on page 78 and the Outstanding Equity Awards at 2021 Year-End table beginning on page 80. A more detailed discussion of the assumptions used in the valuation of option awards may be found in the Notes to Consolidated Financial Statements under “Share-based Compensation” on pages 48 and 58 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

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(4)	“All other compensation” for 2021 includes the Company’s contributions to the (i) 401(k) Plan and Deferred Compensation Plan, except for Mr. Borden who participates in our Canadian retirement plan and Ms. Ralls-Morrison who was not yet eligible for Company contributions in 2021 and (ii) Canadian retirement plan for Mr. Borden, as follows:

Christopher Kempczinski	$79,382
Kevin Ozan	$55,144
Ian Borden	$11,412
Joseph Erlinger	$49,250
Desiree Ralls-Morrison	$0
The incremental cost of perquisites is included in the amounts provided in this column and based on actual charges to the Company. This also includes the following categories of perquisites: car allowance; financial planning; annual physical examinations for the executives and their spouses; executive security (for select executives); matching charitable donations and Company-paid life insurance. In addition, this includes personal use of the Company’s aircraft by the CEO. The Company requires full reimbursement of costs associated with personal use once Company costs reach a predetermined threshold. In 2021, the costs for Mr. Kempczinski’s personal flights were $241,957, including fuel, on-board catering, landing/handling fees, maintenance costs and crew costs attributable to personal flights and excluding fixed costs, such as pilot salaries and the cost of the aircraft. In certain circumstances, the CEO may permit other executives to use the aircraft for personal travel or to be joined by their spouses on the aircraft for business travel. In 2021, Mr. Erlinger was permitted to use the Company’s aircraft for one personal flight at a cost to the Company of $25,243. The Company does not provide any tax gross ups on the perquisites described above.
In addition, Mr. Borden is based overseas and, in 2021, he received certain benefits in connection with his international assignment. This included Company-provided housing in the amount of $349,262, which includes rent, utilities, rental furniture and storage; a cost-of-living adjustment; global health insurance; children’s tuition; family and home leave allowances; shipping services; Company-provided vehicle; tax preparation fees; a global banking allowance; and tax equalization in the amount of $1,144,177. As Mr. Erlinger was previously based overseas, he received tax equalization in the amount of $239,622, tax preparation services in the amount of $26,586 and shipping and storage services in 2021. Ms. Ralls-Morrison received certain benefits in connection with her relocation to Chicago, including shipping and transportation costs, and tax equalization.
(5)	Certain amounts for Mr. Borden were paid in non-U.S. currency and, when information is available, reflect the exchange rate on the date the respective payments were made. When information is not available, the amounts reflect the average monthly exchange rate for the reporting year.
(6)	As an incentive to join the Company and to replace compensation she forfeited with her former employer, Ms. Ralls-Morrison received a cash sign-on bonus of $150,000, a sign-on incentive equity grant of $2,500,000 in time-based RSUs vesting equally on the first two anniversaries of the grant date and an equity grant intending to align with the 2021 annual equity grant for the Company’s executive vice presidents. The latter grant was valued at $2,250,000, consisting of (a) 25% of the grant value in time-based RSUs vesting on the third anniversary of the grant date, (b) 25% of the grant value in stock options vesting equally on the first four anniversaries of the grant date and (c) 50% of the grant value in PRSUs vesting on the third anniversary of the grant date, subject to the achievement of performance conditions (which are the same as for other NEOs). For more information, please see the 2021 Grants of Plan-Based Awards table on page 78 and the Outstanding Equity Awards at 2021 Year-End table beginning on page 80, as well as the discussion in the CD&A on page 74. Ms. Ralls-Morrison’s 2021 STIP payout was prorated to reflect her Company service during 2021.

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Executive Compensation

2021 Grants of Plan-Based Awards

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)(i)	All other option awards: number of securities underlying option (#)(j)	Exercise or base price of option awards ($/Sh) (k)	Grant date fair value of stock and option awards ($)(l)(2)
Name (a)	Plan	Grant date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Christopher Kempczinski	STIP	2/16/2021	0	2,363,400	4,726,800
	Equity Plan(3)	2/16/2021				0	32,247	64,494				7,000,179
	Equity Plan(4)	2/16/2021								226,464	215.03	7,000,002
Kevin Ozan	STIP	2/16/2021	0	1,092,000	2,184,000
	Equity Plan(3)	2/16/2021				0	16,124	32,248				3,500,198
	Equity Plan(4)	2/16/2021								113,232	215.03	3,500,001
Ian Borden(6)	STIP	2/16/2021	0	896,500	1,793,000
	Equity Plan(3)	2/16/2021				0	9,790	19,580				2,125,213
	Equity Plan(4)	2/16/2021								68,748	215.03	2,125,001
Joseph Erlinger	STIP	2/16/2021	0	896,500	1,793,000
	Equity Plan(3)	2/16/2021				0	10,365	20,730				2,250,034
	Equity Plan(4)	2/16/2021								72,792	215.03	2,250,001
Desiree Ralls-Morrison	STIP	5/17/2021	0	493,151	986,302
	Equity Plan(3)	5/17/2021				0	4,810	9,620				1,125,011
	Equity Plan(4)	5/17/2021								16,892	231.68	562,504
	Equity Plan(5)	5/17/2021							2,428			562,519
	Equity Plan(5)	5/17/2021							10,791			2,500,059
(1)	Each NEO received an annual cash award under the STIP. The 2021 STIP measured Company performance based on Systemwide sales growth (42.5%), operating income growth (42.5%) and four quantitative human capital metrics (15%). Target awards were established based on a percentage of salary, and Ms. Ralls-Morrison’s target award was prorated to reflect her Company service during 2021. Achievement of targets results in a 100% payout. Actual payouts are based on achievement of the metrics and can range from 0% to 200%. Columns (d) and (e) above show the target and maximum awards. Actual STIP payouts are shown in column (g) of the 2021 Summary Compensation Table on page 76. See the CD&A beginning on page 68 for a further discussion.
(2)	The values in this column were determined based on the assumptions described in footnotes 2 and 3, respectively, to the 2021 Summary Compensation Table on page 76.
(3)	Each NEO received PRSUs shown in columns (f), (g), (h) and (l), which have dividend equivalent rights. The PRSUs vest on February 16, 2024 (except for Ms. Ralls-Morrison, whose PRSUs vest on May 17, 2024), subject to achievement of positive three-year compound annual EPS growth (75% weight) and three-year ROIC (25% weight) of at least 15%. If performance against EPS and ROIC meets the threshold for a payout, a relative TSR modifier can impact final payouts by up to plus or minus 25 percentage points. The maximum payout is 200% of target, provided that if absolute TSR for the three-year period is negative the maximum payout is 100% of target. These PRSUs also provide for dividend equivalent rights. See the discussion beginning on page 71 for more information.
(4)	Reflects option grants in 2021, which vest 25% on each of the first four anniversaries of the grant date. For details regarding options, refer to footnote 3 to the 2021 Summary Compensation Table on page 76.
(5)	In addition to her annual award of PRSUs and options, as described on page 74, as an inducement to join the Company and to replace compensation she forfeited with her former employer, Ms. Ralls-Morrison received a sign-on grant of time-based RSUs, which vest as follows: 10,791 RSUs, which vest in two equal installments on the May 17, 2022 and 2023, and 2,428 RSUs, which vest on May 17, 2024. See columns (i) and (l) above and footnote 6 of the 2021 Summary Compensation Table beginning on page 76.
(6)	The STIP amounts represent the U.S. dollar equivalent of Mr. Borden’s target and maximum payouts, however, the 2021 STIP payout was paid in non-U.S. currency and is reflected in the 2021 Summary Compensation Table based on the U.S. converted amount.

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2021 STIP

The target STIP awards, team factors and final payouts for the NEOs in 2021 are summarized below:

Name	Target STIP award (% of salary)	Applicable team factor(s)	Team factor(s) (% of target award)	Final STIP award ($)(1)
Christopher Kempczinski	180	Corporate (85%)	205.7	4,368,745
		Human Capital (15%)	66.7
Kevin Ozan	120	Corporate (85%)
		Human Capital (15%)
Ian Borden	110	IOM (42.5%)	185.9	1,532,408
		IDL (21.25%)	178.3
		Corporate (21.25%)	205.7
		Human Capital (15%)	66.7
Joseph Erlinger	110	U.S. (63.75%)	225.0	1,767,484
		Corporate (21.25%)	205.7
		Human Capital (15%)	66.7
Desiree Ralls-Morrison(2)	90	Corporate (85%)	205.7	911,590
		Human Capital (15%)	66.7
(1)	These amounts are also reflected in column (g) of the 2021 Summary Compensation Table on page 76.
(2)	Ms. Ralls-Morrison’s STIP is pro-rated based on her start date.

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Executive Compensation

Outstanding Equity Awards at 2021 Year-End

	Option awards				Stock awards
Name (a)	Number of securities underlying unexercised options exercisable (#)(b)(1)	Number of securities underlying unexercised options unexercisable (#)(c)(1)	Option exercise price ($)(e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#)(g)(2)	Market value of shares or units of stock that have not vested ($)(h)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(i)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(j)(3)(4)
Christopher Kempczinski	9,291	0	112.11	11/12/2025
	52,553	0	128.09	3/8/2027
	31,513	10,504	157.79	2/19/2028
	24,415	24,414	174.15	2/13/2029
	40,392	121,173	216.15	2/18/2030
	0	226,464	215.03	2/16/2031			59,544	15,961,960
Kevin Ozan	71,388	0	116.73	2/11/2026
	75,076	0	128.09	3/8/2027
	45,694	15,231	157.79	2/19/2028
	31,739	31,738	174.15	2/13/2029
	15,307	45,918	216.15	2/18/2030
	0	113,232	215.03	2/16/2031			31,161	8,353,329
Ian Borden	5,320	0	94.00	2/13/2023
	5,796	0	94.89	2/12/2024
	7,264	0	97.15	3/16/2025
	17,134	0	116.73	2/11/2026
	27,028	0	128.09	3/8/2027
	19,696	6,565	157.79	2/19/2028
	14,649	14,648	174.15	2/13/2029
	8,079	24,234	216.15	2/18/2030
	0	68,748	215.03	2/16/2031			17,324	4,644,045
Joseph Erlinger	4,000	0	97.15	3/16/2025
	7,853	0	116.73	2/11/2026
	27,028	0	128.09	3/8/2027
	23,635	7,878	157.79	2/19/2028
	16,602	16,602	174.15	2/13/2029
	9,568	28,698	216.15	2/18/2030
	0	72,792	215.03	2/16/2031			19,107	5,122,013
Desiree Ralls-Morrison	0	16,892	231.68	5/17/2031	13,432	3,600,716	4,888	1,310,326
(1)	Options vest 25% on each of the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. For details regarding customary equity treatment upon termination, see the section on Potential Payments Upon Termination of Employment or Change in Control beginning on page 82.
(2)	PRSUs are typically granted to our NEOs subject to performance-based vesting conditions, but from time to time, we grant RSUs. In connection with her hiring, Ms. Ralls-Morrison received PRSUs and options that have terms consistent with the annual grants that had been made to other executives in February 2021, as well as a sign-on incentive grant consisting of time-based RSUs. Ms. Ralls-Morrison’s RSUs vest as follows: 10,791 RSUs vest in two equal installments on each of May 17, 2022 and 2023, and 2,428 vest on May 17, 2024. See footnotes 2 and 6 of the 2021 Summary Compensation Table beginning on page 76.
(3)	Calculated by multiplying the number of shares covered by the award by $268.07, the closing price of Company stock on the NYSE on December 31, 2021.
(4)	The following table reflects the number of shares that vested on February 14, 2022, based on the 66.7% payout factor and the unvested PRSUs that are scheduled to be paid out in 2023 and 2024 if the targets are met at 100%. In the event of fractional shares, amounts are rounded up to the nearest whole share.

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Executive Compensation

Name*	Vesting date	Number of performance- based RSUs*
Christopher Kempczinski	2/13/2022	5,000
	2/18/2023	21,585
	2/16/2024	32,959
Kevin Ozan	2/13/2022	6,500
	2/18/2023	8,181
	2/16/2024	16,480
Ian Borden	2/13/2022	3,000
	2/18/2023	4,318
	2/16/2024	10,006
Joseph Erlinger	2/13/2022	3,400
	2/18/2023	5,113
	2/16/2024	10,594
Desiree Ralls-Morrison	5/17/2024	4,888
*	Number of unvested PRSUs that are scheduled to be paid out include dividend equivalents.

Option Exercises and Stock Vested - Fiscal 2021

	Option awards		Stock awards
Name (a)	Number of hares acquired on exercise (#)(b)	Value realized on exercise ($)(c)	Number of shares acquired on vesting (#)(d)	Value realized on vesting ($)(e)
Christopher Kempczinski	0	0	10,251	2,175,587
Kevin Ozan	47,649	7,018,101	0	0
Ian Borden	5,948	852,646	0	0
Joseph Erlinger	4,324	641,078	0	0
Desiree Ralls-Morrison	0	0	0	0

Non-Qualified Deferred Compensation - Fiscal 2021

Name (a)	Executive contributions in last FY ($)(b)(1)	Registrant contributions in last FY ($)(c)(1)	Aggregate earnings in last FY ($)(d)	Aggregate withdrawals/ distributions ($)(e)	Aggregate balance at last FYE ($)(f)(2)
Christopher Kempczinski	78,390	61,982	918,925	0	4,750,721
Kevin Ozan	36,360	37,744	866,790	0	6,350,831
Ian Borden(3)	—	—	—	—	—
Joseph Erlinger	162,467	31,850	133,327	0	3,215,148
Desiree Ralls-Morrison	20,200	0	1,845	0	22,045
(1)	Represents salary deferrals which are also reported as compensation for 2021 in the 2021 Summary Compensation Table on page 76.
(2)	Includes the following aggregate amounts reported in the Summary Compensation Table in prior years:

Christopher Kempczinski	$2,996,102
Kevin Ozan	$1,569,802
Ian Borden	$0
Joseph Erlinger	$1,159,117
Desiree Ralls-Morrison	$0
(3)	Mr. Borden is not eligible to participate in the Company’s non-qualified deferred compensation plan.

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Executive Compensation

Deferred Compensation Plan

The Company’s Amended & Restated Deferred Compensation Plan (Deferred Plan) is a non-tax qualified, unfunded deferred compensation retirement plan that allows U.S.-paid NEOs and certain highly compensated employees to: (i) make tax-deferred contributions from their salary and STIP awards; and (ii) receive Company matching contributions, in excess of the Internal Revenue Service (“IRS”) limits under the Company’s 401(k) Plan.

At the time of deferral, participants must elect how and when they will receive distributions. Under the current Deferred Plan, participants can elect distributions to begin upon a specified date (at least three years in the future) or upon their separation from service, as either a lump-sum distribution or in installments (up to 15 years). Distributions upon a separation from service are delayed for six months following the participant’s separation.

Participants select the investment option(s) for their contributions. Funds are nominally invested pursuant to the participant’s selection, and they are credited with a rate of return based on the investment option(s) selected. The investment options are currently based on returns of the 401(k) Plan’s Capital Preservation Fund, Large Cap Equity Index Fund, and the Company’s Common Stock Fund.

Supplemental Profit Sharing and Savings Plan

Prior to the Deferred Plan, the Company’s Supplemental Profit Sharing and Savings Plan (the “Supplemental Plan”) allowed participants to defer compensation in excess of the IRS limits that applied to the 401(k) Plan. The Supplemental Plan allowed deferrals of salary and all or a portion of cash incentives, as well as Company contributions on deferrals of salary and STIP payouts. At the end of 2004, the Company froze the Supplemental Plan. The investment options for existing accounts under the Supplemental Plan are identical to those under the Deferred Plan. A participant may elect to have distributions in a single lump-sum, in installments commencing on a date of the participant’s choice or in an initial lump-sum payment with subsequent installment payments.

Distributions may commence in the year following termination or any later date and must be completed within 25 years. If the participant does not file a distribution election in the year of termination, the participant’s entire Supplemental Plan balance is paid out in cash in the calendar year following termination. In-service and hardship withdrawals are permitted subject to certain conditions.

Potential Payments upon Termination of Employment or Change in Control

In the event of a termination or change in control followed by termination of employment, our NEOs would receive certain payments and benefits, as described below.

Termination of Employment

Severance

The McDonald’s Corporation Officer Severance Plan (the “Severance Plan”) would provide benefits to Messrs. Kempczinski, Ozan and Erlinger and Ms. Ralls-Morrison upon termination of their employment by the Company without “cause.” Mr. Borden is not entitled to any severance benefits as the result of a termination beyond any notice requirements and separation pay required under Canadian law.

The applicable benefits under the Severance Plan consist of a lump-sum payment with respect to severance pay, based on salary at the time of termination, and a continued subsidy of medical, dental and vision benefits through COBRA. Amounts are based on position and length of service. In addition, in a covered termination, each eligible NEO would receive prorated STIP payments based on actual performance (and paid at the same time payments are made to other participants), unused sabbatical leave, and transitional assistance. Payments are delayed for six months following termination of employment to the extent required under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

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Executive Compensation

The value of the benefits that would have been payable to eligible NEOs under the Severance Plan, assuming a covered termination of employment on December 31, 2021, are set forth below:

Name	Salary continuation ($)	Benefit continuation ($)	Other ($)(1)	Total ($)
Christopher Kempczinski	625,000	9,767	24,400	690,667
Kevin Ozan	835,385	5,190	163,631	1,004,206
Joseph Erlinger	626,924	13,952	149,785	790,661
Desiree Ralls- Morrison	400,000	8,944	24,400	433,344

(1)	Reflects outplacement assistance and, for Messrs. Ozan and Erlinger, payment for unused sabbatical.

Stock Options

Under the Equity Plan and the applicable award agreements, if a NEO satisfies the conditions for retirement or is terminated without “cause” (subject to age and years of Company experience) and agrees to certain restrictive covenants and a general release of claims in favor of the Company, then they are entitled to additional options becoming exercisable on the originally scheduled dates and an extended post-termination exercise period. In the case of retirement, all outstanding options continue to become exercisable and remain exercisable for the full term of the option. In the case of a termination by the Company without “cause”, the options that would continue to become exercisable and the length of the extension is based upon the NEO’s age and years of Company service.

If a NEO terminates employment as a result of death or disability, the options vest upon termination and remain exercisable for three years following their termination of employment (but not beyond the expiration date). If the NEO voluntarily departs, unvested options are forfeited, and vested options remain outstanding and exercisable for 90 days. In the event of a termination for “cause” (other than a policy violation) all options are immediately forfeited.

The following table provides the value of the options that would become exercisable post-termination in the event each NEO left the Company on December 31, 2021, either due to retirement or termination by the Company without “cause”. The value of the options is calculated by multiplying the difference between the respective exercise price for each option and the closing price of the Company’s stock on December 31, 2021.

Name	Retirement	Termination Without “Cause”
Christopher Kempczinski	$0	$13,651,371
Kevin Ozan	$10,047,483	$11,548,939
Ian Borden	$5,181,155	$6,092,753
Joseph Erlinger	$5,848,490	$6,813,712
Desiree Ralls- Morrison	$0	$153,675

If a NEO violates a restrictive covenant following termination, the Company may cancel any outstanding options and, beginning with awards granted in 2018, recoup any gains realized on the exercise of such options.

PRSUs

Under the Equity Plan and the applicable award agreements, if a NEO retires or is terminated without “cause,” they receive full or pro rata vesting of outstanding PRSUs (and related dividend equivalents), subject to the Company satisfying the applicable performance criteria. PRSUs (and any related dividend equivalents) are not accelerated on termination of employment, except for termination as a result of death or disability. Upon termination for death or disability, the performance conditions are waived and 100% of the award (and any dividend equivalents) immediately vest at target. In the event of a termination for “cause,” all RSUs (and any dividend equivalents) are forfeited.

2022 Proxy Statement	83

Executive Compensation

For the PRSUs held by our NEOs, vesting is based on achievement of performance goals in addition to length of Company service during the vesting period. The following table provides the value our NEOs would have received from their PRSUs based upon target performance for each award using the closing price of the Company’s stock on December 31, 2021.

Name	Retirement	Termination Without “Cause”
Christopher Kempczinski	$0	$8,350,381
Kevin Ozan	$5,290,898	$7,014,320
Ian Borden	$2,731,633	$3,704,459
Joseph Erlinger	$3,072,082	$4,157,230
Desiree Ralls- Morrison	$0	$291,392

A pro rata portion of Ms. Ralls-Morrison’s respective time-based RSUs (and any related dividend equivalents) would have vested in the event the Company had terminated her employment without “cause,” and the full award (and any related dividend equivalents) would have vested in the event of her death or disability. Based on the closing price of the Company’s common stock on December 31, 2021, the value of the pro rata time-based RSUs that Ms. Ralls-Morrison would vest in is $1,617,266.

Change in Control

The Company does not have any change in control agreements.

If employment is terminated following a change in control, certain rights under the Severance Plan and Equity Plan apply. A “change in control” is generally defined in the Equity Plan as either: (i) the acquisition of 20% or more of our common stock or voting securities by a single purchaser or a group of purchasers acting together; (ii) the incumbent members of the Board cease to constitute at least a majority of the Board as a result of an actual or threatened election contest; (iii) a significant merger or other business combination involving the Company; or (iv) a complete liquidation or dissolution of the Company.

Severance Plan Payments

Had a change in control occurred on December 31, 2021, and their employment was terminated as a result, Messrs. Kempczinski, Ozan and Erlinger and Ms. Ralls-Morrison would have a right to the above-described payments under the Severance Plan.

Treatment of Equity Awards Upon a Change in Control

Under the Equity Plan and the applicable award agreements, upon a change in control, outstanding unvested options, RSUs including PRSUs will be replaced by equivalent awards based on publicly traded stock of the successor entity. The replacement awards will vest and become exercisable or paid out, as applicable, if the NEO’s employment is terminated for any reason other than “cause” within two years following the change in control. In addition, if employment is terminated other than for “cause” within two years following the change in control, all options will remain outstanding for not less than two years following termination or until the end of the original term, if sooner.

If the awards are not replaced (e.g., because the acquirer does not have publicly traded securities) or if the Committee so determines, vesting will be accelerated. RSUs including PRSUs would vest (with PRSUs vesting at target) and be paid out upon a change in control (as defined in Section 409A of the Internal Revenue Code); otherwise, RSUs including PRSUs would be paid out on the originally scheduled payment date or, if earlier, on the NEO’s death, disability or termination of employment, subject to any required delay under Section 409A of the Internal Revenue Code. Terminations initiated by the NEO will not result in accelerated vesting of replacement awards.

84	McDonald’s Corporation

Executive Compensation

If a change in control had occurred on December 31, 2021, and either (i) the outstanding options and RSUs including PRSUs held by the NEOs could not be replaced or (ii) the Committee so determined, assuming that the transaction met the applicable definition of a change in control under the Equity Plan and Section 409A of the Internal Revenue Code: (a) options would have become fully vested, exercisable and free of restrictions and (b) RSUs including PRSUs would have vested (PRSUs at target) and been paid out immediately. The awards held by the NEOs as of December 31, 2021, are set forth in the Outstanding Equity Awards at 2021 Year-End table beginning on page 80.

The table below summarizes the value of the change in control payments that the NEOs could have received based on: (i) in the case of options, the “spread” between the exercise price and the closing price of the Company’s common stock on December 31, 2021, and (ii) in the case of RSUs including PRSUs, the target number of shares, multiplied by the closing price of the Company’s common stock on December 31, 2021. The table sets forth the hypothetical value that the NEOs could have realized as a result of the accelerated equity awards, based on these assumptions. If there was no change in control, the amounts shown would have vested over time, subject to continued employment and, with respect to the PRSUs, subject to performance-based vesting conditions.

Name	Stock options (closing price on 12/31/21 minus exercise price) ($)	RSUs (target number of shares multiplied by closing price on 12/31/21) ($)	Total ($)
Christopher Kempczinski	21,754,297	16,631,331	38,385,628
Kevin Ozan	13,050,395	9,223,216	22,273,611
Ian Borden	7,004,352	5,045,614	12,049,966
Joseph Erlinger	7,778,934	5,577,196	13,356,130
Desiree Ralls- Morrison	614,700	4,911,045	5,525,745

Deferred Compensation

Following separation from service for any reason, the NEOs who participate will receive distributions from their accounts under the Deferred Plan and the Supplemental Plan in accordance with their elected distribution schedules, as described on page 82.

2022 Proxy Statement	85

Executive Compensation

Additional Compensation Matters

2021 Pay Ratio

The Company has approximately 200,000 employees, which include those in the Company’s corporate and other offices as well as in Company-owned and operated restaurants, of which over 75% were based outside of the U.S. Most of these employees work in flexible, part-time roles, which is reflected in the compensation levels of our employees, including our median employee. In order to attract and retain talent, the Company provides competitive compensation commensurate with an employee’s position and geographic location, while also aligning compensation to Company and individual performance.

The Company is committed to a strong pay-for-performance culture that closely aligns the interests of our executives with those of our shareholders. We aim to have approximately 90% of our CEO’s total target direct compensation opportunity be subject to performance against the Company’s robust and objective performance targets. The Company had strong performance in 2021 and our CEO compensation was higher than in prior years. For 2021, our CEO’s total compensation was $20,028,132, resulting in a ratio of 2,251:1.

Median Employee Methodology

In 2019, we identified our median employee for purposes of the pay ratio disclosure by annualizing one month’s total gross wages for our employees (other than our CEO) located in markets across the globe who were employed on October 1, 2019. The Company considered all full-time, part-time, seasonal and temporary workers employed on such date. Our methodology was straightforward and transparent; we did not exclude employees. Our median employee for 2021 is the same individual identified in 2019 and 2020 (a part-time restaurant crew employee located in the United Kingdom) and in 2021 had total compensation of $8,897.

86	McDonald’s Corporation

Audit & Finance Committee Matters

Ratification of the Appointment of Ernst & Young LLP as Independent Auditor for 2022

Our Board recommends that you vote “FOR” this proposal.

Our Audit & Finance Committee is directly responsible for the appointment, compensation, retention, evaluation and termination of our independent external audit firm. Our Audit & Finance Committee has appointed Ernst & Young LLP (“EY”) as our independent external audit firm for 2022. In executing its responsibilities, our Audit & Finance Committee conducts a thorough annual evaluation of EY’s qualifications, past performance and continuing independence. Among other things, our Audit & Finance Committee is informed by the results of a comprehensive assessment survey undertaken by senior financial personnel from our headquarters and largest global markets, and discusses opportunities for improvement with the lead audit partner. Our Audit & Finance Committee has sole authority to approve all engagement fees to be paid to EY. In assessing independence, our Audit & Finance Committee reviews the fees we have paid to EY, including those related to both audit and non-audit services, and compliance with our Hiring Policy for Employees of External Audit Firm and Its Affiliates. Our Audit & Finance Committee regularly meets with the lead audit partner without members of management present, as well as in executive session, which provides the opportunity for continuous assessment of EY’s effectiveness and independence and for considering alternative audit firms.

EY (or its predecessor, Arthur Young & Company) has been retained as our independent external audit firm continuously since 1964. In accordance with SEC rules and EY policies, the firm’s lead engagement partner rotates every five years. Our Audit & Finance Committee and its Chair are directly involved in the selection of EY’s lead engagement partner.

Our Audit & Finance Committee and Board believe that the continued retention of EY as our independent external audit firm for 2022 is in the best interests of our Company and shareholders, and are therefore asking shareholders to again ratify this annual appointment. A representative of EY is expected to attend our 2022 Annual Shareholders’ Meeting, where he or she will be available to answer shareholders’ questions and have the opportunity to make a statement.

The proposal to ratify the appointment of EY as our independent external audit firm is advisory. If shareholders do not ratify the appointment of EY, our Audit & Finance Committee will reconsider such appointment, after which it may select another audit firm or nonetheless retain EY if it determines such retention to be in the best interests of our Company and shareholders. In addition, even if shareholders ratify the appointment of EY, our Audit & Finance Committee may select another audit firm if it determines doing so to be in the best interests of our Company and shareholders.

Our Board recommends that you vote “FOR” the appointment of Ernst & Young LLP as independent auditor for 2022.

2022 Proxy Statement	87

Audit & Finance Committee Matters

Audit & Finance Committee Report

The role of our Audit & Finance Committee is to assist our Board in fulfilling its responsibility to oversee our financial reporting process. Management is primarily responsible for our financial statements, including our internal control over financial reporting. Ernst & Young LLP (“EY”), our independent auditor, is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. EY also reviews our interim financial statements in accordance with applicable auditing standards. Our Audit & Finance Committee oversees our financial reporting process and internal control structure on behalf of our Board. Our Audit & Finance Committee met regularly with EY and the head of internal audit, both privately and with management present, during 2021.

In fulfilling its oversight responsibilities, our Audit & Finance Committee reviewed and discussed with management and EY the audited and interim financial statements, including Management’s Discussion and Analysis, included in our Annual and Quarterly Reports on Form 10-K and Form 10-Q.

In connection with its review of our annual consolidated financial statements, our Audit & Finance Committee also discussed with EY other matters required to be discussed with the auditor under applicable Public Company Accounting Oversight Board (“PCAOB”) standards, as modified or supplemented (communication with audit committees), and those addressed by EY’s written disclosures and its letter provided under applicable PCAOB requirements, as modified or supplemented (independence discussions with audit committees).

Our Audit & Finance Committee is responsible for the engagement of our independent auditor and appointed EY to serve in that capacity during 2021 and 2022. In that regard, our Audit & Finance Committee reviewed EY’s independence from our Company and management, including EY’s written disclosures described above.

Based on the reviews and discussions referred to above, our Audit & Finance Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Respectfully submitted,

The Audit & Finance Committee

John Mulligan, Chair
Lloyd Dean
Catherine Engelbert
Margaret Georgiadis

88	McDonald’s Corporation

Audit & Finance Committee Matters

Policy for Pre-Approval of Audit and Permitted Non-Audit Services

Our Policy for Pre-Approval of Audit and Non-Audit Services Provided by External Audit Firm (our “Pre-Approval Policy”) covers the pre-approval of all audit and permitted non-audit services to be provided by EY to our Company. Our Audit & Finance Committee may pre-approve engagements on a case-by-case or class of service basis if the relevant services are predictable and recurring.

Pre-approvals for classes of services are granted at the start of each fiscal year and are applicable for the year. In considering these pre-approvals, our Audit & Finance Committee reviews a description of the scope of services falling within each class and imposes budgetary estimates that are largely based on historical costs. Any audit or permitted non-audit service that is not included in a pre-approved class, or for which total fees are expected to exceed the relevant budgetary estimate, must be pre-approved on an individual basis. Pre-approval of any individual engagement may be granted not more than one year before commencement of the relevant service. Pre-approvals of services that may be provided over a multiple-year period must be reviewed for renewal each year.

Our Corporate Controller monitors services provided by EY and overall compliance with our Pre-Approval Policy. Our Corporate Controller also reports periodically to our Audit & Finance Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any noncompliance with our Pre-Approval Policy to our Audit & Finance Committee Chair.

In accordance with our Pre-Approval Policy, all services provided to our Company by EY in 2021 and 2020 were pre-approved by our Audit & Finance Committee.

Our Pre-Approval Policy is available on our website at https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/governance-resources.html.

Auditor Fees and Services

The following table sets forth the fees paid for professional services rendered for the audit of our Company’s annual financial statements for 2021 and 2020, as well as fees paid for other services provided by EY in those years:

Dollars in millions	2021	2020
Audit fees(1)	$ 9.5	$10.2
Audit-related fees(2)	0.9	0.3
Tax fees
Compliance	0.4	0.7
Planning/advisory	0.2	0.2
Total tax fees:	0.6	0.9
Total	$11.0	$11.4
(1)	Fees for services associated with the annual audit (including internal control reporting), statutory audits required internationally, reviews of Quarterly Reports on Form 10-Q and accounting consultations.
(2)	Fees for employee benefit plan audits, review of internal controls related to our Company’s finance systems transformation and certain attestation services not required by statute or regulation.

2022 Proxy Statement	89

Shareholder Proposals

The text of the following shareholder proposals and supporting statements appear exactly as received from the proponent(s) unless otherwise noted. All statements contained in the shareholder proposals and supporting statements are the sole responsibility of the proponents. The shareholder proposals may contain assertions about our Company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. Each shareholder proposal is required to be voted on at our 2022 Annual Shareholders’ Meeting only if properly presented. Our Board recommends that you vote “AGAINST” each of the following shareholder proposals based on the reasons set forth in our Board’s statements in opposition.

The names and share ownership of the proponents of the shareholder proposals are set forth below. The addresses of the proponents are available, and will be provided promptly, upon request by email to: shareholder.services@us.mcd.com or by calling (630) 623-7428.

90	McDonald’s Corporation

Shareholder Proposals

Advisory Vote on Modifying the Threshold to Call Special Shareholders’ Meetings

Our Board recommends that you vote “AGAINST” this proposal.

Mr. John Chevedden has notified us that he intends to submit the following shareholder proposal at our 2022 Annual Shareholders’ Meeting. As explained below, our Board recommends that you vote “AGAINST” this proposal. The proponent beneficially owns 50 shares of our common stock, and there were [●] shares of our common stock outstanding as of the record date.

The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of the following proposal:

Shareholder Proposal

Proposal 4 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

Currently it takes a theoretical 25% of all shares outstanding to call for a special shareholder meeting. This theoretical 25% of all shares outstanding translates into 37% of the shares that vote at our annual meeting.

It would be hopeless to think that shares that do not have time to vote would have the time to go through the special procedural steps to call for a special shareholder meeting.

Plus 100% shares are excluded that are not held in a “net long position.” Thus a group of shareholders who own 37% of the shares that vote at the annual meeting could determine that they own 45% of the shares that vote at the annual meeting after they include their shares that are not “net long.”

A theoretical 25% share ownership to call a special shareholder meeting that potentially translates into a 45% share ownership is nothing for management to brag about. However McDonald’s management made the dubious claim that it was a “Strong Communication Tool for Our Shareholders.”

Plus we have absolutely no right to act by written consent. We gave 42% support to a 2021 shareholder proposal for a right to act by written consent in spite of an extreme management opposition statement.

This 42% support likely translated into 51 % support from the shares that have access to independent proxy voting advice. There is no evidence that management subsequently talked to the large shareholders who voted in favor of the 2021 proposal to determine the action they expected McDonald’s management to take.

Management should support a majority vote from the shares that have access to independent proxy voting advice and are not forced to rely on the dubious opposition statement of management. Deep pockets McDonald’s management is getting a free ride on the backs of small shareholders who do not have access to independent proxy voting advice.

2022 Proxy Statement	91

Shareholder Proposals

We need an improved right to call for a special shareholder meeting to make up for its current severe limitation and to make up for the fact that we have absolutely no right to act by written consent. Conagra shareholders gave 85%-support to a 2021 shareholder proposal for a shareholder right to act by written consent.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

Our Board’s Statement in Opposition

Our Board recommends that you vote “AGAINST” the advisory proposal requesting that it take steps to modify our shareholders’ existing ability to call special meetings. After careful consideration, our Board continues to believe that shareholders’ existing special meeting rights, together with our strong governance principles, policies and practices, already provide shareholders with meaningful opportunities to interact with our Board and senior management. For the reasons set forth below, our Board believes lowering the ownership threshold needed to call special meetings is not in the best interest of our Company or shareholders.

Shareholders already have a meaningful ability to call special meetings, and our current ownership threshold strikes a balance to protect the interests of long-term shareholders.

Shareholders currently have a meaningful right to call special meetings, the ownership threshold for which is 25% of shares outstanding held for at least one year. A 25% threshold, which is common among public companies, strikes an appropriate balance between providing shareholders with the year-round ability to call a special meeting to address topics that are important to our shareholders generally, while protecting against the risk of a small minority of shareholders using the special meeting mechanism to disrupt business plans and/or advance their narrow, self-serving or short-term interests. We believe reducing our special meeting threshold to 10%, as suggested by the proponent, significantly increases this risk, while our existing special meeting threshold promotes and protects the long-term interests of our shareholders at large.

McDonald’s is dedicated to robust shareholder engagement throughout the year.

Active shareholder engagement and responsiveness to shareholder feedback are important to both our Board and management. As described under “Shareholder Engagement” on page 56, since our 2021 Annual Shareholders’ Meeting, we continued to reach out to our broad group of shareholders around the world, touching base with the holders—both large and small—of nearly 50% of our outstanding shares in order to understand investors’ current viewpoints and inform Board discussions on a variety of topics. In addition to gathering feedback, we utilize these engagements to develop ongoing relationships with our shareholders. In recent engagements, shareholders were interested in discussing topics including ESG initiatives, including environmental matters, human capital management and DEI, executive compensation, and Board governance and refreshment. Notably, shareholders have not identified our existing special meeting threshold as a concern.

Special meetings require substantial Company resources.

Convening a special meeting of shareholders requires a substantial commitment of Company time, effort and resources, including significant legal and administrative fees, costs for preparing, printing and distributing materials and soliciting proxies, and the diversion of Board and management time away from overseeing and operating our business. Because of these considerable burdens and costs, special shareholder meetings should be extraordinary events that occur only when there are urgent and important strategic matters or profound fiduciary concerns to address. If such a situation were to occur, our current ownership threshold affords shareholders a full and meaningful opportunity to call a special meeting.

92	McDonald’s Corporation

Shareholder Proposals

McDonald’s is committed to strong and evolving corporate governance practices that promote accountability.

Our Board has continually demonstrated its commitment to strong corporate governance principles that promote our shareholders’ rights and our Board’s accountability. By responding to emerging governance best practices over the years, we maintain leading governance policies, including those highlighted below.

Select Board and Governance Practices

  A diverse, independent Board

  Board tenure that balances refreshment with institutional knowledge

  Separate Chairman and CEO roles

  An independent Chairman

  The annual election of all Directors

  Proxy access for Director candidates nominated by shareholders reflecting standard market practices

  Majority voting standard for uncontested Director elections

  Regular succession planning and effective leadership transitions at the CEO, executive management and Board levels

  Annual advisory vote to approve executive compensation

  No supermajority voting provisions

  No “poison pill” (shareholder rights plan)

  Additional avenues for shareholder input, including (i) the ability of shareholders to suggest Director nominees to our Board, (ii) our robust shareholder outreach and engagement and (iii) mechanisms for shareholders to communicate directly with our Board, our independent Directors and/or any individual Director

Shareholders have previously rejected multiple proposals to lower the ownership threshold for calling special meetings.

The same proponent has submitted substantially similar shareholder proposals to us twice in the last five years. In both 2020 and 2017, the proponent sought to lower our special meeting threshold to 15% (a less drastic change than the 10% threshold now proposed) and—in each case—a majority of our shareholders rejected the proposal.

For all of these reasons, it is neither necessary nor in our shareholders’ best interests to modify their existing ability to call special meetings. Therefore, our Board recommends that you vote “AGAINST” this proposal.

Our Board recommends that you vote “AGAINST” this proposal.

2022 Proxy Statement	93

Shareholder Proposals

Advisory Vote on Report on Reducing Plastics Use

Our Board recommends that you vote “AGAINST” this proposal.

As You Sow Foundation, on behalf of The Leventhal-Walton Family Trust dated May 8, 2015 as amended, and two co-filers, has notified us that it intends to submit the following shareholder proposal at our 2022 Annual Shareholders’ Meeting. As explained below, our Board recommends that you vote “AGAINST” this proposal. The lead proponent beneficially owns 14 shares of our common stock, and there were [●] shares of our common stock outstanding as of the record date.

The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of the following proposal:

Shareholder Proposal

WHEREAS: The growing plastic pollution crisis poses increasing risks to our company. Corporations could face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of the packaging they produce, a policy that is increasingly being enacted around the globe.4

Pew Charitable Trusts released a groundbreaking study, Breaking the Plastic Wave (Pew Report), concluding that if all current industry and government commitments were met, ocean plastic deposition would be reduced by only 7%. Without immediate and sustained new commitments throughout the plastics value chain, annual flows of plastics into oceans could nearly triple by 2040.

The Pew report finds that improved recycling is insufficient to stem the plastic tide — it must be coupled with reductions in use, materials redesign, and substitution. It concludes that at least one-third of plastic use can be reduced and that reduction is the most attractive solution from environmental, economic, and social perspectives. The European Union has banned 10 single-use plastic products commonly found in ocean cleanups and enacted a $1/kg tax on non-recycled plastic packaging waste.

McDonald’s is part of a “to go” packaging culture, contributing to plastic pollution of land and water through its disposable packaging. The company has removed polystyrene foam containers from its operations but continues to use significant amounts of single-use plastic. McDonald’s reported the tonnage of plastic packaging it used in its beverage cups, lids, and utensils in 2018 at 153,000 metric tons,5 with only 2% recycled content. To reduce plastic use, McDonald’s should position the company to shift permanently away from single-use packaging and towards reusable containers.

Competitor Starbucks is shifting away from single-use packaging and developing new global reusable container goals, which could reduce plastic use by thousands of tons.

Unilever has taken the most significant corporate action to date, agreeing to cut virgin plastic packaging by 50% by 2025, including absolute elimination of 100,000 tons of plastic packaging. Seventeen other consumer goods companies have virgin plastic reduction goals, including Procter & Gamble, Colgate-Palmolive, Nestlé, and Target.6 McDonald’s has no virgin plastic reduction goal.

BE IT RESOLVED: Shareholders request that the McDonald’s Board issue a report, at reasonable expense and excluding proprietary information, describing how the company will reduce its plastics use in alignment with the reductions findings of the Pew Report, or other authoritative sources, to feasibly reduce ocean pollution.

[4]	https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf
[5]	https://www.worldwildlife.org/publications/transparent-2020
[6]	https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021

94	McDonald’s Corporation

Shareholder Proposals

SUPPORTING STATEMENT: The report should, at Board discretion:

Assess the reputational, financial, and operational risks associated with continuing to use substantial amounts of plastic packaging while plastic pollution grows unabated;
Evaluate the benefits of dramatically reducing the amount of plastics used in our packaging.
Describe how McDonalds can further reduce single-use packaging, including any planned reduction strategies or goals, materials redesign, transition to reusables, substitution, or reductions in use of virgin plastic.

Our Board’s Statement in Opposition

Our Board recommends that you vote “AGAINST” the advisory proposal requesting that we issue a report on reducing plastics use. After careful review of this proposal, our Board has determined that doing so would require unnecessary expense, be duplicative of current efforts, and divert management’s time and Company resources without providing any meaningful benefit to our Company or shareholders. We have a long history of making the sustainability of our packaging a key business priority by shifting to more sustainable materials, designing packaging to reduce waste and to meet technical recycling requirements, managing waste impacts on communities and nature and, ultimately, moving toward a more circular economy. A cross-functional team meets regularly to advance our sustainable packaging strategy, including by recommending investments in innovation, assessing applicable regulations, partnering with local markets, advising on public disclosures and keeping senior leadership updated on progress and the evolving landscape.

McDonald’s has already made a series of meaningful commitments and achievements that address more sustainable packaging and waste reduction, prioritizing the areas where we have the greatest opportunity for impact.

In recent years, we have announced many commitments and initiatives to enhance the sustainability of our packaging materials, including plastics, as well as to increase recycling and reduce packaging waste. Some recent key efforts and achievements include:

In 2018, we committed to source 100% of primary guest packaging, including plastics, from renewable, recycled or certified sources by the end of 2025.[7] This means any plastics used in primary guest packaging will be sourced from renewable or recycled sources instead of virgin fossil fuel-based plastics. We prioritize fiber packaging material in our global portfolio, with approximately 80% of global guest packaging weight coming from fiber materials and 20% comprised of plastics. Our strategy focuses on eliminating packaging where possible, shifting materials, recovering and recycling packaging and closing the loop by creating end markets for recycled materials. We are approximately 80% of the way toward our goal. Notably, in 2020, 99.6% of our primary fiber-based guest packaging was sourced from recycled or certified sources and supported de-forestation-free supply chains.
In 2019, we developed a plastics position and action plan to augment our 2018 commitments. The focus of our position is to reduce plastics not needed for safety or functionality by 2025, with an emphasis on plastics that are difficult to recycle or prone to leak into the environment.
In 2021, as part of our larger sustainable packaging and materials strategy, we began phasing out certain plastics (including straws and lids) in several markets around the world. For example: a new fiber lid from certified sources saved approximately 1,800 metric tons of plastic; the phase out of plastic straws and cutlery in Europe saved approximately 4,200 metric tons of plastic; and the phase out of plastic straws for cold drinks in China saved approximately 400 metric tons of plastic.
In 2021, we also announced an ambition to drastically reduce plastics in Happy Meal toys around the globe. The completion of this transition to more renewable, recycled or certified materials by the end of 2025 is expected to result in a 90% reduction in virgin fossil fuel-based plastics in these toys. Happy Meal toy innovations are already underway in many markets around the world.

[7]	The commitment is inclusive of centrally managed guest packaging and Happy Meal book and toy packaging.

2022 Proxy Statement	95

Shareholder Proposals

More information about our packaging and waste strategy and related commitments, initiatives and actions can be found on our website.8

McDonald’s has a strong track record of collaborating with industry partners to help identify and promote long-term solutions to packaging and waste challenges.

We are engaged in many cross-industry partnerships. In 2018, we became a founding member of the NextGen Cup Consortium and made a three-year, $5 million commitment to help develop a recyclable and/or compostable cup. In 2021, we made another three-year, $5 million commitment to help strengthen the sustainable packaging ecosystem, with a focus on circularity of additional packaging materials such as polypropylene plastic.

We are also a founding partner of the World Wildlife Fund’s Resource: Plastic program, which is focused on eliminating plastic in nature, and we were one of five companies to publicly disclose plastic usage through the first ReSource report.9 Transparent reporting on plastics usage is important to identify opportunities for improvement within our Company and how cross-industry collaboration can lead to scalable change in priority areas. We continue to report annually through ReSource and to incorporate recommendations to measure and advance solutions that address plastic waste.

McDonald’s regularly tests and pilots more sustainable packaging solutions in our restaurants around the world.

With a presence in over 100 countries, our approach to sustainable packaging must be flexible to accommodate varied laws and customer preferences, and we strive to ensure that new materials meet our high-quality, safety and performance standards. We will achieve this by partnering with employees and franchisees in local markets across the globe to pilot and test packaging solutions that reduce plastic use and waste, and scale successful pilots. For example, the Nordic markets are partnering with local organizations to pilot opportunities to recover ocean plastic and recycle it into trays used in McDonald’s restaurants.

We are actively exploring how to best utilize reusable models in our restaurants in a way that provides customers with options that reduce waste while maintaining safety and experience standards. We view reusables as one of many tools to help accelerate more circular packaging solutions and drive progress on our commitments. In 2020, we launched a global partnership with TerraCycle’s circular packaging service, Loop, to test a reusable model for take-out beverages, starting in the U.K. Learnings from this pilot and others across the globe will allow us to better understand the impact of reusables on safety and hygiene, customer experience, operations, logistics, supply chain and local infrastructure in order to determine the best fit. We are also carefully evaluating the impacts of reusables against regional environmental considerations such as water scarcity and the overarching impact to the environment through environmental risk assessment studies.

McDonald’s regularly and transparently reports our progress relating to sustainable packaging, including plastics.

We regularly track progress against our sustainable packaging goals through supplier and market reports and we also report our ESG strategies, governance and performance annually on our website. We voluntarily disclose relevant sustainability metrics in line with well-regarded disclosure frameworks such as CDP, Sustainability Accounting Standards Board (SASB) and The Task Force on Climate-Related Financial Disclosures (TCFD), in addition to public reporting via partnerships such as ReSource. More information can be found on our website.10

In light of McDonald’s existing commitments, progress and regular reporting relating to packaging and waste, including plastics, we believe the proposed request is unnecessary and would divert management’s time and Company resources without providing any meaningful benefit to our Company or shareholders.

Our Board recommends that you vote “AGAINST” this proposal.

[8]	See https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact/our-planet/packaging-and-waste.html.
[9]	The ReSource Transparent 2021: Plastic Report can be found at https://resource-plastic.com/backend/sites/default/files/2021-12/Transparent%202021%2012-1-21.pdf.
[10]	See https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact/impact-strategy-and-reporting.html.

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Shareholder Proposals

Advisory Vote on Report on Antibiotics and Public Health Costs

Our Board recommends that you vote “AGAINST” this proposal.

The Shareholder Commons, representing Trinity College, Cambridge, has notified us that it intends to submit the following shareholder proposal at our 2022 Annual Shareholders’ Meeting. As explained below, our Board recommends that you vote “AGAINST” this proposal. The proponent has beneficially owned, and had beneficially owned continuously for at least three years, shares of our common stock worth at least $2,000, and there were [●] shares of our common stock outstanding as of the record date.

The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of the following proposal:

Shareholder Proposal

ITEM 6: Report on Public-Health Costs of Antibiotic Use

RESOLVED, shareholders ask that the board commission and publish a report on (1) the link between the public-health costs created by the use of antibiotics in the Company’s supply chain and McDonald’s prioritization of enterprise risk and (2) the manner in which such costs may affect the market returns available to its diversified shareholders.

Supporting Statement:

At least 700,000 people die annually due to antimicrobial resistance (AMR), the phenomenon of pathogens becoming resistant to antibiotics and other antimicrobials. The death toll may rise to 10 million by 2050.11 The 2021 YUM! Antimicrobial Resistance Report12 (“Yum Report”) identifies AMR as “among the 21st century’s main threats,” noting:

[T]he World Bank estimates a global GDP shrinkage of 3.8% [due to AMR], with direct costs reaching over $3 trillion USD, annually… However, even high-AMR scenarios may reflect an underestimation of the true costs of AMR because of the challenges in calculating second order effects....

Misuse of antimicrobials in animal husbandry accelerates resistance. The Yum Report notes the link between producing meat and AMR, finding that “agriculture and livestock settings account for approximately two-thirds of global antibiotics [use]” and that many “factors point to alternative practices that can decrease the need for excessive antibiotic use in animal husbandry.”

While the Company says it is reducing antibiotic use,13 McDonald’s addresses environmental and social issues like AMR only to the extent that doing so optimizes its financial returns. In describing its approach to such issues, McDonald’s says it “identifies and addresses a broad range of risks that can directly or indirectly impact the organization.”14 By only addressing risk to the enterprise, McDonald’s prioritizes financial returns over threats to public health, so that it can continue to profit from conduct that creates such threats, so long as doing increases financial returns. Nowhere does the Company suggest that it will surrender any long-term financial returns if necessary to preserve the efficacy of antibiotics.

[11]	https://www.who.int/publications/i/item/no-time-to-wait-securing-the-future-from-drug-resistant-infections
[12]	https://www.yum.com/wps/wcm/connect/yumbrands/41a69d9d-5f66-4a68-bdee-e60d138bd741/Antimicrobial+Resistance+Report+2021+11-4+-+final.pdf?MOD=AJPERES&CVID=nPMkceo
[13]	https://corporate.mcdonalds.com/corpmcd/en-us/our-stories/article/ourstories.beef_antibiotics.html
[14]	https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact/impact-strategy-and-reporting/governance-and-stakeholder-engagement.html

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Shareholder Proposals

But a gain in profit that comes at the expense of public health is a bad trade for most McDonald’s shareholders, who are diversified and rely on broad economic growth to achieve their financial objectives. A strategy that increases Company financial returns but threatens global GDP is counter to the interests of most McDonald’s shareholders: reducing GDP will directly reduce long-term returns of diversified portfolios.15

This proposal requests a report on the trade-offs McDonald’s makes by prioritizing enterprise risk over risks to public health from the perspective of its largely diversified shareholders.

The requested report will help shareholders determine whether current Company policies serve shareholders’ best interests and whether McDonald’s should prioritize AMR over financial returns.

Please vote for:

Report on Public-Health Costs of Antibiotic Use – Proposal 6

Our Board’s Statement in Opposition

Our Board recommends that you vote “AGAINST” the advisory proposal requesting that we commission and publish a report on the public health costs created by the use of antibiotics in our supply chain. After careful review of this proposal, our Board has determined that doing so would be duplicative of current efforts given our existing work to address the responsible use, and preserve the long-term effectiveness, of antibiotics, as well as divert management’s time and Company resources without providing any meaningful benefit to our Company or shareholders. McDonald’s has a strong track record on this topic, and we are leading global partnerships across our supply chain to gather global data on antibiotic use to further develop and implement antibiotic use policies. We look to external expertise to help inform our strategy on this issue and believe that studies and reports regarding the public health impacts of antibiotic use are best conducted by the diverse stakeholders most familiar with public health concerns.

McDonald’s is committed to doing our part to help preserve the long-term effectiveness of antibiotics.

Antimicrobial Resistance (“AMR”) is a critical global public health issue that we believe we have a role to help address. We take this seriously, striving to provide antibiotic effectiveness for future generations by doing our part to work across our industry and supply chain with producers, veterinarians, academics and other experts in the field. Our longstanding commitment to reducing antibiotic use in food animals spans over 18 years, since we outlined our position on antibiotic use in our supply chain in 2003.

In 2017, we implemented our latest Vision for Antimicrobial Stewardship (“VAS”), which outlines our approach to responsible antibiotic use and commitment.16 Our VAS seeks and promotes animal production practices that reduce and, where possible, eliminate the need for antibiotic therapies by helping to identify and scale leading alternative practices.

Our position on antibiotics is one of responsible use. This focuses on refining antibiotic selection and administration, reducing antibiotic use and, ultimately, replacing antibiotics where possible with long-term alternative solutions to proactively prevent disease and protect animal health and welfare. We remain committed to the treatment of sick animals aligned with herd veterinarian direction to support the safety of the consumer food supply chain.

McDonald’s regularly engages with external experts.

Our VAS and species-specific policies are based on a “One Health” approach, which emphasizes the need for collaborative, multi-disciplinary efforts at the local, national and global levels to attain optimal health for people, animals and the environment. As such, we regularly engage with external experts, including veterinarians, academics, non-governmental organizations, producers and suppliers, who have a deep understanding of these important issues and responsible use strategies, and can provide us with advice and direction related to policy development.

[15]	https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf
[16]	See https://corporate.mcdonalds.com/content/dam/gwscorp/scale-for-good/McDonalds-Global-Vision-for-Antimicrobial-Stewardship-in-Food.pdf.

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McDonald’s has made commitments and progress across its global supply chain.

We are engaged in global partnerships across our supply chain to gather data on antibiotic use helping to inform the development and implementation of responsible antibiotic use policies for chicken, beef and pork.

Chicken. In 2017, leaning on external expertise and in partnership with our supply chain, we announced our global chicken antibiotics policy, which aims to eliminate the use of the Highest Priority Critically Important Antibiotics (“HPCIAs”), as defined by the World Health Organization (the “WHO”), by 2027. Since February 2019, we have tracked and gathered data from over five billion birds across our top 20 suppliers, representing 85 facilities and 88 separate medicines. Through this tracking and reporting program, we have verified significant antibiotic use reductions in our poultry supply chain globally. Markets around the world, including Australia, Brazil, Canada, Japan, South Korea, the U.S. and Europe17, have eliminated the use of HPCIAs, and other in-scope markets remain on track to meet the 2027 commitment.

Beef. In 2018, we announced our global beef antibiotics policy, which fortifies our long-term position on antibiotics as one of continuous improvement and responsible use. Our policy includes the overall reduction of medically important antibiotics (as defined by the WHO), where appropriate and measurable, with our efforts focused on Australia, Brazil, Canada, France, Germany, Ireland, New Zealand, Poland, the U.K. and the U.S., which represent our top 10 beef sourcing markets and accounted for over 82% of our global beef supply chain in 2020. As a first step in our policy, we committed to global pilot tests, partnering with producers and suppliers, to establish market-specific baseline antibiotic use from commercial feedlots, small farm operations and dairies in our top beef sourcing markets. This data will be used to inform market-appropriate targets for responsible antibiotic use in collaboration with input from multi-stakeholder perspectives. Starting in 2022, we will collaborate with industry leaders, academics, suppliers and other expert stakeholders to refine the targets and measurement capabilities that will shape our path forward for responsible antibiotic use. Following this engagement, we will report insights from our pilot test baselines across our major beef sourcing markets later in 2022.

Pork. As outlined in our VAS, we are committed to developing species-specific antibiotics policies, including for pork. In 2021, a global cross functional working group was formed to assist with the development of a policy for pork in our supply chain, anchored to responsible use. In April 2021, the draft policy was introduced to our global suppliers, who were asked to conduct gap assessments between the requirements in our policy and their current internal policies on antibiotic use. These gap assessments will be evaluated during the first half of 2022 and used to inform the implementation timeline for the policy.

Further information regarding our strategy, governance and performance on the responsible use of antibiotics is available on our website.18

In light of the effectiveness of McDonald’s current antibiotic use policies and practices and the continuing focus given to the topic by our Company, our Board believes the proposed report is unnecessary, would require unnecessary expense and would divert management’s time and Company resources without providing any meaningful benefit to our Company or shareholders.

Our Board recommends that you vote “AGAINST” this proposal.

[17]	“Europe” includes Austria, Azerbaijan, Belarus, Belgium, Bosnia & Herzegovina, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Ireland, Italy, Kazakhstan, Latvia, Lithuania, Luxembourg, Malta, Moldova, Netherlands, Norway, Poland, Portugal, Romania, Serbia, Slovakia, Slovenia, Spain, Switzerland, Sweden, Ukraine and the U.K.
[18]	See https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact/food-quality-and-sourcing/responsible-antibiotic-use.html.

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Shareholder Proposals

Advisory Vote on Disclosure Regarding Confinement in the Company’s U.S. Pork Supply Chain

Our Board recommends that you vote “AGAINST” this proposal.

The Humane Society of the United States has notified us that it intends to submit the following shareholder proposal at our 2022 Annual Shareholders’ Meeting. As explained below, our Board recommends that you vote “AGAINST” this proposal. The proponent beneficially owns at least $2,000 in market value of our common stock, and there were [●] shares of our common stock outstanding as of the record date.

The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of the following proposal:

Shareholder Proposal

Is McDonald’s misleading shareholders about ESG initiatives?

For context, McDonald’s claims its ESG initiatives are “fundamental to how we operate.” Particularly, McDonald’s says its very “ability to serve safe, quality food comes from animals that are cared for properly.”

One specific initiative relates to gestation stalls in its pork supply.

These solitary confinement cages detain pigs so restrictively, they can’t even turn around.

Here’s how McDonald’s former VP of CSR described this:

“I toured my first sow facility, astonished as I observed a few thousand sows all lined up in rows, each confined to what seemed like a little prison.” The floors underneath, he wrote, “are slotted so that urine and feces slip through into vast cesspits” with the animals “immobilized above their own waste.”

McDonald’s Pledge:

McDonald’s announced it wants to see “the end” of gestation stalls in its U.S. supply chain. One press release, titled “McDonald’s USA Outlines 10-Year Plan for Ending Gestation Stall Use,” committed to reaching that goal by 2022.

McDonald’s Reporting:

In 2021, McDonald’s claimed to be tracking “at around 50%” of its “target.” McDonald’s also included that claim when reporting for the Sustainability Accounting Standards Board Index 2020, which asks for the percentage of pork produced “without the use of” gestation stalls.

Really?

The proponent is confident that, rather than eliminating the practice, McDonald’s is actually now just planning to *reduce* how long it lets suppliers lock gestating pigs in stalls. This is very different than its stated target of *ending* the confinement and would make McDonald’s reporting deceptive.

McDonald’s Pledge:

To help reach its target, McDonald’s also pledged that by 2017, it would only source pork from producers “who share its commitment to phase out gestation stalls.”

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Shareholder Proposals

McDonald’s Reporting:

“We achieved our 2017 milestone to source pork for our U.S. business only from producers who share our commitment to phase out gestation stalls,” McDonald’s claims.

Really?

The proponent is also confident that, actually, McDonald’s suppliers have *no* commitment to *ever* phase out (i.e. end) their confinement of gestating pigs in individual stalls, which would make this claim deceptive too.

How does this impact shareholders?

McDonald’s has said it “is committed to being a company that the public can trust.” So, if McDonald’s is failing to implement longstanding ESG promises – while misleading the public – shareholders deserve to know. Especially since it pertains to an issue McDonald’s says speaks to its very “ability to serve safe, quality food.”

RESOLVED: Shareholders request McDonald’s confirm that the confinement of gestating pigs in individual stalls will be ended in its U.S. pork supply chain by 2022. If McDonald’s cannot so confirm, shareholders request disclosure of: 1) the percentage of pork in its U.S. supply produced without locking gestating pigs in solitary confinement stalls, and 2) the risks McDonald’s may face over the disparity between its gestation stall pledges/reporting and the reality within its supply chain. This should occur within three months of the 2022 annual meeting, at reasonable cost, and omit proprietary information.

Our Board’s Statement in Opposition

Our Board recommends that you vote “AGAINST” the advisory proposal requesting additional disclosure regarding the use of confinement stalls in our U.S. pork supply chain. McDonald’s is known as an industry leader in driving and scaling animal welfare standards with our supply chain partners. We are aligned with the proponent’s aim of working with the U.S. pork industry to maximize the time that pregnant sows spend in group housing, away from gestation stalls, and we share the proponent’s focus on the importance of transparent reporting on ESG commitments and progress. As such, our shareholders are well-served by our vigilant focus on the robust science-based strategies, remaining goal achievement, cross-industry engagement and annual reporting processes currently underway.

McDonald’s is committed to animal health and welfare and, in 2012, we were the first Quick Service Restaurant to commit to phase out the use of gestation stalls for pregnant sows.

While we purchase approximately 1% of U.S. pork produced, and primarily from market hogs rather than sows, our longstanding commitment to animal health and welfare led to a ten-year goal—set in 2012—to source all pork for our U.S. business from producers that do not house pregnant sows in gestation stalls (i.e., individual confinement). In setting this goal, our intention was to influence producers to plan and transition from the use of gestation stalls to group housing for pregnant sows.

Our leadership on this issue has been widely recognized. In fact, when we set this goal, the proponent themselves shared with media that “[n]o other fast-food company has done what McDonald’s has done here.” In the years after we announced our goal, other Quick Service Restaurant brands and food retailers made similar commitments. We are proud of the positive impact we have had.

When we made our commitment in 2012, nearly all sows in the U.S. spent their entire lives in gestation stalls. Today, in contrast, an estimated 30-35% of U.S. pork is produced using group housing for pregnant sows. As the demand for group housed pork grows and as additional animal welfare legislation is passed, we expect the percentage of sows spending the majority of their lives in group housing to continue to grow.

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Despite this progress, the proponent has now asked for new commitments, including for us to require all of our U.S. suppliers to move to “crate free” pork. While we look forward to promoting further collaboration across the industry on this issue, the current pork supply in the U.S. would make this type of commitment impossible. Furthermore, it reflects a departure from the veterinary science used for large-scale production throughout the industry, and would harm our shared pursuit of providing customers with high quality products at accessible prices.

Despite unprecedented challenges across the pork industry, McDonald’s remains committed to sourcing all pork for our U.S. business from producers that do not house pregnant sows in gestation stalls.

The COVID-19 pandemic and the costly outbreak of African Swine Fever have caused unprecedent disruptions to global supply chains, and global pork production and trade in particular, over the last two years. In the U.S., this landscape has been exacerbated because the structure of the U.S. pork industry is highly fragmented, with limited vertical integration. Despite these challenges, we have worked closely with our supply chain partners to best position ourselves to honor our commitment. Significant progress was enabled when we achieved our stated 2017 milestone of sourcing pork for our U.S. business only from producers who share our commitment to phasing out gestation stalls for pregnant sows.

We expect that by the end of 2022, 85-90% of our U.S. pork will come from group housing systems, representing material progress in the original 10-year timeframe. We also expect that by the end of 2024, 100% of our U.S. pork volume will come from group housing systems.

McDonald’s commitment is backed by science and consistent with industry-endorsed definitions.

Our 2012 commitment was created with input from animal welfare advocates, including the proponent, agricultural experts and veterinary scientists. It was well understood then, and remains so today, that there is a period of a breeding sow’s life when it should not be housed in a group setting: during the insemination process and until a pregnancy is confirmed, which best promotes a successful pregnancy. At the time of our original commitment, most producers housed breeding sows in individual stalls after confirming pregnancy, during the gestation phase and through birth, a practice that led to the individual confinement of breeding sows throughout their entire lives.

To help address this animal welfare issue, several states have passed laws addressing the transition to group housed sow production, with varied criteria and implementation timing. For example, in 2010, the State of Ohio struck an agreement with the proponent to phase out the use of gestation stalls for pregnant sows within Ohio by the end of 2025. According to the agreement, which was signed by the proponent, “[i]t is understood that in all housing systems, sows may be housed in breeding/gestation stalls until they are confirmed pregnant.” This was codified by Rule 901:12-8-02 promulgated under the Ohio Administrative Code, which provides that breeding/gestation stalls may be used post-weaning for a period of time that seeks to maximize embryonic welfare and allows for the confirmation of pregnancy—a period that veterinary scientists estimate to be four to six weeks.

The definition of group housing for pregnant sows used by our Company has been endorsed by the National Pork Producers Council, the American Association of Swine Veterinarians (the “AASV”) and the National Pork Board (the “NPB”), whose Pork Quality Assurance guidelines outline industry standards for U.S. production.19

The proponent’s current position represents not only a significant departure from accepted science, but also from the proponent’s original position (as enshrined in Ohio law), and ignores the significant improvement in the welfare of U.S. sows resulting from the commitments of McDonald’s and many others.

McDonald’s has continued to transparently communicate our progress through our reporting platforms.

Consistent with our other ESG commitments, we have regularly communicated updates over the last 10 years—engaging partners across our value chain, noting key milestones and reporting progress transparently on our corporate website and in our annual Purpose & Impact report.

[19]	The definition of group housing for pregnant sows, as used by McDonald’s, can be found in the NPB’s Pork Quality Assurance handbook at https://library.pork.org/media/?mediaId=3276699B-4AEE-4239-8A74CFAC7C6599E3, as well as on the AASV’s website at https://aasv.org/aasv/definition-grouphousing.php.

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Shareholder Proposals

Despite our regular reporting on progress against our 2012 commitment, the proponent is now taking fault with our original commitment in its tenth year of implementation and after much progress has been made.

McDonald’s U.S. group housed pork (“GHP”) purchases in recent years:

2018	2019	2020	2021	Projected Year-End 2022 (Original Timeframe)	Target Year-End 2024 (Updated Timeframe)
26% GHP	28% GHP	36% GHP	> 61% GHP	85–90% GHP	100% GHP

Looking to the future—New aims on McDonald’s journey with the U.S. pork industry.

As we look beyond 2024, we believe there are opportunities to better define and standardize current approaches to confirmation of pregnancy, managing embryonic welfare and the subsequent transition of pregnant sows into group housing during gestation, ideally creating greater consistency and synchronization beyond the varied state-by-state guidance and regulation on such matters in the U.S.

We recognize the value of informing our forward-looking strategies with input from credible third-party experts and with the intent to develop and drive scalable solutions. We further recognize that pork production practices will continue to evolve over time as producers balance consumer demand, animal welfare concerns, and land and resource constraints. At this time, a group housing environment is the most preferable, humane and efficient approach for pork production at the scale demanded in the U.S., and it is widely accepted among veterinary experts that some separation from a group environment during the early days of gestation is important for the health and safety of the sows. That said, we will continue to do our part in partnering with U.S. pork producers to maximize the time gestating sows are able to spend in group housing, while appropriately balancing negative impacts.

Further information regarding our strategy, governance and performance related to animal health and welfare is available on our website.20

Considering McDonald’s ongoing commitment to phasing out the use of gestation stalls for pregnant sows in the U.S. and our transparent annual reporting and alignment with industry standards and definitions, we believe the proposed request is unnecessary, is duplicative of ongoing Company efforts, and would divert management’s time and Company resources without providing any meaningful benefit to our Company, our shareholders or the animals within our supply chain.

Our Board recommends that you vote “AGAINST” this proposal.

[20]	See https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact/food-quality-and-sourcing/animal-health-and-welfare.html.

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Shareholder Proposals

Advisory Vote on Third-Party Civil Rights Audit

Our Board recommends that you vote “AGAINST” this proposal.

The SOC Investment Group has notified us that it intends to submit the following shareholder proposal at our 2022 Annual Shareholders’ Meeting. As explained below, our Board recommends that you vote “AGAINST” this proposal. The proponent beneficially owns at least $2,000 in market value of our common stock, and there were [●] shares of our common stock outstanding as of the record date.

The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of the following proposal:

Shareholder Proposal

RESOLVED, that shareholders of McDonald’s urge the Board of Directors to oversee a third-party audit analyzing the adverse impact of McDonald’s policies and practices on the civil rights of company stakeholders, above and beyond legal and regulatory matters, and to provide recommendations for improving the company’s civil rights impact. Input from civil rights organizations, franchisees, corporate and franchise employees, suppliers, and customers should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on McDonald’s website.

SUPPORTING STATEMENT

Recently, the racial justice movement and the disproportionate impacts of COVID-19 have focused the public’s and policy makers’ attention on civil rights and gender and racial equity. McDonald’s says diversity, inclusion and equal empowerment are deeply rooted in its brand and underpin its success. Following the 2020 racial justice protests, it committed to “fair treatment in access, opportunity and advancement for all”, and stated an aim to “dismantle barriers to economic opportunity.”

Yet, it is unclear how McDonald’s addresses racial inequality, as it reports diversity data only for US company-owned restaurants and staff, excluding an estimated 660,000 US franchise workers.21 McDonald’s states that 72% of company-owned restaurant workers belong to historically underrepresented groups, but members of these groups hold only 29.1% of US leadership roles. McDonald’s does not disclose the extent or impact of any advancement training for its low wage restaurant crew workers. Inadequate wages, wage theft, lack of comprehensive sick leave, and health and safety risks have led to strikes and lawsuits by McDonald’s workers. More than 50 complaints and lawsuits alleging sexual harassment at company-owned and franchised McDonald’s outlets have been filed since 2016.

Lawsuits by 238 current and former Black franchisees describe “systematic and covert racial discrimination” and denial of “equal opportunity to success” from practices steering them to high cost, low volume operations in Black neighborhoods. Black McDonald’s executives have sued the company alleging disparate treatment based on race. The cases are pending.

A pending lawsuit alleges that while approximately 40% of customers are Black, McDonald’s tiered advertising budget based on racial stereotypes produces lower spend with Black-owned media groups. McDonald’s states that diverse-owned media represents 4%, and Black-owned media 2%, respectively, of advertising spend.

[21]	McDonald’s website states that at end 2020, “more than 2 million people worked at franchised McDonald’s restaurants globally.” McDonald’s reports 13,025 US franchises, or 33% of total restaurants systemwide. Attributing US franchise workers to global workers based on this same proportion implies 660,000 workers. See McDonald’s 2020 Form 10-K, p. 20.

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Shareholder Proposals

A civil rights audit will help McDonald’s identify, remedy, and avoid adverse impacts on its stakeholders. We urge McDonald’s to assess its behavior through a civil rights lens to obtain a complete picture of how it contributes to social and economic inequality.

Our Board’s Statement in Opposition

Our Board recommends that you vote “AGAINST” the advisory proposal requesting a third-party audit of the impact of the Company’s policies and practices on the civil rights of stakeholders.

McDonald’s is committed to civil rights and DEI, as reflected in our strategy and policies.

We are aligned with this proposal’s stated goal of identifying, remedying and avoiding adverse impacts on our stakeholders. However, after careful review of this proposal, our Board has determined that shareholders would be better served by our vigilant focus on the robust strategies, assessments and reporting processes that are currently underway, as well as our additional plans to better understand and address our impact on civil rights and gender and racial equity.

McDonald’s is a place of opportunity—where owner/operators build successful businesses, employees launch rewarding careers, suppliers find their goods on tables around the world, and anyone, anywhere, enjoys a delicious meal and a reliably great experience. Individuals from all backgrounds are welcomed and equal treatment and consideration is given to employees, applicants and business partners without regard to race, color, religion, sex, age, national origin, citizenship status, disability, sexual orientation, military status, veteran status, gender identity and expression, genetic information or any other basis protected by law.

We recognize our important role to proactively manage the impact we have on our communities and stakeholders globally, and we are on a journey to create equitable opportunity in every community we serve. This means using our influence and scale to accelerate meaningful and overdue societal change for our employees, franchisees, suppliers, customers and communities. Under our Accelerating the Arches strategy, we are committed to holding ourselves accountable for:

Representing the diverse communities in which we operate;
Accelerating cultures of inclusion and belonging; and
Dismantling barriers to economic opportunity.

Our human capital-related initiatives, including those relating to DEI and workplace health and safety, are reviewed and monitored by our Sustainability & Corporate Responsibility Committee. This Committee also has oversight of human capital risks, such as those relating to our workforce and workplace, and regularly reports to our Board on developing human capital risks and opportunities.

We know there is a lot of work ahead, but it is work we welcome.

All McDonald’s restaurants must adhere to our Global Brand Standards, with assessments to help hold them accountable in accordance with the applicable McDonald’s market’s business evaluation processes, starting this year.

We recognize that developing respectful workplaces—where everyone’s rights are recognized—is an ongoing process of continuous improvement. In 2021, we announced Global Brand Standards aimed at advancing a culture of safety for everyone working under the Arches and McDonald’s customers worldwide. Our Global Brand Standards were informed by input from perspectives across the System, a cross-functional global team and reviews of global market practices.

Our Global Brand Standards prioritize actions in four areas:

Harassment, discrimination and retaliation prevention. Procedures in place for reporting claims of harassment, as well as policy and training established to prevent harassment and discrimination.

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 Shareholder Proposals

Workplace violence prevention. Procedures in place for incident reporting, as well as policy and training established to mitigate the risk of violence in the workplace.
Restaurant employee feedback. At least one crew and manager survey completed each year in each restaurant, with an accompanying action plan.
Health and safety. Annual health and safety audits with action plans to reinforce a culture of safety.

We are committed to supporting franchisees with their implementation of our Global Brand Standards through a suite of policies, tools, trainings and reporting mechanisms, as well as regularly assessing our approach, and engaging with relevant stakeholders to improve our monitoring, analysis and remediation of human rights impacts in order to be more transparent and effective in supporting people. All of the nearly 40,000 McDonald’s restaurants around the world, including both Company-owned and franchised locations, are required to adhere to our Global Brand Standards, with assessments to help hold them accountable in accordance with the applicable McDonald’s market’s business evaluation processes, starting this year.

Upholding human rights and cultivating respectful workplaces fuels McDonald’s success and strong, safe communities.

We are committed to respecting human rights wherever we do business and fostering safe workplaces built on dignity, inclusion and respect. In 2018, we created a global cross-functional Human Rights Working Group, which oversees implementation of our Human Rights Policy and works to improve our procedures and practices.22 Our Chief Global Impact Officer, in partnership with our Chief People Officer, is ultimately responsible for our corporate human rights efforts. Pursuant to its charter, our Sustainability & Corporate Responsibility Committee oversees our programs, progress and efforts related to human capital matters. We are also committed to engaging with relevant stakeholders to continue to advance our approach to human rights, and we participate in relevant forums to track and address emerging risks.

McDonald’s leaders are directly responsible and accountable for making tangible progress on our DEI goals.

In February 2021, we disclosed our corporate employee representation and EEO-1 data for the first time, and set goals to increase representation of women and historically underrepresented groups in leadership roles (defined as Senior Director and above), including23:

Representation goals for leadership. Globally, we expect to increase representation of women in leadership roles (Senior Director and above), from 38% to 45% by the end of 2025, with a goal of reaching gender parity by the end of 2030.[24] Also by the end of 2025, the Company aims to increase representation of historically underrepresented groups in U.S. leadership roles (Senior Director and above) from 29% to 35%.[25] In setting these goals, we leveraged data to understand both where we are currently and where we want to be in the future. This included a review of internal and external data, including labor and census talent availability statistics, industry EEO-1 data, consumer insights, customer trends and expected demographic changes over the next decade. This data made clear that we have an opportunity to strengthen our representation to better reflect our current and future employee base.

[22]	Our Human Rights Policy can be found at https://corporate.mcdonalds.com/content/dam/gwscorp/nfl/scale-for-good/McDonalds_Human_Rights_Policy.pdf. More information about our overall approach can be found at https://corporate.mcdonalds.com/corpmcd/our-purpose-and-impact/jobs-inclusion-and-empowerment/respectful-workplaces.html.
[23]	Corporate employee representation can be found at https://corporate.mcdonalds.com/corpmcd/en-us/our-stories/article/OurStories.DEI-Accountability.html. EEO-1 data can be found at https://corporate.mcdonalds.com/content/dam/gwscorp/assets/jobs-inclusion/diversity-equity/McD_EEO1_Data_Table.pdf. “Historically Underrepresented Groups” refers to groups who have been denied access and/or suffered past institutional discrimination in the U.S. and, according to the U.S. Census and other federal measuring tools, includes Black Americans, Asian Americans, Hispanics or Chicanos/Latinos, and Native Americans. This is revealed by an imbalance in the representation of different groups in common pursuits such as education, jobs and housing, resulting in marginalization for some groups and individuals and not for others, relative to the number of individuals who are members of the population involved.
[24]	The December 2020 baseline data shows women make up 37% of leadership roles. We define gender parity using the UN Women Training Centre definition as another term for equal representation of women and men in a given area.
[25]	The December 2020 baseline data shows historically underrepresented groups make up 29% of leadership roles.

106	McDonald’s Corporation

Shareholder Proposals

Executive compensation. To reinforce the importance of our values and to hold executives accountable for making progress in the areas of DEI, our Board has incorporated quantitative human capital management metrics into the annual incentive compensation for our executives beginning in 2021. In addition to our financial performance, executives are now also measured on their ability to champion our core values, improve representation within leadership roles for both women and historically underrepresented groups, and create a strong culture of inclusion within our Company.

McDonald’s is committed to ensuring equal pay for equal work and, in 2021, we substantially attained equal pay for woman globally and historically underrepresented groups in the U.S.

Through an annual analysis of our compensation data and appropriate remediation action, we are committed to help ensure equal pay for equal work. Our equal pay analysis compares employees in similar roles, while considering the many factors that legitimately drive differences in pay between employees, such as experience (general, Company-specific, job-specific), job level/grade, performance and location.

In 2019, we introduced the following Global Pay Principles to our owned markets to advance good pay practices that are understood, consistently implemented and executed across McDonald’s.

Competitive

  Pay opportunities are aligned with the external value of a job to optimally attract, engage and motivate talent.

  The competitiveness of our pay rates is reviewed regularly relative to peer companies that reflect our size, scale, performance and talent needs.

Non-discriminatory	Employees are compensated at a level commensurate with their role, responsibility, impact, location, experience, knowledge, skills and performance, irrespective of gender, race, ethnicity or any other similar protected personal characteristics.

Performance-based	Pay is focused on motivating high performance, recognizing achievement and reinforcing behaviors that align with our culture.

Understandable

  Pay programs are communicated regularly and transparently with compelling clarity.

  We strive for simplicity and focus in the design of our programs to ensure employees understand what determines their pay.

Compliant	We comply with all applicable legal and regulatory requirements and standards.

Our 2021 pay gap analysis showed that we have substantially attained equal pay for women globally (99.85%)26 and that there was no pay gap disfavoring historically underrepresented groups in the U.S.27

[26]	Markets included in the analysis: Australia, Austria, Belgium, Canada, Czech Republic, France, Germany, Ireland, Italy, Netherlands, New Zealand, Poland, Portugal, Russia, Slovakia, Spain, Switzerland, Ukraine, the U.K. and the U.S., as well as our corporate offices in Dubai, Hong Kong and Singapore.
[27]	The analysis was conducted on U.S. employees who disclosed race/ethnicity information.

2022 Proxy Statement	107

Shareholder Proposals

Our annual pay gap assessment will help ensure we are following our pay principles globally in our operated or owned markets, and identify any gaps based on gender (globally) and race/ethnicity (U.S.) for review. While 2021 was the first time we communicated our equal pay commitment publicly28, we believe that greater transparency is important to building trust with our people, living our values, and holding ourselves accountable.

As such, working toward equal pay is not a one-time project; it requires ongoing focus and effort. We are committed to running pay gap analyses annually and reporting on progress as we continue to advance our strategy.

McDonald’s is committed to promoting DEI progress across our System – within our own organization and with suppliers and franchisees globally.

Starting in July 2021, we extended our impact through our value chain by inviting our U.S.-based suppliers of goods and services to join McDonald’s Mutual Commitment to Diversity, Equity and Inclusion.29 Participating suppliers commit to taking action such as implementing a DEI strategy, increasing overall representation of underrepresented talent and usage of diverse suppliers, investing in innovation and creating a process for accountability. As our suppliers continue their own DEI journeys, we will offer access to resources and tools, including sharing of best practices.

In addition, in December 2021, we launched a franchisee recruitment initiative to help increase the number of new franchisees from all backgrounds, including historically underrepresented groups, in our operated markets around the world.30 We expect to expand the number of new franchisees around the world through efforts in three areas: recruitment, financing, and ongoing learning and development. Worldwide, the effort—tailored for each market—will seek to increase ownership opportunities for new talent, both in terms of the number of individual restaurants owned and the number of qualified franchisees overall. We made a five-year, $250 million commitment in the U.S. to provide alternatives to traditional financing in order to help candidates—who may face socio-economic barriers—join the McDonald’s System.

McDonald’s demonstrates its commitment to sharing DEI goals and progress.

We have disclosed our DEI goals, including on gender, race and ethnicity, as well as critical DEI data related to our Company and the broader System. We have committed to updating this information regularly. Internal and external stakeholders can monitor our progress and find the latest updates on our DEI-related strategy, goals and performance by visiting the Purpose & Impact section (and, notably, the Diversity, Equity & Inclusion page) of our website.

We continue to evolve our data collection processes across the organization to further support our DEI strategy. Since 2020, we have made progress and continue to enhance our processes for collecting data and reporting. As we continue our journey of accountability and transparency, we are publishing our consolidated data on employee, Board and franchisee representation, as well as supplier diversity, through our Diversity Snapshot.31 We know our actions are even more powerful when they are underpinned by clearly measuring and transparently reporting our progress, which is why we plan to regularly publish this data and continue to enhance our data collection processes.

McDonald’s is committed and taking action for the communities it serves around the world.

To recap, we understand the importance of, and are committed to, civil rights and DEI, as evidenced by:

Our strategy and policies, including our Global Brand Standards that apply to all Company-owned and franchised restaurants;
Our human rights oversight, policies and engagement for strong, safe communities wherever we do business;
Our ongoing initiatives to improve the representation of women and historically underrepresented groups in leadership roles;

[28]	See https://corporate.mcdonalds.com/corpmcd/en-us/our-stories/article/ourstories.equal-pay.html.
[29]	See https://corporate.mcdonalds.com/corpmcd/en-us/our-stories/article/ourstories.dei-diverse-supplier.html.
[30]	See https://corporate.mcdonalds.com/corpmcd/en-us/our-stories/article/DiversityEquityAndInclusion.franchisee-diversity.html.
[31]	See https://corporate.mcdonalds.com/content/dam/gwscorp/assets/jobs-inclusion/diversity-equity/McDs_DEI-Snapshot.pdf.

108	McDonald’s Corporation

Shareholder Proposals

Our incorporation of quantitative human capital metrics into the annual incentive compensation of our executives;
Our Global Pay Principles, which are aligned with our commitment to equal pay for equal work;
Our commitment to promoting DEI progress across the McDonald’s System, including our long-standing work designed to encourage suppliers to further DEI progress in their own organizations and our recruitment initiative to help increase the number of franchisees from all backgrounds, including historically underrepresented groups; and
Our commitment to accountable and transparent disclosure regarding progress.

We also understand that there is more to be done to combat racial injustice, and we are committed to that work. The proponent asserts that the best course of action is for our Board to oversee a third-party audit to obtain recommendations for improving our Company’s civil rights impact and identify, remedy, and avoid adverse impacts on stakeholders. The goals, initiatives and progress we have publicly reported over the last two years demonstrates we are already engaged in doing this work. Our data-driven public commitments related to employees, suppliers and franchisees, all past and future equal pay analyses to which we have committed, and the numerous other initiatives we already have underway are consistent with the objectives of this proposal and will help address many of the concerns raised in this proposal’s supporting statement.

Because McDonald’s is already proactively engaged in addressing these matters, we do not believe that the proposed third-party audit and formal report will provide meaningful additional benefit to our Company or shareholders. As a result, our Board recommends that you vote “AGAINST” this proposal.

Our Board recommends that you vote “AGAINST” this proposal.

2022 Proxy Statement	109

Shareholder Proposals

Advisory Vote on Report on Lobbying Activities and Expenditures

Our Board recommends that you vote “AGAINST” this proposal.

National Legal and Policy Center (NLPC) has notified us that it intends to submit the following shareholder proposal at our 2022 Annual Shareholders’ Meeting. As explained below, our Board recommends that you vote “AGAINST” this proposal. The proponent beneficially owns 50 shares of our common stock, and there were [●] shares of our common stock outstanding as of the record date.

The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of the following proposal:

Shareholder Proposal

RESOLVED:

The shareholders request that McDonald’s Corporation (“Company”) provide a full, detailed disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our lobbying is consistent with Company’s expressed goals and in shareholders’ best interests.

Shareholders request the Board prepare a report, updated annually disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications;
2.	Payments by Company used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient;
3.	Description of the decision-making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation; (b) reflects a view on the legislation or regulation; and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation.

“Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Company is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include lobbying at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and full details posted on the company’s website.

Supporting Statement

As shareholders we encourage transparency and accountability regarding staff time and corporate funds to influence legislation and regulation, both directly and indirectly.

Company’s lobbying expenditures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition, nor lobbying expenditures in states that do not require disclosure.

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Shareholder Proposals

Absent a system of transparency and accountability for lobbying expenditures, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.

Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate its lobbying priorities.

There is currently no single source providing shareholders the information sought by this resolution.

Our Board’s Statement in Opposition

Our Board recommends that you vote “AGAINST” the advisory proposal requesting a report on our lobbying activities and expenditures. We recognize that the use of Company resources in the political process is an important issue for shareholders. We are committed to the highest ethical standards when engaging in, and have strong governance practices and accountability related to, political activities, including lobbying. In this regard, we have developed effective policies for the appropriate oversight and disclosure of our political and lobbying activities. Further, we have demonstrated and continue to demonstrate transparency with respect to our political and lobbying activities, as required by applicable disclosure laws. We believe our robust disclosure standards and policies and practices relating to this subject appropriately address the concerns cited in this proposal.

McDonald’s has consistently been named a top company for political transparency and accountability.

The Center of Political Accountability Zicklin Index of Corporate Political Accountability and Disclosure ranked McDonald’s as a “Trendsetter” (its highest ranking) for political transparency and accountability in 2021.32 This index benchmarks the political disclosure and accountability policies and practices of leading U.S. public companies. We are proud that this is the third year in a row that we have received such recognition.

McDonald’s transparently discloses and reports our lobbying activities and expenditures.

Generally, we do not make contributions to political parties, candidates for public office or political organizations. However, because public policy issues have the potential to impact our business, employees, franchisees and the communities in which we operate, we believe that in certain cases it may be appropriate and in the best interests of our Company and shareholders to make political contributions and/or engage with public policymakers.

Our spending on federal lobbying activities is required to be reported to the federal government and is publicly available on websites maintained by the U.S. House of Representatives and the U.S. Senate.33 Our spending on state government relations efforts is also generally required to be reported to applicable state governments and is publicly available on those states’ websites, including those maintained by applicable Secretaries of State, state ethics and public disclosure commissions and state legislatures.

In addition, we comply with the Lobbying Disclosure Act, which includes filing quarterly reports that detail our total federal lobbying expenditures (including the identification of the legislation or subject matter covered), those individuals who lobbied on our behalf, and the legislative body or executive branch that was contacted. These reports include not only expenses associated with lobbying the federal government, but also the portion of any trade association dues associated therewith (see below for a further discussion of trade association dues). We file similar publicly available lobbying reports with state and local agencies as required by applicable law.

Finally, we semi-annually publish all corporate political contributions made in the U.S. pursuant to our Political Contribution Policy on our website.34

[32]	See https://www.politicalaccountability.net.
[33]	See https://lobbyingdisclosure.house.gov and lda.senate.gov.
[34]	See https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/policital-contributions-and-policy.html.

2022 Proxy Statement	111

Shareholder Proposals

McDonald’s seeks to ensure that any trade association dues we pay are not used for political activities, including political contributions and electioneering.

From time to time, we engage with trade associations in the U.S. that represent a broad spectrum of views on industry and policy issues. It is our practice to require these trade associations to agree that no part of our dues will be used for political contributions, independent expenditures, electioneering communications or ballot initiatives, as those terms are defined by applicable law. In addition, no part of our dues may be deposited into any account used by any association required to report its contributions and expenditures under Section 527 of the Internal Revenue Code. We also publish a list of trade associations of which we are a member on our website.35

Our Board provides effective oversight of our lobbying and political activities, including through our Political Contribution Policy.

Our Board, with the assistance of our Public Policy & Strategy Committee, oversees our public policy processes and activities. This includes oversight of our policies and practices regarding lobbying and political contributions, such as our Political Contribution Policy, as well as the evaluation of potential contributions to political parties, candidates or organizations in a manner consistent with our core values. Our Chief Global Impact Officer also regularly briefs our Public Policy & Strategy Committee on corporate political giving and related matters.

We maintain a robust Political Contribution Policy36, which is designed to ensure that any corporate political contributions made by our Company are done so in a manner consistent with our core values and designed to protect and/or enhance shareholder value. It describes the policies and procedures for making corporate political contributions, how they are approved, who must approve them, how they are disclosed and how they are reported to and reviewed by our Public Policy & Strategy Committee. To this end, management reports semi-annually to our Public Policy & Strategy Committee regarding compliance with our Political Contribution Policy.

The additional lobbying disclosure requested by the proposal is unnecessary.

We participate in the political process in accordance with good corporate governance practices. Our Board believes that our lobbying activities are transparent, and this proposal’s request for additional disclosure is unnecessary given the information that is already publicly available. Adoption of this proposal would be substantively duplicative of existing reporting, an inefficient use of Company resources, divert management’s attention away from our primary business activities and only serve to benefit the limited interests of a small group of shareholders.

As a result of mandatory public disclosure requirements, as well as our robust policies and practices and existing disclosure, our Board has concluded that ample public information exists regarding McDonald’s political contributions and lobbying expenditures to appropriately address the concerns cited in this proposal.

Our Board recommends that you vote “AGAINST” this proposal.

[35]	See https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/policital-contributions-and-policy.html.
[36]	See https://corporate.mcdonalds.com/content/dam/gwscorp/nfl/corporate-governance-content/political-contributions-and-policy/POLITICAL_CONTRIBUTION_POLICY.pdf.

112	McDonald’s Corporation

Shareholder Proposals

Advisory Vote on Report on Global Public Policy and Political Influence

Our Board recommends that you vote “AGAINST” this proposal.

John C. Harrington has notified us that he intends to submit the following shareholder proposal at our 2022 Annual Shareholders’ Meeting. As explained below, our Board recommends that you vote “AGAINST” this proposal. The proponent beneficially owns at least $2,000 in market value of our common stock, and there were [●] shares of our common stock outstanding as of the record date.

The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of the following proposal:

Shareholder Proposal

RESOLVED: Shareholders request the Company annually issue a transparency report on global public policy and political influence, disclosing company expenditures and activities outside of the United States. Such report should disclose company funding and in-kind support directed to candidates or electioneering, lobbying, and charitable donations for the preceding year including:

Recipients and amounts;
The Company’s membership in or payments to nongovernmental organizations including trade and business associations, scientific or academic organizations and charities;
The rationale for these activities.

The Board and management may, in its discretion, establish a de minimis threshold, such as contributions to an individual or organization totaling less than $250, below which itemized disclosures would not be required.

Supporting statement

In January 2021, international media reported that our Company “paused all of our political giving while we review our policies and procedures” and that moving forward our Company “will ensure that all contributions continue to align with our values and the purpose of our business.”37 This announcement raises significant concerns among investors regarding the global extent of our Company’s political activity given increased public scrutiny and intensifying demand for transparency.

As a truly global corporation, McDonald’s employs approximately 200,000 people and operates in 119 countries.38 While our Company discloses some information about U.S. political activities, spending to influence public policy internationally is not comprehensively disclosed. Currently shareholders receive minimum information on corporate funds expended globally to influence policies.

In March 2021, Vanguard cautioned that “poor governance of corporate political activity, coupled with misalignment to a company’s stated strategy or a lack of transparency about the activity, can manifest into financial, legal, and reputational risks that can affect long-term value.”39

[37]	https://www.restaurantbusinessonline.com/financing/mcdonalds-says-it-pausing-its-political-donations
[38]	https://corporate.mcdonalds.com/content/dam/gwscorp/assets/investors/financial-information/annual-reports/2020%20Annual%20Report.pdf
[39]	https://about.vanguard.com/investment-stewardship/perspectives-and-commentary/INVSPOLS_032021.pdf

2022 Proxy Statement	113

Shareholder Proposals

Food industry support for scientific advocacy intended to shape policymaking is now seen critically. Our Company is listed as a member of the International Food Information Council (IFIC), a food and agrochemical industry group that conducts promotion and research to advance industry interests, often running counter to public health, such as IFIC’s messaging defending sugar, processed foods, artificial sweeteners, and pesticides.40

Similarly, our Company sponsors the International Food and Beverage Alliance (IFBA), which, in addition to lobbying against sugar reduction policies, has been exposed secretly lobbying through member-states to gain influence within the World Health Organization (WHO),41 and has opposed safeguarding of WHO’s nutrition policies from conflicts of interest.42

Our Company does not currently disclose these sponsorships on its website, raising transparency and credibility concerns regarding the controversies surrounding these bodies.43 Media and public scrutiny may quickly reveal corporate advocacy that seems at odds with a company’s stated values and brand image, which our business heavily depends on.

We urge you to vote in favor of this proposal and to encourage our company to disclose detailed data on its non-domestic contributions. Adopting this resolution would position the corporation globally to be a leader on political transparency.

Our Board’s Statement in Opposition

Our Board recommends that you vote “AGAINST” the advisory proposal requesting a report on global public policy and political influence. We recognize that the use of Company resources in the political process is an important issue for shareholders. We are committed to the highest ethical standards when engaging in, and have strong governance practices and accountability related to, political activities. In this regard, we have developed effective policies, applicable both within and outside the U.S., for the appropriate oversight and disclosure of our limited political and lobbying activities that occur outside the U.S. We believe these robust standards and policies and practices appropriately address the concerns cited in this proposal.

McDonald’s has consistently been named a top company for political transparency and accountability.

The Center of Political Accountability Zicklin Index of Corporate Political Accountability and Disclosure ranked McDonald’s as a “Trendsetter” (its highest ranking) for political transparency and accountability in 2021.44 This index benchmarks the political disclosure and accountability policies and practices of leading U.S. public companies. We are proud that this is the third year in a row that we have received such recognition.

McDonald’s limited public policy engagement outside the U.S. is focused on promoting shareholder value.

Generally, we do not make contributions to political parties, candidates for public office or political organizations. However, because public policy issues have the potential to impact our business, employees, franchisees and the communities in which we operate, we believe that in certain cases it may be appropriate and in the best interests of our Company and shareholders to make political contributions and/or engage with public policymakers outside the U.S. We participate in public policy dialogues and share our expertise on key issues that support our business strategy and where we believe we can contribute ideas to solve policy issues. We aim to make constructive contributions that will lead to policies that benefit our Company and shareholders, as well as consumers and society.

[40]	https://usrtk.org/our-investigations/how-big-food-spins-bad-news/
[41]	https://gh.bmj.com/content/6/6/e005216#ref-166
[42]	https://globalizationandhealth.biomedcentral.com/articles/10.1186/s12992-020-00611-1
[43]	https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/policital-contributions-and-policy.html#tradeAssociation
[44]	See https://www.politicalaccountability.net.

114	McDonald’s Corporation

Shareholder Proposals

McDonald’s expenditures related to public policy and political influence outside the U.S. are limited.

Funding and in-kind support directed by our Company to candidates or electioneering, lobbying and charitable donations outside the U.S. are made in accordance with applicable local laws and comply with our Political Contribution Policy (as discussed below). Further, such expenditures are generally required to be disclosed by either the recipient or donor in accordance with applicable laws. For example, under the European Transparency Register, a voluntary interest representation register in the EU, we disclosed advocacy spending of less than €499.000 in 2020. We also publish a list of trade associations of which we are a member on our website.45

Our Board provides effective oversight of our lobbying and political activities, both within and outside the U.S.

Our Board, with the assistance of our Public Policy & Strategy Committee, oversees our public policy processes and activities, both within and outside the U.S. This includes oversight of our policies and practices regarding lobbying and political contributions, such as our Political Contribution Policy, as well as the evaluation of potential contributions to political parties, candidates or organizations in a manner consistent with our core values. Our Chief Global Impact Officer also regularly briefs our Public Policy & Strategy Committee on corporate political giving and related matters.

We maintain a robust Political Contribution Policy46, which applies to both U.S. and international markets and to both our Company and our majority-owned subsidiaries (other than any publicly traded subsidiary). Our Political Contribution Policy is designed to ensure that any corporate political contributions made by our Company are done so in a manner consistent with our core values and designed to protect and/or enhance shareholder value. It describes the policies and procedures for making corporate political contributions, how they are approved, who must approve them, how they are disclosed and how they are reported to and reviewed by our Public Policy & Strategy Committee. To this end, management reports semi-annually to our Public Policy & Strategy Committee regarding compliance with our Political Contribution Policy.

In addition, we have a strong Global Code of Conduct, which applies worldwide, and we abide by applicable local laws and regulations that govern interactions with public officials in the markets in which we operate.

The additional disclosure requested by the proposal is unnecessary.

We agree that transparency and accountability with respect to political activity are important. We already have an appropriate system of oversight in place, including our Political Contribution Policy, to help ensure that our limited political contributions outside the U.S. comply with applicable law and are in the best, long-term interests of our Company and shareholders.

Our Board believes that issuing the requested annual report on this topic is unnecessary and, if adopted, would not be meaningfully additive to the existing system of transparency and oversight McDonald’s has in place.

Our Board recommends that you vote “AGAINST” this proposal.

[45]	See https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/policital-contributions-and-policy.html.
[46]	See https://corporate.mcdonalds.com/content/dam/gwscorp/nfl/corporate-governance-content/political-contributions-and-policy/POLITICAL_CONTRIBUTION_POLICY.pdf.

2022 Proxy Statement	115

Stock Ownership

Director Stock Ownership Guidelines and Stock Ownership and Retention Policy for Senior Officers

We have established stock ownership guidelines for Directors, which are regularly reviewed by our Governance Committee. Under the guidelines, Directors should own shares of our common stock at least equal in value to the lesser of (i) five times the annual cash Board member retainer or (ii) 10,000 shares within five years of joining our Board (of which 1,000 shares should be owned within the first year of joining the Board). All Directors currently meet the guidelines. Directors are prohibited from entering into any hedging or pledging arrangement with respect to shares of our common stock. We also impose stock ownership and retention requirements on senior officers through our Executive Stock Ownership and Retention Policy. The requirements for senior officers are discussed under “Compensation Discussion and Analysis” on page 61. Our stock ownership guidelines for Directors and our Executive Stock Ownership and Retention Policy, as well as our policy with respect to the hedging and pledging of shares of our common stock, are available on our website at https://corporate.mcdonalds.com/corpmcd/investors/corporate-governance/governance-resources.html.

Security Ownership of Management

The following table shows the ownership of our common stock and common stock equivalent units for the named individuals and all Directors and executive officers as a group. Information reflected in the following table is as of March 1, 2022. Directors and executive officers as a group owned (directly, indirectly and through benefit plans) less than 1% of our common stock:

Name	Common stock(1)	Stock equivalents(2)	Total
Directors
Lloyd Dean	0	9,797	9,797
Robert Eckert	5,000	63,611	68,611
Catherine Engelbert	2,041	1,641	3,682
Margaret Georgiadis	2,130	7,350	9,480
Enrique Hernandez, Jr.	12,354	86,690	99,044
Richard Lenny	2,288	37,878	40,166
John Mulligan	2,900	6,643	9,543
Sheila Penrose	3,000	29,724	32,724
John Rogers, Jr.	88,500	60,794	149,294
Paul Walsh	0	3,058	3,058
Miles White	5,000	18,613	23,613
Named Executive Officers
Christopher Kempczinski	296,909	4,557	301,466
Kevin Ozan	339,775	2,500	342,275
Ian Borden	159,244	0	159,244
Joseph Erlinger	142,708	0	142,708
Desiree Ralls-Morrison	0	81	81
All Directors and executive officers as a group (22 persons)	1,262,441	333,553	1,595,994

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Stock Ownership

(1)	Includes vested stock options for executive officers. Includes 7,854 restricted stock units granted to Mr. Hernandez in connection with his service as Chairman, which shall be payable in either shares of our common stock or cash at the Company’s discretion, and shall vest upon his separation from the Board. Directors and executive officers as a group have sole voting and investment power over the shares listed in the above table except as follows: (i) shared voting and investment powers for shares held by Ms. Georgiadis: 2,130; Mr. Hernandez: 4,500; Mr. Lenny: 2,288; and Mr. Mulligan: 2,900.
(2)	Includes common stock equivalent units credited under the Company’s Amended & Restated Deferred Compensation Plan and/or the Directors’ Deferred Compensation Plan, which are payable in cash.

Security Ownership of Certain Beneficial Owners

The following table shows all beneficial owners of more than 5% of our common stock outstanding as of December 31, 2021:

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355(1)	65,964,993	8.83%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(2)	52,918,755	7.10%
(1)	Reflects shares deemed to be beneficially owned by The Vanguard Group, directly or through its subsidiaries, as of December 31, 2021, according to a Schedule 13G/A filed with the SEC on February 10, 2022, which indicates that (a) The Vanguard Group, an investment adviser, has sole voting power with respect to zero shares, shared voting power with respect to 1,193,424 shares, sole dispositive power with respect to 62,878,253 shares and shared dispositive power with respect to 3,086,740 shares and (b) such shares were acquired and are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of our Company.
(2)	Reflects shares deemed to be beneficially owned by BlackRock, Inc., directly or through its subsidiaries, as of December 31, 2021, according to a Schedule 13G/A filed with the SEC on February 1, 2022, which indicates that (a) BlackRock, Inc., a parent holding company, has sole voting power with respect to 43,874,173 shares and sole dispositive power with respect to 52,918,755 shares and (b) such shares were acquired and are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of our Company.

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Communications with our Board

Persons wishing to communicate with our Directors, individually or as a group, may do so by sending an email to bod@us.mcd.com. Under our Board’s policy for communications addressed to our Board, the Office of the Corporate Secretary reviews correspondence, forwards correspondence addressed to an individual Director (including our Chairman) to that Director, and screens correspondence directed to multiple Directors or the full Board in order to forward it to the most appropriate person. Communications that relate to our accounting, internal accounting controls or auditing matters are referred to our Audit & Finance Committee Chair.

Information on our 2023 Annual Shareholders’ Meeting

The following table summarizes how shareholders may submit proposals, including Director nominations, for our 2023 Annual Shareholders’ Meeting. Any proposals, including Director nominations, should be delivered via email to corporatesecretary@us.mcd.com. Please review Rule 14a-8 under the Exchange Act and our By-Laws for all requirements.

Type of Proposal	Description / Information to be Provided	When the Proposal Must be Received by the Company
Director Candidates Nominated by a Shareholder	Our By-Laws permit shareholders to nominate Directors for election at an annual shareholders’ meeting. A nominating shareholder must provide the information required by our By-Laws and give timely notice of the nomination to the Office of the Corporate Secretary in accordance with our By-Laws, and each nominee must meet the qualifications required by our By-Laws.	No earlier than 5:00 p.m. Central Time on [●], and no later than 5:00 p.m. Central Time on [●].
Proxy Access Candidates	Our By-Laws also provide that, under certain circumstances, a shareholder or group of shareholders may seek to include Director candidates that they have nominated in our proxy statement. These proxy access provisions of our By-Laws provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include Director candidates in our proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any proxy statement cannot exceed the greater of two Directors and 20% of the number of Directors then serving on our Board. If 20% is not a whole number, the maximum number of shareholder-nominated candidates would be the greater of two and the largest whole number below 20%, and may be reduced under certain circumstances, as described in our By-Laws. The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws and satisfy the other applicable requirements of our By-Laws, and each nominee must meet the qualifications required by our By-Laws.	No earlier than 5:00 p.m. Central Time on [●], and no later than 5:00 p.m. Central Time on [●].
Shareholder Proposals for our 2023 Annual Shareholders’ Meeting	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in Rule 14a-8 under the Exchange Act. To be considered for inclusion in our proxy statement for our 2023 Annual Shareholders’ Meeting, shareholder proposals must be emailed as described above, in addition to meeting the SEC’s other requirements.	No later than 5:00 p.m. Central Time on [●].
Other Proposals for our 2023 Annual Shareholders’ Meeting	For any proposal that is sought to be presented directly from the floor of our 2023 Annual Shareholders’ Meeting, our By-Laws require that timely notice must be given in writing to the Office of the Corporate Secretary. Our By-Laws also provide that the proposal, as determined by the Chairman of the meeting, must be a proper subject for shareholder action under Delaware law and satisfy certain other requirements set forth in our By-Laws.	No earlier than 5:00 p.m. Central Time on [●], and no later than 5:00 p.m. Central Time on [●].

118	McDonald’s Corporation

Communications with our Board

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 Annual Shareholders’ Meeting. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

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Transactions with Related Persons

Policies and Procedures for Related Person Transactions

The McDonald’s System has nearly 40,000 restaurants worldwide, most of which are independently owned and operated. Within this extensive System, it is not unusual for our business to touch many companies in many industries, including suppliers of food and other products and services. Our Board reviews and approves (or ratifies), as appropriate, transactions, relationships or arrangements in which our Company is a participant and that involve Directors, Director nominees, executive officers, beneficial owners of more than 5% of our common stock, their immediate family members (including domestic partners) and companies in which they have a material interest.

Our Board has a written policy that sets out procedures for the reporting, review and ratification of related person transactions. The policy operates in conjunction with other aspects of our compliance program, including a requirement that Directors and employees report any circumstances that may create or appear to create a conflict, regardless of the amount involved. Directors and executive officers must also confirm information about related person transactions, and management reviews its books and records and makes other inquiries as appropriate.

Under the policy, our Board evaluates related person transactions for purposes of recommending to the disinterested Directors whether or not the transactions are fair, reasonable and within Company policies and should be approved or ratified. Related person transactions involving Directors are reviewed by our Board at least annually.

Our Board has considered certain types of potential related person transactions and pre-approved them as not presenting material conflicts of interest. Those transactions include: (i) compensation paid to Directors and executive officers that has been approved by our Board or Compensation Committee; (ii) Company contributions to Ronald McDonald House Charities, Inc. and certain other contributions made in limited amounts to other charitable or not-for-profit organizations; and (iii) transactions in which the related person’s interest arises solely from ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis. Our Board considers the appropriateness of any related person transaction not within the pre-approved classes in light of all relevant factors, including:

the terms of the transaction and whether they are arm’s-length and in the ordinary course of our business;
the direct or indirect nature of the related person’s interest in the transaction;
the size and expected duration of the transaction; and
other facts and circumstances that bear on the materiality of the related person transaction under applicable law and stock exchange listing standards.

Related person transactions involving Directors are also subject to approval or ratification by the disinterested Directors when so required under Delaware law.

Since January 1, 2021, there were and are currently no reportable related person transactions, and there are currently no proposed transactions in excess of $120,000 in which our Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

120	McDonald’s Corporation

Questions and Answers Regarding Proxy Materials and Voting Information

1.	What is Included in the Proxy Materials?

The proxy materials for our 2022 Annual Shareholders’ Meeting include this Proxy Statement, our 2021 Annual Report on Form 10-K, and a WHITE proxy card or WHITE voting instruction form. Some shareholders may have received a Notice of Internet Availability of Proxy Materials instead.

2.	What is the Record Date?

Our Board set [●], 2022 as the record date for our 2022 Annual Shareholders’ Meeting. Shareholders owning shares of our common stock at the close of business on that date may vote at the meeting. On that date, there were [●] shares of our common stock outstanding held by approximately [●] million shareholders. Each share of our common stock is entitled to one vote for each Director nominee and one vote for each other matter to be voted upon at the meeting.

3.	What are the Proposals to be Voted on, and What are the Voting Standards?

Proposal		Our Board’s Voting Recommendation	Voting Standard	Effect of Abstentions	Discretionary Vote Allowed
1	Election of the 12 Directors named in this Proxy Statement, each for a one-year term expiring in 2023	“FOR ALL” OF OUR BOARD’S DIRECTOR NOMINEES	Plurality of votes cast	None	No
2	Advisory vote to approve executive compensation	“FOR”	Majority of votes represented at the meeting and entitled to vote thereon	Vote against	No
3	Ratification of the appointment of Ernst & Young LLP as our independent auditor for 2022	“FOR”	Majority of votes represented at the meeting and entitled to vote thereon	Vote against	Yes (unless your broker has provided you with competing proxy materials from the Icahn Group)
4–10	Advisory votes on seven shareholder proposals, each only if properly presented	“AGAINST” EACH SHAREHOLDER PROPOSAL	Majority of votes represented at the meeting and entitled to vote on each shareholder proposal	Vote against	No

The Icahn Group has notified us that it intends to nominate two candidates for election to our Board at our 2022 Annual Shareholders’ Meeting, and such nominations were not withdrawn on or prior to the 10th day before the date we first mailed the notice of the meeting to our shareholders. As a result, plurality voting, instead of majority voting, will apply to the election of Directors. The 12 Director nominees who receive the greatest number of votes will be elected to our Board for the following year. Any shares not voted “FOR” a particular Director nominee, whether as a result of a withhold vote or a broker non-vote (if applicable), will not be counted in that Director nominee’s favor and will not otherwise affect the outcome of the election. If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must give the intermediary specific instructions to vote your shares in the election of our Directors by following the directions on your WHITE voting instruction form. If you do not give your intermediary instructions on how to vote your shares, then your shares will not be voted for the election of our Directors.

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Questions and Answers Regarding Proxy Materials and Voting Information

With respect to each of the other proposals set forth above, shareholders may vote FOR, vote AGAINST or abstain from voting. Pursuant to our By-Laws, in order to be approved by our shareholders, these proposals must receive the affirmative vote of a majority of the voting power of the shares of our common stock represented at the meeting and entitled to vote thereon.

Abstentions on any one or more of the proposals submitted for shareholder action are shares present for purposes of determining a quorum, but an abstention on any proposal (other than the election of Directors) will have the effect of a vote against that proposal. Withhold votes on the election of any Director nominee have no effect (except to the extent they reduce the number of “FOR” votes for such Director nominee).

If any other business properly comes before shareholders for a vote at the meeting, your shares will be voted at the discretion of the persons named as your proxies on such matters to the extent authorized by Rule 14-4(c) under the Exchange Act. Our Board knows of no matters, other than those described in this Proxy Statement, to be presented for consideration at the meeting.

4.	Who is the Icahn Group? How are they involved in the 2022 Annual Shareholders’ Meeting?

The Icahn Group refers to Barberry Corp., an activist investment firm affiliated with Carl Icahn, together with their affiliates. Currently, the Icahn Group collectively holds 200 shares of our common stock. On February 19, 2022, the Icahn Group notified us that it intends to nominate two candidates for election to our Board at our 2022 Annual Shareholders’ Meeting. You may receive proxy solicitation materials, including a [●] proxy card, from the Icahn Group.

Our Board does NOT endorse any of the Icahn Group’s nominees. Our Board unanimously recommends that you vote “FOR ALL” of our Board’s Director nominees and in accordance with our Board’s recommendation on each other proposal properly presented at the meeting using the WHITE proxy card or WHITE voting instruction form.

Our Board urges you to disregard any materials, including any [●] proxy card, that may be sent to you by the Icahn Group. Importantly, voting on a [●] proxy card to “withhold” with respect to any of the Icahn Group’s nominees is NOT the same as voting FOR our Board’s Director nominees. This is because a vote on a [●] proxy card to “withhold” with respect to any of the Icahn Group’s nominees will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted. To support our Board’s Director nominees, you should vote “FOR ALL” of our Board’s Director nominees on your WHITE proxy card or WHITE voting instruction form.

If you have already voted using a [●] proxy card, you can revoke that proxy any time before it is exercised at the meeting by (i) following the instructions on your WHITE proxy card or WHITE voting instruction form to vote by internet or telephone, (ii) marking, dating, signing and returning your WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided or (iii) voting at the meeting. Only your latest dated, validly executed proxy counts.

5.	Why Have I Received Different Color Proxy Cards?

As discussed above, the Icahn Group has notified us that it intends to nominate two candidates for election to our Board at our 2022 Annual Shareholders’ Meeting. We have provided you with a WHITE proxy card or WHITE voting instruction form. The Icahn Group may send you a [●] proxy card. Our Board unanimously recommends only using the WHITE proxy card or WHITE voting instruction form to vote “FOR ALL” of our Board’s Director nominees. Our Board urges you to disregard any materials, including any [●] proxy card, that may be sent to you by the Icahn Group.

Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own in support of our Board’s Director nominees, you must use each WHITE proxy card or WHITE voting instruction form you receive in order to vote with respect to each account.

If the Icahn Group proceeds with its previously announced nominations, we will likely conduct multiple mailings prior to the date of the meeting to ensure that shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit WHITE proxy cards.

122	McDonald’s Corporation

Questions and Answers Regarding Proxy Materials and Voting Information

Importantly, it will NOT help elect our Board’s Director nominees if you sign and return a [●] proxy card sent by the Icahn Group, even if you vote to “withhold” with respect to the Icahn Group’s nominees. Doing so will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted. The only way to support our Board’s Director nominees is to vote “FOR ALL” of them on our WHITE proxy card and to DISREGARD, and not return, any proxy card that you receive that is not a WHITE proxy card (including any [●] proxy card that you receive from the Icahn Group).

6.	Why Did I Receive a Notice of Internet Availability of Proxy Materials?

For some shareholders, we follow the SEC’s “Notice and Access” rule and have sent a Notice of Internet Availability of Proxy Materials in lieu of a paper copy of the proxy materials. The Notice of Internet Availability provides instructions on how to access the proxy materials online, describes matters to be considered at our 2022 Annual Shareholders’ Meeting and provides instructions on how to vote your shares. If you receive a Notice of Internet Availability, you can request a paper copy of the proxy materials by following the instructions included therein.

7.	How Can I Attend the 2022 Annual Shareholders’ Meeting?

We will have a virtual-only 2022 Annual Shareholders’ Meeting. Shareholders must register in advance to ask questions or vote at the meeting by using the control number located on their Notice of Internet Availability, proxy card, voting instruction form or other communication. Detailed instructions for both registered and beneficial shareholders are set forth under “Meeting Information” on page 127. Beneficial shareholders must obtain a legal proxy in advance of the meeting in order to vote. Only shareholders as of the record date may attend the virtual meeting.

8.	How Can I Vote Before the 2022 Annual Shareholders’ Meeting?

We encourage shareholders to vote before our 2022 Annual Shareholders’ Meeting. Most shareholders have a choice of voting by proxy before the meeting by internet or telephone, or by mailing a traditional WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided. The internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded. Multiple legal proxies must be combined into one document for purposes of uploading them to the meeting website. 401(k) Plan participants, please see your proxy card for voting instructions and note that your votes must be cast by [●] Central Time on [●], 2022.

9.	Can I Vote at the 2022 Annual Shareholders’ Meeting?

We encourage you to vote before our 2022 Annual Shareholders’ Meeting, but registered shareholders may also vote your shares during the meeting by attending the meeting as described above. Voting at the meeting will revoke any prior votes cast. In order for a beneficial shareholder to vote by ballot at the meeting, such holder will need to obtain and submit a legal proxy from his or her bank, broker or other nominee. 401(k) Plan participants may not vote by ballot at the meeting.

10.	What is a Quorum?

A quorum will be present if the holders of a majority of the shares of our common stock entitled to vote are present at our 2022 Annual Shareholders’ Meeting or represented by proxy. Under Delaware law, abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

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Questions and Answers Regarding Proxy Materials and Voting Information

11.	How are Votes Tabulated?

We have appointed [●] as the independent Inspector of Election for our 2022 Annual Shareholders’ Meeting. [●] will tabulate all votes cast at the meeting.

12.	What is the Difference Between Holding Shares as a Registered Shareholder or a Beneficial Holder?

If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a registered shareholder with respect to those shares. If you hold your shares through an intermediary, such as a bank or broker, then you are considered the beneficial holder of those shares.

13.	What if I am a Registered Shareholder and Do Not Specify a Choice When Returning a Proxy?

All valid proxies properly executed and received by us before our 2022 Annual Shareholders’ Meeting will be voted as directed by shareholders. Registered shareholders who submit a validly executed WHITE proxy, but do not specify how they want their shares voted, will have their shares voted as follows:

“FOR ALL” of our Board’s 12 Director nominees named in this Proxy Statement;
“FOR” the approval, on an advisory basis, of executive compensation;
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditor for 2022; and
“AGAINST” each of the shareholder proposals.
14.	What if I am a Beneficial Holder and Do Not Give Instructions on How to Vote? What is a Broker Non-Vote?

Each intermediary holding shares on behalf of a beneficial holder is subject to certain NYSE rules regarding voting and votes according to its own procedures. Under NYSE rules, the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor is usually considered a discretionary item. Generally, this means that brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions at least 15 days before our 2022 Annual Shareholders’ Meeting. In contrast, all other proposals in this Proxy Statement are non-discretionary items. This means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals, resulting in a broker non-vote. These broker non-votes will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the votes for these proposals.

However, because the Icahn Group has initiated a proxy contest and indicated its intention to deliver proxy materials to an intermediary (such as a bank or broker) to forward to you on its behalf, with respect to accounts to which the Icahn Group mails its proxy materials, such intermediaries will not have discretion to vote on any of the proposals. As a result, if you do not instruct your bank or broker on how to vote your shares, then your shares may not be voted at the meeting. Accordingly, we urge you to give instructions to your bank or broker as to how you wish your shares to be voted so that you may participate in voting on these important matters.

15.	What if I Want to Change My Vote?

Registered shareholders may revoke their proxy and change their vote before it is exercised at our 2022 Annual Shareholders’ Meeting by submitting written notice to our Corporate Secretary, or may revoke their proxy and change their vote by submitting a later dated and properly executed proxy (by internet, telephone or mail), which must be received by us before [●] Central Time on [●], 2022, or by attending the meeting and voting, as indicated above under “How Can I Vote at the Annual Shareholders’ Meeting.”

124	McDonald’s Corporation

Questions and Answers Regarding Proxy Materials and Voting Information

Beneficial holders may change or revoke their voting instructions before they are exercised at our 2022 Annual Shareholders’ Meeting by providing instructions again through the means specified on their voting instruction form (with most having the option of doing so by internet, telephone or mail), which must be received before [●] Central Time on [●], 2022, or by attending the meeting and voting by ballot, as indicated above under “How Can I Vote at the Annual Shareholders’ Meeting.” Note that beneficial holders must obtain and submit a legal proxy from their bank, broker or other nominee in order to vote by ballot at the meeting.

If you have already voted using a [●] proxy card, you can revoke that proxy any time before it is exercised at the meeting by (i) following the instructions on your WHITE proxy card or WHITE voting instruction form to vote by internet, smartphone or telephone, (ii) marking, dating, signing and returning your WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided or (iii) voting at the meeting. Only your latest dated, validly executed proxy counts.

16.	How are Proxies Solicited, and What is the Cost?

We will provide the Notice of Internet Availability, or electronically deliver or mail the proxy materials, to shareholders beginning on or about [●], 2022 in connection with the solicitation of proxies by our Board on our behalf to be used at our 2022 Annual Shareholders’ Meeting. Proxies also may be solicited by our Directors and employees on our behalf by mail, by telephone, by facsimile, via the internet, by email or in person. Those individuals will not receive additional compensation for their work.

We will pay the cost of soliciting proxies. As a result of the proxy solicitation of the Icahn Group, we will incur additional costs in connection with the solicitation of proxies. We have retained Innisfree M&A Incorporated and Kingsdale Advisors for certain advisory and solicitation services for an aggregate fee of approximately $[●], and they expect that approximately [●] of their employees will assist in the solicitation. Excluding amounts that we would have expended for a solicitation in an election of Directors in the absence of a proxy contest, and excluding the compensation of our Directors and employees involved in the solicitation, the aggregate expenses are estimated to be approximately $[●], approximately $[●] of which has been incurred to date. These expenses include the fees of Innisfree M&A Incorporated, Kingsdale Advisors, outside counsel and other advisors, as well as retaining an independent inspector of election.

17.	How Can I View or Request Copies of Corporate Documents and SEC Filings?

Shareholders may access financial and other information on the investor section of our website at www.investor.mcdonalds.com. Copies of these documents and other information are also available free of charge by sending a request to shareholder.services@us.mcd.com. Also available on our website or upon request, free of charge, are copies of the following documents:

Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (and any amendments thereto) filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act;
Certificate of Incorporation and By-Laws;
Committee charters;
Corporate Governance Principles;
Standards on Director Independence;
Standards of Business Conduct, which apply to all of our employees (including our executive officers);
Code of Conduct for the Board of Directors, which applies to all of our non-employee Directors;
Policy for Pre-Approval of Audit and Non-Audit Services; and
Political Contribution Policy.

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Questions and Answers Regarding Proxy Materials and Voting Information

A list of registered shareholders entitled to vote at our 2022 Annual Shareholders’ Meeting will be available for inspection by any shareholder, for any purpose related to the meeting, for 10 days before the meeting during ordinary business hours at our principal executive offices at 110 North Carpenter Street, Chicago, Illinois 60607. Please contact corporatesecretary@us.mcd.com to schedule an appointment to review the list. The list will also be available electronically during the meeting through the meeting website at [●].

18.	What is Householding?

Shareholders who share the same last name and address will receive one package containing a separate Notice of Internet Availability of Proxy Materials for each individual shareholder at that address. Shareholders who have elected to receive paper copies and who share the same last name and address will receive only one copy of our proxy materials unless such shareholders have notified us that they wish to continue receiving multiple copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

If you hold our stock certificates or have book-entry shares at Computershare, you can opt out of the householding practice and receive prompt delivery of a separate copy of the materials by calling 1-800-621-7825 (toll-free) from the U.S. and Canada, or 1-312-360-5129 from other countries, or by writing to McDonald’s Shareholder Services, c/o Computershare Trust Company, N.A., P.O. Box 505000, Louisville, Kentucky 40233. If you would like to opt out of this practice and you are a beneficial holder, please contact your bank or broker.

If you are receiving multiple copies of proxy materials at your household and would prefer to receive a single copy, please contact McDonald’s Shareholder Services, c/o Computershare Trust Company, N.A., at the above numbers or address. If you are a beneficial holder, please contact your bank or broker.

19.	Who Should I Contact if I Have Questions About the Meeting?

If you have any questions or require assistance with voting your WHITE proxy card, please contact our proxy solicitation firms at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders: (877) 456-3463 (toll-free from the U.S. and Canada) or
(412) 232-3651 (from other countries)
Banks and brokers: (212) 750-5833	Kingsdale Advisors 745 5th Avenue, Suite 500 New York, New York 10151 855-683-3113 (toll-free in North America) 416-867-2272 (outside of North America) contactus@kingsdaleadvisors.com

126	McDonald’s Corporation

Meeting Information

Attendance at our 2022 Annual Shareholders’ Meeting

Only shareholders as of the record date may attend the virtual meeting, or any adjournment or postponement thereof, through the meeting website at [●]. You will not be able to attend the meeting in person at a physical location. To attend the virtual meeting as a shareholder and have the ability to vote and/or submit a comment or question, you will need to pre-register no later than [●] Central Time on [●], 2022 using the instructions described below.

Pre-Registration for Registered Shareholders

Registered shareholders must use the control number on the Notice of Internet Availability, proxy card, email or other communication received from [●]. To pre-register to participate in the meeting remotely, visit the website [●]. Please have your Notice of Internet Availability, proxy card, email or other communication containing your control number available and follow the instructions to complete your registration request.

After registering, you will receive a confirmation email with a link and instructions for accessing the meeting. Please verify that you have received the confirmation email in advance of the meeting, including the possibility that it may be in your spam or junk email folder.

Requests to register to participate in the meeting remotely must be received no later than [●], 2022. You must pre-register and receive a confirmation email in order to vote and/or submit a comment or question during the meeting.

Pre-Registration for Beneficial Shareholders and Obtaining a Legal Proxy to Vote

Beneficial shareholders who hold shares through an intermediary, such as a brokerage firm or bank, must use the control number on the Notice of Internet Availability, voting instruction form or other instructions received from their bank, brokerage firm or other intermediary. To pre-register to participate in the meeting remotely, visit the website [●]. Please have your Notice of Internet Availability, voting instruction form or other communication containing your control number available and follow the instructions to complete your registration request.

After registering, you will receive a confirmation email with a link and instructions for accessing the meeting. Please verify that you have received the confirmation email in advance of the meeting, including the possibility that it may be in your spam or junk email folder.

We encourage you to vote in advance of the meeting. If you intend to vote during the meeting, as a beneficial shareholder you must obtain a legal proxy from your brokerage firm or bank. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your brokerage firm or bank. If you have requested a legal proxy online, and you have not received an email with your legal proxy within two business days of your request, contact your brokerage firm or bank. If you have requested a legal proxy by mail, and you have not received it within five business days of your request, contact your brokerage firm or bank.

You may submit your legal proxy either (i) in advance of the meeting by attaching the legal proxy (or an image thereof in PDF, JPEG, GIF or PNG file format) in an email to [●] or (ii) along with your voting ballot during the meeting. We must have your legal proxy in order for your vote submitted during the meeting to be valid. To avoid any technical difficulties on the day of the meeting, we encourage you to submit your legal proxy in advance by email to [●] to ensure that your vote is counted, rather than wait to upload the legal proxy during the meeting. Multiple legal proxies must be combined into one document for purposes of uploading them to the meeting website.

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Meeting Information

Voting at the Meeting

Shareholders that pre-register for the meeting may also vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the meeting.

Registered shareholders may vote directly by simply accessing the available ballot on the meeting website. Beneficial shareholders who have previously submitted a legal proxy by email to [●] as described above may also vote directly using the available ballot on the meeting website.

If you are a beneficial shareholder and you did not previously email your legal proxy in advance of the meeting, you must upload an image of the legal proxy (in PDF, JPEG, GIF or PNG file format) during the meeting when completing the ballot. See “Pre-Registration for Beneficial Shareholders and Obtaining a Legal Proxy to Vote” above for information on obtaining a legal proxy from your brokerage firm or bank. Instructions for presenting the legal proxy (if necessary) along with the online ballot will be provided during the meeting. Please prepare in advance by obtaining a legal proxy as soon as possible.

Submitting a Question to the Meeting

Meeting attendees may submit written comments or questions during the meeting by typing in the “Ask a Question” box and clicking the “Send” button that will be available on the meeting website during the meeting.

Questions received during the meeting will be answered as the allotted meeting time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to have a question or comment addressed during the meeting will be able to do so. We reserve the right to exclude questions that relate to personal matters or are not relevant to meeting matters, as well as to edit profanity or other inappropriate language. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting.

Virtual Meeting Technical Assistance

If you encounter any technical difficulties accessing the meeting, the registration confirmation email will include technical support contact information, including a telephone number and email address. Technical support will be available beginning at [●] Central Time on [●], 2022 and will remain available until the meeting has ended.

Questions

If you have any questions or require assistance with pre-registering for the meeting, please contact our proxy solicitation firms at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders: (877) 456-3463 (toll-free from the U.S. and Canada) or
(412) 232-3651 (from other countries)
Banks and brokers: (212) 750-5833	Kingsdale Advisors 745 5th Avenue, Suite 500 New York, New York 10151 855-683-3113 (toll-free in North America) 416-867-2272 (outside of North America) contactus@kingsdaleadvisors.com

128	McDonald’s Corporation

Exhibit A

Supplemental Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of our Board, our Board’s Director nominees, and certain officers and other employees of our Company are “participants” with respect to our Company’s solicitation of proxies in connection with our 2022 Annual Shareholders’ Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Director Nominees

The names of our Directors and Director nominees are set forth below. The principal occupations of our Directors and Director nominees are set forth under “Proposal 1: Election of Directors” on page 22.

Name	Role	Business Address
Enrique Hernandez, Jr.	Director Nominee	McDonald’s Corporation 110 North Carpenter Street Chicago, Illinois 60607
Lloyd H. Dean	Director Nominee
Robert A. Eckert	Director Nominee
Catherine M. Engelbert	Director Nominee
Margaret H. Georgiadis	Director Nominee
Christopher Kempczinski	Director Nominee
Richard H. Lenny	Director Nominee
John J. Mulligan	Director Nominee
Sheila A. Penrose	Director Nominee
John W. Rogers, Jr.	Director Nominee
Paul S. Walsh	Director Nominee
Miles D. White	Director Nominee

2022 Proxy Statement	129

Exhibit A

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of our Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with our Company.

Participant(a)	Role	Business Address
Christopher Kempczinski	President and Chief Executive Officer	McDonald’s Corporation 110 North Carpenter Street Chicago, Illinois 60607
Kevin Ozan	Corporate Executive Vice President and Chief Financial Officer
Desiree Ralls-Morrison	Executive Vice President, General Counsel and Corporate Secretary
Francesca DeBiase	Executive Vice President and Chief Supply Chain Officer
Katie Beirne Fallon	Executive Vice President and Chief Global Impact Officer
Mike Cieplak	Senior Vice President – Treasurer & Investor Relations Officer
Marion Gross	Senior Vice President and Chief Supply Chain Officer, North America
Jennifer McColloch	Vice President and Chief Sustainability Officer
Jeffrey J. Pochowicz	Senior Director – Corporate Governance & Assistant Secretary

(a)	“Participant” is defined to include: (i) any Director and any Director nominee for whose election proxies are solicited; (ii) any committee or group which solicits proxies, any of their respective members, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly, takes the initiative, or engages, in organizing, directing or arranging for the financing of any such committee or group; (iii) any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants; (iv) any person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of our Company’s securities by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and (v) any person who solicits proxies.

Information Regarding Ownership of Company Securities by Participants

The number of Company securities beneficially owned by Directors and named executive officers as of March 1, 2022 is set forth under “Stock Ownership—Security Ownership of Management” on page 116. The number of shares of our common stock beneficially owned as of March 1, 2022 by our Company’s other officers and employees who are “participants” is set forth below. Indirect ownership includes shares owned by a spouse, dependent child or family trust. Except as otherwise noted in the footnotes below, each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Participant	Common Stock(a)	Stock Equivalents(b)	Total
Francesca DeBiase	81,818	0	81,818
Katie Beirne Fallon	7,054	0	7,054
Mike Cieplak	15,283	0	15,283
Marion Gross	93,318	10,495	103,813
Jennifer McColloch	6,439	0	6,439
Jeffrey J. Pochowicz	603	0	603
(a)	Includes common shares, vested stock options and shares credited under the Company’s 401(k) Plan.
(b)	Includes common stock equivalent units credited under certain of the Company’s Amended & Restated Deferred Compensation Plan and Supplemental Profit Sharing and Savings Plan.

130	McDonald’s Corporation

Exhibit A

Information Regarding Transactions of Company Securities by Participants

The following tables set forth purchases and sales of our common stock during the period from March 1, 2020 to March 1, 2022 by the persons listed above under “Directors and Director Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Enrique Hernandez, Jr.	5/28/2020	1,325		2
	12/31/2020	862.15		4
	5/20/2021	1,077		2
	12/31/2021	690.12		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Lloyd H. Dean	3/31/2020	173.87		6
	6/30/2020	122.88		6
	9/30/2020	98.24		6
	12/31/2020	996.13		4
	3/31/2021	128.27		6
	6/30/2021	124.46		6
	9/30/2021	119.24		6
	12/31/2021	797.37		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Robert A. Eckert	12/31/2020	862.15		4
	12/31/2021	690.12		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Catherine M. Engelbert	6/15/2020	6.76		15
	9/15/2020	5.67		15
	12/15/2020	6.13		15
	12/31/2020	862.15		4
	3/15/2021	6.13		15
	6/15/2021	5.56		15
	9/15/2021	5.53		15
	12/15/2021	5.46		15
	12/31/2021	690.12		4
	2/28/2022	1,000		13

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Margaret H. Georgiadis	12/31/2020	862.15		4
	12/31/2021	690.12		4

2022 Proxy Statement	131

Exhibit A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Christopher Kempczinski	3/8/2020	11,055		9
	3/8/2020	(4,401)		12
	2/16/2021	226,464		1
	2/16/2021	32,247		3
	2/19/2021	(6,312)		11
	2/19/2021	10,250		8, 10
	2/19/2021	(3,833)		12
	4/30/2021	4,235.85		5
	2/14/2022	5,000		9, 10
	2/14/2022	(1,624)		12
	2/14/2022	136,515		1
	2/14/2022	21,167		3

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Richard H. Lenny	12/31/2020	862.15		4
	12/31/2021	690.12		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
John J. Mulligan	12/31/2020	862.15		4
	12/31/2021	690.12		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Sheila A. Penrose	12/31/2020	862.15		4
	12/31/2021	690.12		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
John W. Rogers, Jr.	3/31/2020	173.87		6
	6/30/2020	122.88		6
	9/30/2020	98.24		6
	12/31/2020	996.13		4
	12/31/2021	690.12		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Paul S. Walsh	12/31/2020	862.15		4
	12/31/2021	690.12		4

132	McDonald’s Corporation

Exhibit A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Miles D. White	12/31/2020	862.15		4
	12/31/2021	690.12		4

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Kevin Ozan	3/8/2020	15,791		9
	3/8/2020	(6,993)		12
	2/16/2021	113,232		1
	2/16/2021	16,124		3
	2/19/2021	(9,152)		11
	7/29/2021	(47,649)		7
	7/29/2021	(3,400)		16
	2/14/2022	51,045		1
	2/14/2022	7,915		3
	2/14/2022	6,500		9, 10
	2/14/2022	(2,286)		12

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Desiree Ralls-Morrison	5/17/2021	16,892		1
	5/17/2021	10,791		2
	5/17/2021	2,428		2
	5/17/2021	4,810		3
	2/14/2022	28,491		1
	2/14/2022	4,418		3

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Francesca DeBiase	3/8/2020	2,783		9
	3/8/2020	(1,233)		12
	11/16/2020	12,850		7
	11/16/2020	9,080		7
	2/16/2021	21,838		1
	2/16/2021	3,110		3
	2/19/2021	6,833		8, 10
	2/19/2021	(2,421)		12
	2/19/2021	936		9, 10
	2/19/2021	(330)		12
	2/14/2022	16,026		1
	2/14/2022	2,485		3
	2/14/2022	2,501		9, 10
	2/14/2022	(742)		12

2022 Proxy Statement	133

Exhibit A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Katie Beirne Fallon	11/18/2020	5,800		2
	2/16/2021	20,220		1
	2/16/2021	2,880		3
	11/18/2021	2,966		8, 10
	11/18/2021	(967)		12
	2/14/2022	16,026		1
	2/14/2022	2,485		3

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Mike Cieplak	3/8/2020	371		8
	3/8/2020	(109)		12
	2/16/2021	4,449		1
	2/16/2021	634		3
	2/19/2021	341		8, 10
	2/19/2021	(112)		12
	7/29/2021	464		7
	7/29/2021	988		7
	2/14/2022	361		9, 10
	2/14/2022	(125)		12
	2/14/2022	5,342		1
	2/14/2022	829		3

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Marion Gross	3/8/2020	2,900		9
	3/8/2020	(867)		12
	8/6/2020	1,592		7
	8/18/2020	1,590		7
	11/17/2020	1,590		7
	11/24/2020	1,590		7
	2/16/2021	9,706		1
	2/16/2021	1,382		3
	2/19/2021	6,833		8, 10
	2/19/2021	(2,425)		12
	2/19/2021	851		9, 10
	2/19/2021	(302)		12
	5/10/2021	1,785		7
	11/1/2021	1,785		7
	11/5/2021	1,784		7
	11/22/2021	1,783		7
	2/2/2022	1,398		7
	2/14/2022	1,000		9, 10
	2/14/2022	(294)		12
	2/14/2022	6,233		1
	2/14/2022	967		3

134	McDonald’s Corporation

Exhibit A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Jennifer McColloch	3/8/2020	157		8
	3/8/2020	(55)		12
	2/16/2021	4,044		1
	2/16/2021	576		3
	2/19/2021	683		8, 10
	2/19/2021	(218)		12
	2/19/2021	140		8, 10
	2/19/2021	(42)		12
	2/13/2022	463		8, 10
	2/13/2022	(157)		12
	2/14/2022	2,591		2
	2/14/2022	576		3

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Jeffrey J. Pochowicz	5/22/2020	206		8, 10
	5/22/2020	(60)		12
	8/10/2020	100		14
	8/18/2020	46		14
	2/16/2021	2,265		1
	2/16/2021	326		2
	5/22/2021	210		8, 10
	5/22/2021	(64)		12
	8/23/2021	73		14
	11/16/2021	37		14
	2/14/2022	1,283		2
	2/14/2022	1,781		1
Transaction Descriptions
(1)	Grant of stock options
(2)	Grant of restricted stock units (“RSUs”)
(3)	Grant of performance-based restricted stock units (“PRSUs”)
(4)	Grant of phantom stock pursuant to Directors’ Deferred Compensation Plan
(5)	Purchase of phantom stock pursuant to Non-Qualified Benefit Plan
(6)	Purchase of McDonald’s phantom stock units in the Directors’ Deferred Compensation Plan through deferral of cash retainer
(7)	Cashless exercise and sale of stock options
(8)	Vesting of RSUs
(9)	Vesting of PRSUs
(10)	Vesting of dividend equivalents, if any, on RSUs and PRSUs
(11)	Forfeiture of PRSUs
(12)	Shares withheld for tax
(13)	Open market purchase
(14)	Open market sale
(15)	Shares acquired through dividend reinvestment
(16)	Gift

2022 Proxy Statement	135

Exhibit A

Miscellaneous Information Regarding Participants

Except as described in this Exhibit A or this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2021 or has knowledge of any current proposed transaction (i) to which our Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Exhibit A or this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of our Company or any securities of any subsidiary of our Company and (b) no participant owns any securities of our Company of record but not beneficially.

Except as described in this Exhibit A or this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by our Company or any of its affiliates or any future transactions to which our Company or any of its affiliates will or may be a party.

Except as described in this Exhibit A or this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2021 with any person with respect to any securities of our Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Exhibit A or this Proxy Statement, and excluding any Director or executive officer of our Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as Director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our 2022 Annual Shareholders’ Meeting.

Except as described in this Exhibit A or this Proxy Statement, there are no material legal proceedings to which any participant or Participant Affiliate or any of their associates is a party adverse to, or has a material interest adverse to, our Company or any of its subsidiaries.

136	McDonald’s Corporation

All trademarks used herein are the property of their respective owners.

© 2022 McDonald’s
MCD15-4858

PRELIMINARY PROXY CARD DATED MARCH 28, 2022, SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

McDONALD’S CORPORATION 2022 Annual Shareholders’ Meeting This proxy is solicited by the Board of Directors

W H I T E P R O X Y	The undersigned hereby acknowledges receipt of the Notice of Annual Shareholders’ Meeting and Proxy Statement of McDonald’s Corporation and hereby appoints Christopher Kempczinski, Kevin Ozan and Desiree Ralls-Morrison and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of McDonald’s Corporation’s common stock that the undersigned may be entitled to vote at the 2022 Annual Shareholders’ Meeting to be held on [•], 2022, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR ALL of the nominees listed in proposal 1, FOR proposals 2 and 3, and Against proposals 4 through 10. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2022 Annual Shareholders’ Meeting and at any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY

(continued on the reverse side)

McDONALD’S CORPORATION YOUR VOTE IS IMPORTANT DUE TO CONTINUING DELAYS IN THE POSTAL SYSTEM, WE ENCOURAGE ALL SHAREHOLDERS TO VOTE ELECTRONICALLY IF POSSIBLE − BY INTERNET OR TELEPHONE − TODAY.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet
Please access www.proxyvotenow.com/mcd. Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone
Please call toll-free in the U.S. or Canada at 855-457-3848 on a touch-tone telephone. (If outside the U.S. or Canada, call 575-415-3624.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Submit your proxy by Mail
If you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: McDonald’s Corporation, c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

X	Please mark vote as in this sample

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4 THROUGH 10.

1.	Election of Directors (each for a one-year term expiring in 2023):
	01. Lloyd Dean	07. Richard Lenny
	02. Robert Eckert	08. John Mulligan
	03. Catherine Engelbert	09. Sheila Penrose
	04. Margaret Georgiadis	10. John Rogers, Jr.
	05. Enrique Hernandez, Jr.	11. Paul Walsh
	06. Christopher Kempczinski	12. Miles White

FOR ALL	WITHHOLD ALL	*FOR ALL EXCEPT

*NOTE: If you do not wish for your shares to be voted “FOR” one or more of the Nominees, mark the “FOR ALL EXCEPT” box and write the name of the Nominee(s) that you do not wish to vote for in the space provided below.

2.	Advisory vote to approve executive compensation.	FOR	AGAINST	ABSTAIN

3.	Advisory vote to ratify the appointment of Ernst & Young LLP as independent auditor for 2022.	FOR	AGAINST	ABSTAIN

4.	Advisory vote on a shareholder proposal requesting to modify the threshold to call special shareholders’ meetings, if properly presented.	FOR	AGAINST	ABSTAIN

5.	Advisory vote on a shareholder proposal requesting a report on reducing plastics use, if properly presented.	FOR	AGAINST	ABSTAIN

6.	Advisory vote on a shareholder proposal requesting a report on antibiotics and public health costs, if properly presented.	FOR	AGAINST	ABSTAIN

7.	Advisory vote on a shareholder proposal requesting disclosure regarding confinement stall use in the Company’s U.S. pork supply chain, if properly presented.	FOR	AGAINST	ABSTAIN

8.	Advisory vote on a shareholder proposal requesting a third-party civil rights audit, if properly presented.	FOR	AGAINST	ABSTAIN

9.	Advisory vote on a shareholder proposal requesting a report on lobbying activities and expenditures, if properly presented.	FOR	AGAINST	ABSTAIN

10.	Advisory vote on a shareholder proposal requesting a report on global public policy and political influence, if properly presented.	FOR	AGAINST	ABSTAIN

Date: ___________________________, 2022

Signature

Signature (if jointly held)

Title(s)

Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.